                                                                  EXECUTION COPY


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.,
                                   DEPOSITOR,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                MASTER SERVICER,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                SPECIAL SERVICER,

                                       AND

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                     TRUSTEE

                         POOLING AND SERVICING AGREEMENT


                          DATED AS OF FEBRUARY 1, 2002

                  --------------------------------------------

                                  $710,075,789
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C1

         This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of February 1, 2002, among GMAC COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, GMAC COMMERCIAL MORTGAGE CORPORATION, as Master Servicer, GMAC COMMERCIAL MORTGAGE CORPORATION, as Special Servicer and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee.

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell the Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund to be created hereunder, the primary assets of which will be the Mortgage Loans. The aggregate of the initial Cut-off Date Principal Balances of the Mortgage Loans is approximately $710,057,789.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (exclusive of that portion of interest payments thereon that constitute Excess Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. With respect to each Mortgage Loan, there shall be a corresponding REMIC I Regular Interest. The designation for each such REMIC I Regular Interest shall be the loan number for the related Mortgage Loan set forth on the schedule attached hereto as Schedule I. The REMIC I Remittance Rate (as defined herein) and the initial Uncertificated Principal Balance of each such REMIC I Regular Interest shall be based on the Net Mortgage Rate as of the Cut-off Date and the Cut-off Date Principal Balance, respectively, for the related Mortgage Loan. Determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each such REMIC I Regular Interest shall be the first Distribution Date that follows the Stated Maturity Date for the related Mortgage Loan. None of the REMIC I Regular Interests will be certificated.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, REMIC II Remittance Rate and the initial Uncertificated Principal Balance for each of the REMIC II Regular Interests. Determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each REMIC II Regular Interest shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity. None of the REMIC II Regular Interests will be certificated.

                                         REMIC II         INITIAL UNCERTIFICATED
      DESIGNATION                     REMITTANCE RATE        PRINCIPAL BALANCE
      -----------                     ---------------        -----------------
LA-1..............................      Variable (*)            $144,484,000
LA-2-1............................      Variable (*)             $76,410,000
LA-2-2............................      Variable (*)            $329,400,000
LB................................      Variable (*)             $29,290,000
LC................................      Variable (*)              $9,763,000
LD................................      Variable (*)             $15,977,000
LE................................      Variable (*)              $8,875,000
LF................................      Variable (*)             $12,426,000
LG................................      Variable (*)             $10,651,000
LH................................      Variable (*)              $8,876,000
LJ................................      Variable (*)             $14,201,000
LK................................      Variable (*)             $12,426,000
LL................................      Variable (*)              $5,326,000
LM................................      Variable (*)              $5,325,000
LN................................      Variable (*)              $7,988,000
LO................................      Variable (*)              $3,551,000
LP................................      Variable (*)             $15,088,789

* Calculated in accordance with the definition of "REMIC II Remittance Rate."

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate and initial Class Principal Balance for each of the Classes of REMIC III Regular Certificates. Determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of REMIC III Regular Certificates shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity.


                              CERTIFICATE                   INITIAL CLASS
DESIGNATION                PASS-THROUGH RATE              PRINCIPAL BALANCE
-----------                -----------------              -----------------
Class X-1                        N/A(1)                              N/A(2)
Class X-2                        N/A(1)                              N/A(3)
Class A-1                      5.785%(4)                       $144,484,000
Class A-2                      6.278%(4)                       $405,810,000
Class B                        6.453%(5)                        $29,290,000
Class C                        6.551%(5)                         $9,763,000
Class D                        6.659%(5)                        $15,977,000
Class E                        6.787%(5)                         $8,875,000
Class F                        6.944%(5)                        $12,426,000
Class G                        6.971%(5)                        $10,651,000
Class H                        7.2113%(6)                        $8,876,000
Class J                        6.089%(5)                        $14,201,000
Class K                        6.089%(5)                        $12,426,000
Class L                        6.089%(5)                         $5,326,000
Class M                        6.089%(5)                         $5,325,000
Class N                        6.089%(5)                         $7,988,000
Class O                        6.089%(5)                         $3,551,000
Class P                        6.089%(5)                        $15,088,789

------------------
    (1) The Pass-Through Rate for each of the Class X-1 and Class X-2 Certificates as described herein.

    (2) The Class X-1 Certificates will have an original Notional Amount of $710,057,789. The Class X-1 Certificates will not have a Certificate Principal Balance and will not be entitled to any distribution of certificate principal.

    (3) The Class X-2 Certificates will have an original Notional Amount of $416,382,000. The Class X-2 Certificates will not have a Certificate Principal Balance and will not be entitled to any distribution of certificate principal.

    (4)  Initial Pass-Through Rate. The Pass-Through Rate is a fixed rate.

    (5) Initial Pass-Through Rate. The Pass-Through Rate will be the lesser of the indicated fixed rate or the Weighted Average Net Mortgage Rate.

    (6) Initial Pass-Through Rate. The Pass-Through Rate will be the Weighted Average Net Mortgage Rate less 0.07%.

         As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of REMIC I, REMIC II or REMIC III.

         The Mortgaged Property that secures the Mesa Grande Mortgage Loan also secures a separate pari passu mortgage loan to the same Mortgagor (the "Companion Loan"). As and to the extent provided herein, the Companion Loan will be serviced and administered in accordance with this Agreement. Amounts attributable to the Companion Loan will not be an asset of the Trust Fund, REMIC I, REMIC II or REMIC III and will be beneficially owned by the Companion Lender.

         Capitalized terms used in this Preliminary Statement are defined in
Article I hereof.

         In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01. Defined Terms.

         Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         "Accrued Certificate Interest": With respect to any Class of REMIC III Regular Certificates (other than the Class X Certificates) for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date. With respect to the Class X-1 and Class X-2 Certificates for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Class X-1 Pass-Through Rate or the Class X-2 Pass Through Rate, as applicable,

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for such Distribution Date, accrued on the Class X-1 Notional Amount or the
Class X-2 Notional Amount, as applicable, outstanding immediately prior to such Distribution Date.

         "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulation Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

         "Additional Information": As defined in Section 4.02(a).

         "Additional Servicing Fee": With respect to each Additional Servicing Fee Mortgage Loan, the fee provided for in the Designated Sub-Servicer Agreement (which may be comprised of a designated sub-servicing fee and an additional sub-servicing fee) that accrues at the rate per annum set forth on the Additional Servicing Fee Schedule.

         "Additional Servicing Fee Schedule": Exhibit L hereto.

         "Additional Servicing Fee Mortgage Loans": The Mortgage Loans secured by and any successor REO Mortgage Loans relating to those Mortgaged Properties identified on the Additional Servicing Fee Schedule.

         "Additional Trust Fund Expense": Any unanticipated expense within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(iii) experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the REMIC III Regular Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

         "Adjustable Rate Mortgage Loan": A Mortgage Loan as to which the related Mortgage Note provides, as of the Closing Date, for periodic adjustments to the Mortgage Rate thereon based on changes in the related Index.

         "Advance": Any Delinquency Advance or Servicing Advance.

         "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, all in accordance with Section 3.11(f) or
Section 4.03(d), as applicable.

         "Adverse Grantor Trust Event": As defined in Section 10.03(e).

         "Adverse REMIC Event": As defined in Section 10.01(f).

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Anticipated Repayment Date": With respect to any ARD Loan, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.

         "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (a) the laws of the State and City of New York, (b) the laws of the states in which the Corporate Trust Office of the Trustee and the Primary Servicing Offices of the Master Servicer and the Special Servicer are located,
(c) other state or local law as to which the Trustee as the REMIC administrator has actual knowledge of applicability and (d) such other state or local law whose applicability shall have been brought to the attention of the Trustee as REMIC administrator by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

         "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required or permitted to be performed pursuant to the terms of this Agreement, either: (i) a narrative appraisal complying with USPAP conducted by a Qualified Appraiser in the case of Mortgage Loans, the Companion Loan or any REO Loans with a Stated Principal Balance as of the date of such appraisal of greater than $1,000,000; or (ii) a limited appraisal and a summary report of the "market value" of the Mortgaged Property conducted by a Qualified Appraiser in the case of Mortgage Loans, the Companion Loan or any REO Loans with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less.

         "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (as calculated on the Determination Date immediately succeeding the date on which the most recent relevant Appraisal was obtained by the Master Servicer or the Special Servicer, as the case may be, pursuant to this Agreement) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Mortgage Rate, (iii) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (iv) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, net of any Escrow Payments, letters of credit or other reserves held by the Master Servicer or the Special Servicer with respect to any such item, over (b) 90% of an amount equal to (i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by such Appraisal referred to in the parenthetical above, net of (ii) the amount of any liens on such property (not accounted for in clause (a)(iv) of this definition or taken into account in determining such Appraised Value) that are prior to the lien of the Required Appraisal Loan. Notwithstanding the foregoing, if an Appraisal is not obtained within 120 days following the earliest of the dates described in Section 3.20(d) (which, in the case of Section 3.20(d)(ii), shall be the date of the occurrence of an uncured delinquency in Monthly Payments), then until such Appraisal is obtained the Appraisal Reduction Amount will equal 25% of the Stated Principal Balance of the related Required Appraisal Loan; provided that, upon receipt of an Appraisal, however, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with this definition without regard to this sentence. For purposes of calculating any Appraisal Reduction Amount with respect to the Mesa Grande Mortgage Loan and the Companion Loan, the Appraised Value of the related Mortgaged Property shall be allocated pro rata between the Mesa Grande Mortgage Loan and the Companion Loan according to the respective Stated Principal Balances of such loans.

         "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent Appraisal obtained pursuant to this Agreement.

         "ARD Loan": Any Mortgage Loan that is designated as such in the Mortgage Loan Schedule.

         "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents, security deposits and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

         "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Balloon Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date therefor as of which such Balloon Mortgage Loan (or in the case of the Companion Loan, the Mesa Grande Mortgage Loan) remains outstanding and part of the Trust Fund, if no Monthly Payment (other than the related Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof for the Stated Maturity Date and each such subsequent Due Date equal to the Monthly Payment (exclusive of any Excess Interest) that would have been due in respect of such Balloon Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property (or, in the case of the Companion Loan, the REO Property relating to the Mesa Grande Mortgage Loan) remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment) exclusive of any Excess Interest that was due (or deemed due) in respect of the related Mortgage Loan for the last Due Date prior to its becoming an REO Loan.

         "Available Certificate Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the aggregate amount relating to the Trust Fund on deposit in the Mortgage Loan Subaccount and the Certificate Distribution Account as of the close of business on the related Determination Date, (ii) the aggregate amount of any Delinquency Advances made by the Master Servicer or the Trustee for such Distribution Date pursuant to
Section 4.03, (iii) the aggregate of any Compensating Interest Payments made by the

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

Master Servicer for such Distribution Date pursuant to Section 3.20 (excluding any Compensating Interest Payments made with respect to the Companion Loan),
(iv) in the case of the Final Distribution Date, the aggregate of any Liquidation Proceeds paid by the Master Servicer or the Depositor in connection with a purchase of all the Mortgage Loans and any REO Properties (excluding any such amounts allocable to the Companion Loan, pursuant to the Co-Lender Agreement) pursuant to Section 9.01, (v) with respect to the Distribution Date occurring in March of each calendar year, the Withheld Amounts with respect to the Interest Reserve Loans deposited in the Interest Reserve Account by the Trustee in January and/or February of such calendar year in accordance with
Section 3.04(h) and (vi) with respect to any Late Due Date Mortgage Loan, the Monthly Payment (other than any Balloon Payment) due in the same calendar month as such Distribution Date and received on or before its Due Date, net of (b) the aggregate portion of the amount described in clause (a) hereof that represents one or more of the following: (i) Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) - (v), inclusive, of Section 3.04(b) that are allocable to the Companion Loan or from the Mortgage Loan Subaccount pursuant to clauses
(ii) - (xvii), inclusive, of Section 3.05(b), (iii) any amounts payable or reimbursable to any Person from the Certificate Distribution Account pursuant to clauses (ii) - (vii), inclusive, of Section 3.05(d), (iv) Prepayment Premiums and Excess Interest, (v) any amounts deposited in the Mortgage Loan Subaccount or the Certificate Distribution Account, as the case may be, in error, and (vi) with respect to the Distribution Date occurring in (A) January of each calendar year that is not a leap year and (B) February of each calendar year, the Withheld Amounts with respect to the Interest Reserve Loans deposited in the Interest Reserve Account by the Trustee with respect to such Distribution Date in accordance with Section 3.04(h). Notwithstanding the investment of funds held in the Mortgage Loan Subaccount or the Certificate Distribution Account pursuant to Section 3.06, for purposes of calculating the Available Certificate Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

         "Available Companion Loan Distribution Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) the sum of (i) the aggregate amount relating to the Companion Loan on deposit in the Companion Loan Subaccount as of the close of business on the related Determination Date and
(ii) in the event that the Companion Loan is included in a Securitization, the aggregate of any Compensating Interest Payments made by the Master Servicer with respect to the Companion Loan for such Distribution Date pursuant to Section 3.20, net of (b) the aggregate portion of the amount described in clause (a) hereof that represents one or more of the following: (i) Monthly Payments paid by the Mortgagor that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) - (v), inclusive, of Section 3.04(b) that are allocable to the Companion Loan or from the Companion Loan Subaccount pursuant to clauses (ii) - (xvii), inclusive, of Section 3.05(a), and
(iii) any amounts deposited in the Companion Loan Subaccount in error. Notwithstanding the investment of funds held in the Companion Loan Subaccount pursuant to Section 3.06, for purposes of calculating the Available Companion Loan Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

         "Balloon Mortgage Loan": Any Mortgage Loan or Companion Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

         "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan or Companion Loan.

         "Balloon Payment Interest Excess": With respect to any Balloon Mortgage Loan as to which the Stated Maturity Date occurs in the same Collection Period as the prior Due Date for such Balloon Mortgage Loan, and as to which the related Balloon Payment is paid during such Collection Period after such prior Due Date, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) accrued on such Balloon Mortgage Loan from such prior Due Date to, but not including, the date the related Balloon Payment is paid, to the extent such interest is actually paid by the related Mortgagor in connection with the payment of the related Balloon Payment on or before such Stated Maturity Date.

         "Balloon Payment Interest Shortfall": With respect to any Balloon Mortgage Loan as to which the Stated Maturity Date occurs after the Determination Date in any calendar month, and as to which the related Balloon Payment was made during the Collection Period in which such Stated Maturity Date occurs, the amount of interest that would have accrued on such Balloon Mortgage Loan at the related Net Mortgage Rate from such Stated Maturity Date to but not including the date that (but for the occurrence of such Stated Maturity Date) would otherwise have been the next succeeding scheduled Due Date, to the extent not paid by the related Mortgagor.

         "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

         "Bloomberg": As defined in Section 4.02(a).

         "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

         "Borrower Recoveries": With respect to any Mortgage Loan or the Companion Loan, amounts other than Monthly Payments, Balloon Payments or Late Collections received from the related Mortgagor as reimbursement or recoveries of expenditures made by any of the Master Servicer, the Special Servicer or the Trustee.

         "Breach": As defined in Section 2.03(a).

         "Broker Strip Amount": With respect to each Broker Strip Loan, the portion of the Servicing Fee equal to, with respect to the Mortgage Loans identified on the Broker Strip Schedule, the rate per annum identified on the Broker Strip Schedule, of the Stated Principal Balance of the related Mortgage Loan, calculated for the same number of days and on the same basis as the Servicing Fee Rate. The Mortgage Rate set forth for each Broker Strip Loan on the Mortgage Loan Schedule is net of such Broker Strip Amount.

         "Broker Strip Schedule": Schedule IX hereto.

         "Broker Strip Loans": The Mortgage Loans identified on the Broker Strip Schedule.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, and the cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer and the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

         "Cash Collateral Account": With respect to any Mortgage Loan or Companion Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage Loan or Companion Loan, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the Mortgage Loan Seller's interest in the Mortgage Loans or for the benefit of the Companion Lender, as the case may be. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan or Companion Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. To the extent not otherwise required to be paid to the applicable Mortgagor under the terms of the related Mortgage Loan or Companion Loan, the Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Collection Account (any withdrawal with respect to the Companion Loan to be deposited in the Companion Loan Subaccount). To the extent not inconsistent with the terms of the related Mortgage Loan or Companion Loan, each such Cash Collateral Account shall be an Eligible Account.

         "Cash Collateral Account Agreement": With respect to any Mortgage Loan or the Companion Loan, the cash collateral account agreement, if any, between the originator of such Mortgage Loan and the related Mortgagor, pursuant to which the related Cash Collateral Account, if any, may have been established.

         "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate": Any one of the Depositor's Mortgage Pass-Through Certificates, Series 2002-C1, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

         "Certificate Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(e) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, National Association, as Trustee, in trust for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C1." Any such account or accounts shall be an Eligible Account.

         "Certificate Factor": With respect to any Class of REMIC III Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance or the Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or the Initial Class Notional Amount, as the case may be.

         "Certificate Notional Amount": With respect to any Class X-1 or Class X-2 Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class X-1 or Class X-2 Certificates, as applicable.

         "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Principal Balance": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

         "Certificate Principal Distribution Amount": With respect to any Distribution Date, the aggregate of (i) the Current Certificate Principal Distribution Amount for such Distribution Date and (ii) if such Distribution Date is after the initial Distribution Date, the excess, if any, of the Certificate Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Certificate Principal Distribution Amount on the preceding Distribution Date.

         "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Master Servicer, the Special Servicer, the Trustee, the Depositor or any Affiliate of either shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 11.01. The Trustee shall be entitled to request and rely upon a certificate of the Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or

"Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register as of the related Record Date.

         "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

         "Class A Certificate": Any one of the Class A-1 or Class A-2 Certificates.

         "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class O Certificate": Any one of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class P Certificate": Any one of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class LA-1 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1 Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-1 outstanding from time to time.

         "Class LA-2-1 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-1 Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-2-1 outstanding from time to time.

         "Class LA-2-2 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-2 Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-2-2 outstanding from time to time.

         "Class LB Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LB Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LB outstanding from time to time.

         "Class LC Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LC Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LC outstanding from time to time.

         "Class LD Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LD Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LD outstanding from time to time.

         "Class LE Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LE Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LE outstanding from time to time.

         "Class LF Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LF Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LF outstanding from time to time.

         "Class LG Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LG Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LG outstanding from time to time.

         "Class LH Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LH Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LH outstanding from time to time.

         "Class LJ Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LJ Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LJ outstanding from time to time.

         "Class LK Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LK Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LK outstanding from time to time.

         "Class LL Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LL Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LL outstanding from time to time.

         "Class LM Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LM Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LM outstanding from time to time.

         "Class LN Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LN Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LN outstanding from time to time.

         "Class LO Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LO Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LO outstanding from time to time.

         "Class LP Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LP Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LP outstanding from time to time.

         "Class LA-1 Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1 Pass-Through Rate.

         "Class LA-2-1 Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-2 Pass-Through Rate.

         "Class LA-2-2 Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LA-2-2 Component Class X-1 Strip Rate for such Distribution Date and the Class LA-2-2 Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-2-2 Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-2-2 Component Class X-2 Strip Rate and the Class A-2 Pass-Through Rate for such Distribution Date.

         "Class LA-2-2 Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule VIII hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-2 Pass-Through Rate for such Distribution Date.

         "Class LB Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LB Component Class X-1 Strip Rate for such Distribution Date and the Class LB Component Class X-2 Strip Rate for such Distribution Date.

         "Class LB Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LB Component Class X-2 Strip Rate and the Class B Pass-Through Rate for such Distribution Date.

         "Class LB Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule VIII hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class B Pass-Through Rate for such Distribution Date.

         "Class LC Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LC Component Class X-1 Strip Rate for such Distribution Date and the Class LC Component Class X-2 Strip Rate for such Distribution Date.

         "Class LC Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LC Component Class X-2 Strip Rate and the Class C Pass-Through Rate for such Distribution Date.

         "Class LC Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule VIII hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class C Pass-Through Rate for such Distribution Date.

         "Class LD Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LD Component Class X-1 Strip Rate for such Distribution Date and the Class LD Component Class X-2 Strip Rate for such Distribution Date.

         "Class LD Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LD Component Class X-2 Strip Rate and the Class D Pass-Through Rate for such Distribution Date.

         "Class LD Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule VIII hereto or (y) the Weighted Average Net Mortgage

Rate for such Distribution Date exceeds (ii) the Class D Pass-Through Rate for such Distribution Date.

         "Class LE Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LE Component Class X-1 Strip Rate for such Distribution Date and the Class LE Component Class X-2 Strip Rate for such Distribution Date.

         "Class LE Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LE Component Class X-2 Strip Rate and the Class E Pass-Through Rate for such Distribution Date.

         "Class LE Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule VIII hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class E Pass-Through Rate for such Distribution Date.

         "Class LF Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LF Component Class X-1 Strip Rate for such Distribution Date and the Class LF Component Class X-2 Strip Rate for such Distribution Date.

         "Class LF Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF Component Class X-2 Strip Rate and the Class F Pass-Through Rate for such Distribution Date.

         "Class LF Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule VIII hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class F Pass-Through Rate for such Distribution Date.

         "Class LG Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LG Component Class X-1 Strip Rate for such Distribution Date and the Class LG Component Class X-2 Strip Rate for such Distribution Date.

         "Class LG Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LG Component Class X-2 Strip Rate and the Class G Pass-Through Rate for such Distribution Date.

         "Class LG Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule VIII hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class G Pass-Through Rate for such Distribution Date.

         "Class LH Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class H Pass-Through Rate for such Distribution Date.

         "Class LJ Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class J Pass-Through Rate for such Distribution Date.

         "Class LK Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class K Pass-Through Rate for such Distribution Date.

         "Class LL Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class L Pass-Through Rate for such Distribution Date.

         "Class LM Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class M Pass-Through Rate for such Distribution Date.

         "Class LN Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class N Pass-Through Rate for such Distribution Date.

         "Class LO Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class O Pass-Through Rate for such Distribution Date.

         "Class LP Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class P Pass-Through Rate for such Distribution Date.

         "Class Notional Amount": The Class X-1 Notional Amount or the Class X-2 Notional Amount, as applicable.

         "Class Principal Balance": The aggregate principal amount of any Class of Principal Balance Certificates outstanding as of any date of determination. On each Distribution Date, the Class Principal Balance of each Class of the Principal Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01(c) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(c).

         "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

         "Class R-I Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-I Certificates on such date after all REMIC I Regular Interests have been paid in full.

         "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

         "Class R-II Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-II Certificates on such date after all REMIC II Regular Interests have been paid in full.

         "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

         "Class R-III Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-III Certificates on such date after all REMIC III Regular Certificates have been paid in full.

         "Class X Certificate": Any of the Class X-1 or the Class X-2 Certificates.

         "Class X-1 Certificate": Any one of the Certificates with a "Class X-1" designation on the face thereof, substantially in the form of Exhibit-A-1, evidencing "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class X-2 Certificate": Any one of the Certificates with a "Class X-2" designation on the face thereof, substantially in the form of Exhibit A-2, evidencing "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class X Component": Any of the seventeen (17) components constituting "regular interests" in REMIC III for purposes of the REMIC Provisions. Such components are identified as Class LA-1, LA-2-1, LA-2-2, LB, LC, LD, LE, LF, LG, LH, LJ, LK, LL, LM, LN, LO and LP Components.

         "Class X-1 Component": As to the Class X-1 Certificates, any one of the Class X Components applicable to such Class set forth under the definition of "REMIC II Regular Interests".

         "Class X-2 Component": As to the Class X-2 Certificates, any one of the Class X Components applicable to such Class set forth under the definition of "REMIC II Regular Interests".

         "Class X-1 Notional Amount": The aggregate notional principal amount on which the Class X-1 Certificates accrue interest from time to time which, as of any date of determination, is equal to the then aggregate Uncertificated Principal Balances of REMIC

Regular Interests LA-1, LA-2-1, LA-2-2, LB, LC, LD, LE, LF, LG, LH, LJ, LK, LL, LM, LN, LO and LP.

         "Class X-2 Notional Amount": The aggregate notional principal amount on which the Class X-2 Certificates accrue interest from time to time which, as of any date of determination on or before the February 2009 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC Regular Interests LA-2-2, LB, LC, LD, LE, LF and LG, and as of any date of determination after the February 2009 Distribution Date, is equal to zero.

         "Class X-1 Pass-Through Rate": With respect to the Class X-1 Certificates,

         (1) for the initial Distribution Date, 0.5383% per annum;

         (2) for any Distribution Date thereafter, through and including the February 2009 Distribution Date, (a) the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of (x) the products of (I) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-1, LA-2-1, LH, LJ, LK, LL, LM, LN, LO and LP immediately prior to such Distribution Date and (II) the related Component Rate for such Distribution Date and (y) the products of (A) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-2-2, LB, LC, LD, LE, LF and LG immediately prior to such Distribution Date and (B) the related Component Class X-1 Strip Rate by (ii) the Class X-1 Notional Amount; and

         (3) for any Distribution Date subsequent to the February 2009 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (x) the Uncertificated Principal Balance of each Class of REMIC Regular II Interest immediately prior to such Distribution Date and (y) the related Component Rate for such Distribution Date by (ii) the Class X-1 Notional Amount;

         "Class X-2 Pass-Through Rate": With respect to the Class X-2 Certificates,

         (1) for the initial Distribution Date, 0.8914% per annum;

         (2) for any Distribution Date thereafter, through and including the February 2009 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (x) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-2-2, LB, LC, LD, LE, LF and LG immediately prior to such Distribution Date and (y) the related Component Class X-2 Strip Rate for such Distribution Date by (ii) the Class X-2 Notional Amount; and

         (3) for any Distribution Date subsequent to the February 2009 Distribution Date, 0% per annum.

         "Closing Date": February 5, 2002.

         "CMSA Financial File": The monthly, quarterly, semi-annual or annual report, as the case may be, in the "CMSA Financial File" format substantially containing the information called for therein for each Mortgage Loan, as applicable, the form of which is attached as Exhibit M.

         "CMSA NOI Adjustment Worksheet": As defined in Section 4.02(b)(2).

         "CMSA Operating Statement Report": As defined in Section 4.02(b)(1).

         "CMSA Periodic Loan File": The monthly report in the "CMSA periodic loan file" format containing such information for the Mortgage Loans as may be reasonably requested by the Depositor, which report shall be substantially in the form attached hereto as Exhibit J.

         "CMSA Property File Report": The monthly report in the "CMSA property file" format containing the information called for therein for each Mortgaged Property, the form of which is attached hereto as Exhibit N, which for each Distribution Date shall set forth certain information set forth therein as of the end of the preceding calendar month.

         "Code": The Internal Revenue Code of 1986, as amended.

         "Co-Lender Agreement": The Co-Lender Agreement, dated as of February 1, 2002, by and among the Trustee, the Master Servicer and Goldman Sachs Mortgage Company, as Companion Lender, relating to the Mesa Grande Mortgage Loan and the Companion Loan.

         "Collection Account": The custodial account or accounts created and maintained pursuant to Section 3.04(a) in the name of the Master Servicer, as custodian for the Holders of the Certificates and the Companion Lender, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in
Section 3.04(a) shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         "Collection Period": With respect to any Distribution Date and any Mortgage Loan or the Companion Loan, the period commencing immediately following the prior such period (or, in the case of the initial Collection Period, commencing immediately following the Cut-off Date for such Mortgage Loan or Companion Loan) and ending on and including the related Determination Date.

         "Collection Report": The monthly report to be prepared by the Master Servicer and delivered to the Trustee and the Depositor pursuant to Section 4.02(b).

         "Commission": The Securities and Exchange Commission.

         "Companion Lender": Goldman Sachs Mortgage Company, as holder of the Companion Loan, or any successor or assignee thereof pursuant to the Co-Lender Agreement.

         "Companion Loan": As defined in the Preliminary Statement.

         "Companion Loan File": A copy of the Mortgage Note in the amount of $14,500,000 pertaining to the Companion Loan and any of the Mortgage File for the Mesa Grande Loan which relates to the Companion Loan.

         "Companion Loan Subaccount": The subaccount of the Collection Account relating to the Companion Loan, which subaccount is created and maintained pursuant to Section 3.04(a) and held on behalf of the Companion Lender. Amounts in the Companion Loan Subaccount do not constitute assets of the Trust Fund or REMIC I, REMIC II or REMIC III and will be beneficially owned by the Companion Lender.

         "Comparative Financial Status Report": As defined in Section 4.02(b).

         "Compensating Interest Payments": Any payment required to be made by the Master Servicer pursuant to Section 3.20(f) to cover Prepayment Interest Shortfalls or Section 3.20(e) to cover Balloon Payment Interest Shortfalls.

         "Component Class X-1 Strip Rate": As to each of the Class LA-2-2, LB, LC, LD, LE, LF and LG Components, the Class LA-2-2 Component Class X-1 Strip Rate, the Class LB Component Class X-1 Strip Rate, the Class LC Component Class X-1 Strip Rate, the Class LD Component Class X-1 Strip Rate, the Class LE Component Class X-1 Strip Rate, the Class LF Component Class X-1 Strip Rate or the Class LG Component Class X-1 Strip Rate, as applicable.

         "Component Class X-2 Strip Rate": As to each of the Class LA-2-2, LB, LC, LD, LE, LF and LG Components, the Class LA-2-2 Component Class X-2 Strip Rate, the Class LB Component Class X-2 Strip Rate, the Class LC Component Class X-2 Strip Rate, the Class LD Component Class X-2 Strip Rate, the Class LE Component Class X-2 Strip Rate, the Class LF Component Class X-2 Strip Rate or the Class LG Component Class X-2 Strip Rate, as applicable.

         "Component Rate": As to each of the Class X Components, the rate reflected in the definition for such component herein.

         "Controlling Class": As of any date of determination, the outstanding Class of Principal Balance Certificates with the lowest Payment Priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Principal Balance Certificates outstanding has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Principal Balance Certificates with the lowest Payment Priority). Initially, the Controlling Class will consist of the Class P Certificates.

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located for Certificate transfer purposes at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS) - GMAC Commercial Mortgage Securities, Inc. Series 2002-C1, and for all other purposes at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services (CMBS) - GMAC Commercial Mortgage Securities, Inc. Series 2002-C1.

         "Corrected Mortgage Loan": Any Mortgage Loan or Companion Loan (and each related Cross-Collateralized Mortgage Loan) that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or Companion Loan or a related Mortgaged Property becoming an REO Property).

         "CPR": An assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

         "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Master Servicer or Special Servicer and relating to the origination and servicing of any Mortgage Loan or the Companion Loan.

         "Credit Lease": With respect to each Credit Lease Loan, the lease agreement between the Mortgagor as lessor and the Tenant as lessee of the related Mortgage Property.

         "Credit Lease Loan": Each Mortgage Loan that is identified as a "Credit Lease Loan" on the Mortgage Loan Schedule.

         "Cross-Collateralized Mortgage Loans": Any two or more Mortgage Loans listed on the Mortgage Loan Schedule that are cross-collateralized with each other.

         "Current Certificate Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate of the following (without duplication):

         (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any related REO Loans for their respective Due Dates occurring during the same calendar month as such Distribution Date;

         (b) all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

         (c) with respect to any Balloon Mortgage Loan (other than the Companion
Loan) as to which the related Stated Maturity Date occurred or any ARD Loan as to which the related Anticipated Repayment Date occurred, during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered;

         (d) that portion of all Liquidation Proceeds (exclusive of any Excess Liquidation Proceeds) and Insurance Proceeds received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered; and

         (e) that portion of all Liquidation Proceeds (exclusive of any Excess Liquidation Proceeds), Insurance Proceeds and REO Revenues received on or in respect of any REO Properties (other than such proceeds or revenues allocable to the Companion Loan pursuant to the Co-Lender Agreement) during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans (other than any such recoveries allocable to the Companion Loan under the Co-Lender Agreement), in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the related Mortgage Loan on a Due Date during or prior to same calendar month as such Distribution Date and not previously recovered.

         "Current Ratings Report". A report or reports as is contemplated on Exhibit H hereto, as of a date no earlier than three Business Days prior to the related Determination Date, setting forth: (i) the publicly available corporate credit rating of Standard & Poor's and the long term debt rating of Moody's for such Tenant and any Guarantor as of that date, (ii) the publicly available corporate credit rating of Standard & Poor's and the long term debt rating of Moody's for such Tenant or Guarantor included in the report prepared pursuant to this paragraph for the immediately preceding Determination Date (except for the first Determination Date), and (iii) whether such Tenant or Guarantor has been placed on credit watch by Standard & Poor's or on review by Moody's.

         "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files and the Companion Loan File, which Person shall not be the Depositor, any Mortgage Loan Seller or an Affiliate of any of them. The Trustee shall act as the initial Custodian.

         "Cut-off Date": With respect to any Mortgage Loan or the Companion Loan, the Due Date for such Mortgage Loan or Companion Loan in February 2002.

         "Cut-off Date Principal Balance": With respect to any Mortgage Loan or the Companion Loan, the outstanding principal balance of such Mortgage Loan or Companion Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

         "Debt Service Coverage Ratio": With respect to any Mortgage Loan or the Companion Loan (or group of Cross-Collateralized Mortgage Loans) for any specified period, the debt service coverage ratio calculated in accordance with
Exhibit I using the methodologies set forth in Exhibit F.

         "Default Interest": With respect to any Mortgage Loan or the Companion Loan (or related REO Loan), any amounts collected thereon, other than interest at the Revised Rate accrued on any ARD Loan after its Anticipated Repayment Date, late payment charges and Prepayment Premiums, that represent penalty interest in excess of interest on the principal balance of such Mortgage Loan or Companion Loan (or REO Loan) accrued at the related Mortgage Rate.

         "Defaulted Mortgage Loan": A Mortgage Loan or Companion Loan that is delinquent in an amount equal to at least two Monthly Payments or is delinquent thirty days or more in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

         "Defaulting Party": As defined in Section 7.01(b).

         "Defeasance Collateral": Noncallable government obligations of (or non-callable obligations, fully guaranteed as to timely payment by) the United States of America, as are permitted under the terms of a Mortgage Note or related Mortgage Loan documents or Companion Loan documents, but only if such obligations or assets constitute "government securities" under the defeasance rule of the REMIC Provisions.

         "Defeasance Loan": Each of the Companion Loan and any Mortgage Loan that is designated as such on the Mortgage Loan Schedule.

         "Defeasance Option": The right of a Mortgagor, pursuant to the terms of the related Mortgage Note or related Mortgage Loan or Companion Loan documents, to obtain a release of any portion of the related Mortgaged Property from the lien of the related Mortgages upon the pledge to the Trustee of Defeasance Collateral.

         "Defect": As defined in Section 2.02(e).

         "Definitive Certificate": As defined in Section 5.03(a).

         "Deleted Mortgage Loan": A Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

         "Delinquency Advance": As to any Mortgage Loan or related REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

         "Delinquency Advance Date": The Business Day preceding each Distribution Date.

         "Delinquent Loan Status Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, were (i) delinquent 30-59 days,
(ii) delinquent 60-89 days, (iii) delinquent 90 days or more, (iv) current but specially serviced, (v) in foreclosure but as to which the related

Mortgaged Property had not become REO Property, or (vi) related to Mortgaged Property which had become REO Property, together with such additional information in respect of each such Mortgage Loan as is contemplated on Exhibit H hereto.

         "Depositor": GMAC Commercial Mortgage Securities, Inc. or its successor in interest.

         "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Designated Sub-Servicer": Any Sub-Servicer set forth on the Additional Servicing Fee Schedule and any successor thereto under the related Designated Sub-Servicer Agreement.

         "Designated Sub-Servicer Agreement": With respect to any Additional Servicing Fee Mortgage Loan, the agreement among the Master Servicer, the applicable Designated Sub-Servicer and Archon Financial, L.P. pursuant to which the Designated Sub-Servicer agrees to service the Additional Servicing Fee Mortgage Loans.

         "Determination Date": With respect to any Distribution Date, the 5th day of the month in which such Distribution Date occurs, or if such 5th day is not a Business Day, the Business Day immediately following.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs (of the type that would be deductible under Code Section 162) or capital expenditures with respect to such REO Property.

         "Discount Rate": With respect to each Mortgage Loan as to which there has been a prepayment during a Collection Period and for which a Prepayment Premium is collected, the yield (compounded monthly) for "This Week" as reported by the Federal Reserve Board in

Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Anticipated Repayment Date, in the case of an ARD Loan, or the Maturity Date, in the case of each other Mortgage Loan, of such Mortgage Loan as of the related Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the Maturity Date or Anticipated Repayment Date, as applicable, of the applicable Mortgage Loan, then the Discount Rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such Maturity Date or Anticipated Repayment Date, as the case may be.

         "Discount Rate Fraction": With respect to the distribution of any Prepayment Premium received with respect to any Mortgage Loan to the Holders of any Class of Principal Balance Certificates on any Distribution Date, a fraction (not greater than 1.0 or less than zero), (a) the numerator of which is equal to the excess, if any, of (x) the Pass-Through Rate for such Class of Certificates over (y) the relevant Discount Rate and (b) the denominator of which is equal to the excess, if any, of (x) the Mortgage Rate of the related Mortgage Loan over
(y) the relevant Discount Rate.

         "Distributable Certificate Interest": With respect to any Class of REMIC III Regular Certificates, for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such Class of Certificates as set forth below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated on such Distribution Date among the REMIC III Regular Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for such Classes of Certificates for such Distribution Date.

         "Distribution Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following, commencing in March 2002.

         "Distribution Date Statement": As defined in Section 4.02(a).

         "Due Date": With respect to (i) any Mortgage Loan or the Companion Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due; (ii) any Balloon Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan or Companion Loan had been scheduled to be first due; and
(iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan or Companion Loan had been scheduled to be first due.

         "Eligible Account": An account or subaccount that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least (x) A-1 by Standard & Poor's and (y) P-1 by Moody's, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least (x) AA- by Standard & Poor's and (y) Aa3 by Moody's, if the deposits are to be held in the account more than 30 days, or (ii) a segregated trust account or accounts maintained in the trust department of the

Trustee or other financial institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by written confirmation from such Rating Agency to the effect that use of any such account as the Collection Account or the Certificate Distribution Account would not result in the downgrade, qualification or withdrawal of the rating then assigned to any Class of Certificates by such Rating Agency.

         "Emergency Advance": Any Servicing Advance that must be made within five Business Days by the Special Servicer in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund or the Companion Lender.

         "Environmental Assessment": A "Phase I assessment" conducted in accordance with ASTM Standard E 1527-93 or any successor thereto published by ASTM.

         "Environmental Policy": Collectively, the Secured Creditor Impaired Property Policies (Portfolio) issued by American International Specialty Lines Insurance Company or Commerce & Industry Insurance Company, as the case may be, with respect to the Mortgaged Properties listed on Schedule IV.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

         "Event of Default": One or more of the events described in Section 7.01(a).

         "Excess Interest": With respect to each of the ARD Loans, interest accrued on such ARD Loan and allocable to the Excess Rate and, except to the extent limited by applicable law, interest accrued at the Revised Rate on any such accrued interest that is unpaid. The Excess Interest is an asset of the Trust Fund which is a Grantor Trust Asset not held in REMIC I, REMIC II or REMIC III.

         "Excess Liquidation Proceeds": With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property net of any related Liquidation Expenses, over (ii) the amount that would have been received if a Principal Payment in full had been made with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received.

         "Excess Liquidation Proceeds Reserve Account": The segregated account or subaccount created and maintained by the Trustee pursuant to Section 3.04(g) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, National Association, as Trustee, in trust for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C1 -- Excess Liquidation Proceeds Reserve Account." Any such account shall be an Eligible Account.

         "Excess Rate": With respect to each ARD Loan after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over
(ii) the applicable initial Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

         "Exchange Act": The Securities Exchange Act of 1934, as amended.

         "FDIC": Federal Deposit Insurance Corporation or any successor.

         "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

         "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

         "Final Recovery Determination": A determination by the Special Servicer with respect to any defaulted Mortgage Loan, Companion Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, by GMACCM pursuant to Section 4 of the Supplemental Agreement, by the Majority Certificateholder of the Controlling Class, the Special Servicer or the applicable Mortgage Loan Seller pursuant to
Section 3.18, or by the Master Servicer or the Depositor pursuant to Section 9.01) that, in the reasonable and good faith judgment of the Special Servicer, there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's judgment, exercised without regard to any obligation of the Master Servicer or the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

         "Fixed Rate Mortgage Loan": A Mortgage Loan or Companion Loan as to which the related Mortgage Note provides, as of the Closing Date, for a Mortgage Rate that remains fixed through the remaining term thereof (without regard to any extension at the Mortgagor's or the mortgagee's option under the terms of the related Mortgage Loan or Companion Loan documents).

         "FNMA": Federal National Mortgage Association or any successor.

         "GMACCM": GMAC Commercial Mortgage Corporation or its successor in interest.

         "Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which include the Grantor Trust Assets.

         "Grantor Trust Assets": Any Excess Interest.

         "Grantor Trust Provisions": Subpart E of Subchapter J and Section 7701 of the Code, and final Treasury Regulations, published rulings, notices and announcements, promulgated thereunder, as the foregoing may be in effect from time to time.

         "Gross Margin": With respect to each Adjustable Rate Mortgage Loan (and any successor REO Loan), the fixed number of percentage points set forth in the Mortgage Loan

Schedule that is added to the applicable value of the related Index on each Interest Rate Adjustment Date in accordance with the terms of the related Mortgage Note to determine, subject to any applicable periodic and lifetime limitations on adjustments thereto, the related Mortgage Rate.

         "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

         "Guarantor": The guarantor under any Guaranty with respect to a Credit Lease.

         "Guaranty": With respect to any Credit Lease Loan, a guaranty agreement executed by an affiliate of the related Tenant that guarantees the Tenant's obligations under the related Credit Lease.

         "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

         "Historical Loan Modification Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof, together with such additional information in respect of each such Mortgage Loan as is contemplated by Exhibit H hereto.

         "Historical Loss Report": A report or reports setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the amount of Liquidation Proceeds and Liquidation Expenses, both for the Collection Period ending on such Determination Date and for all prior Collection Periods, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan and REO Property-by-REO Property basis, together with such additional information in respect of each Mortgage Loan and REO Property as to which a Final Recovery Determination has been made as is contemplated by Exhibit H hereto.

         "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, any Mortgage Loan Seller, the Special Servicer, the Trustee or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master

Servicer, the Special Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer or any Affiliate thereof, as the case may be.

         "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Index": With respect to each Adjustable Rate Mortgage Loan (and any successor REO Loan), for each Interest Rate Adjustment Date, the base index used to determine the new Mortgage Rate in effect thereon as specified in the related Mortgage Note. If the Index currently in effect for any Adjustable Rate Mortgage Loan (or successor REO Loan) ceases to be available, the Master Servicer shall, subject to Section 3.20(a) and the terms of the related Mortgage Note, select a comparable alternative index.

         "Initial Class Principal Balance": With respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth in the Preliminary Statement.

         "Initial Class X-1 Notional Amount": With respect to the Class X-1 Certificates, the initial Class Notional Amount thereof as of the Closing Date, equal to $710,057,789.

         "Initial Class X-2 Notional Amount": With respect to the Class X-2 Certificates, the initial Class Notional Amount thereof as of the Closing Date, equal to $416,382,000.

         "Insurance Policy": With respect to any Mortgage Loan or the Companion Loan, any hazard insurance policy, flood insurance policy, title policy, credit lease enhancement insurance policy, residual value insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or Companion Loan or the related Mortgaged Property.

         "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard (including any amounts paid by the Master Servicer or Special Servicer pursuant to Section 3.07).

         "Interest Accrual Period": With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Rate Adjustment Date": With respect to each Adjustable Rate Mortgage Loan (and any successor REO Loan), any date on which the related Mortgage Rate is subject to adjustment pursuant to the related Mortgage Note. The first Interest Rate Adjustment Date subsequent to the Cut-off Date for each Adjustable Rate Mortgage Loan is specified in the Mortgage Loan Schedule, and successive Interest Rate Adjustment Dates for such Mortgage Loan (and any successor REO Loan) shall thereafter periodically occur with the frequency specified in the Mortgage Loan Schedule.

         "Interest Reserve Account": The segregated account or subaccount created and maintained by the Trustee pursuant to Section 3.04(h) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, National Association, as Trustee, in trust for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C1 -- Interest Reserve Account." Any such account shall be an Eligible Account.

         "Interest Reserve Loans": Any Mortgage Loan bearing interest computed on an actual/360 basis.

         "Interested Person": The Depositor, the Master Servicer, the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

         "Investment Account": Each of the Collection Account, the Certificate Distribution Account, any Lock-Box Account, any Cash Collateral Account, the Interest Reserve Account or any REO Account.

         "Investor Certification": A certification in the form of Exhibit K hereto.

         "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

         "Late Collections": With respect to any Mortgage Loan or the Companion Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds, payments of Substitution Shortfall Amounts, or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Companion Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously recovered. With respect to any Distribution Date and any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Companion Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan or Companion Loan by reason of default) on a Due

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

Date in a previous Collection Period and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

         "Late Due Date Mortgage Loan": Any Mortgage Loan (or successor REO
Loan) with a Due Date which occurs after the Determination Date in the same calendar month as such Due Date.

         "Liquidation Event": With respect to any Mortgage Loan or the Companion Loan, any of the following events: (i) such Mortgage Loan or Companion Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan or Companion Loan; (iii) such Mortgage Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement or by GMACCM pursuant to Section 4 of the Supplemental Agreement; (iv) such Mortgage Loan is purchased by the Majority Certificateholder of the Controlling Class, the Special Servicer or the applicable Mortgage Loan Seller pursuant to Section 3.18; or (vi) such Mortgage Loan is purchased by the Master Servicer or the Depositor pursuant to Section
9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master Servicer or the Depositor pursuant to Section 9.01.

         "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09, 3.18 or 3.19 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

         "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property purchased by the Majority Certificateholder of the Controlling Class, the Special Servicer or the applicable Mortgage Loan Seller pursuant to Section
3.18 or by the Master Servicer or the Depositor pursuant to Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to Section 3.11(c).

         "Liquidation Fee Rate": With respect to each Specially Serviced Mortgaged Loan or REO Property as to which a Liquidation Fee is payable, 1.00%.

         "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds and REO Revenues) received or paid by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan or Companion Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Mortgage Loan by the Majority Certificateholder of the Controlling Class, the Special Servicer or the applicable Mortgage Loan Seller pursuant to
Section 3.18; (v) the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to

Section 6 of the related Mortgage Loan Purchase Agreement or by GMACCM pursuant to Section 4 of the Supplemental Agreement; (vi) the payment of any Substitution Shortfall Amount by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement or by GMACCM pursuant to Section 4 of the Supplemental Agreement; or (vii) the purchase of a Mortgage Loan or REO Property by the Master Servicer or the Depositor pursuant to Section 9.01.

         "Loan-to-Value Ratio": With respect to any Mortgage Loan or the Companion Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such Mortgage Loan or Companion Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property (or, in the case of the Companion Loan, the allocable portion of such Appraised Value) as determined by an Appraisal thereof. For purposes of calculating any Loan-to-Value Ratio with respect to the Mesa Grande Mortgage Loan and the Companion Loan, the Appraised Value of the related Mortgaged Property shall be allocated pro rata between the Mesa Grande Mortgage Loan and the Companion Loan according to the respective Stated Principal Balances of such loans.

         "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan or Companion Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan or Companion Loan and
Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

         "Lock-Box Agreement": With respect to any Mortgage Loan or the Companion Loan, the lock-box agreement, if any, between the originator of such Mortgage Loan or Companion Loan and the Mortgagor, pursuant to which the related Lock-Box Account, if any, is to be established.

         "Loss Reimbursement Amount": With respect to any REMIC I Regular Interest and any Distribution Date (except the initial Distribution Date, with respect to which the Loss Reimbursement Amount for such REMIC I Regular Interest will be zero), an amount equal to (a)(i) the Loss Reimbursement Amount with respect to such REMIC I Regular Interest for the immediately preceding Distribution Date, minus (ii) the aggregate of all reimbursements deemed made to REMIC II on the immediately preceding Distribution Date pursuant to Section 4.01(a) with respect to such REMIC I Regular Interest, plus (iii) the aggregate of all reductions made to the Uncertificated Principal Balance of (and, accordingly, the aggregate of all Realized Losses and Additional Trust Fund Expenses deemed allocated to) such REMIC I Regular Interest on the immediately preceding Distribution Date pursuant to Section 4.04(a), plus (b) one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the amount described in clause (a) at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for the current Distribution Date.

         "MAI": Member of Appraisal Institute.

         "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes in each case determined without giving effect to the last sentence of the definition of "Voting Rights."

         "Master Servicer": GMACCM, or any successor master servicer appointed as herein provided.

         "Master Servicer Remittance Date": The Business Day preceding each Distribution Date.

         "Master Servicing Fee": With respect to any Distribution Date and each Mortgage Loan, Companion Loan and REO Loan, that portion of the Servicing Fee that has accrued at the Master Servicing Fee Rate.

         "Master Servicing Fee Rate": With respect to each Mortgage Loan, Companion Loan and REO Loan, 0.02% per annum.

         "Material Document Defect": As defined in Section 2.03(a).

         "Maturity Date": With respect to any Mortgage Loan or the Companion Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination and any extension permitted at the Mortgagor's option under the terms of the related Mortgage Note (as in effect on the Closing Date) and this Agreement, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or Companion Loan by reason of default thereunder, (ii) any grace period permitted by the related Mortgage Note, (iii) any modification, waiver or amendment of such Mortgage Loan or Companion Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.21 or (iv) in the case of an ARD Loan, the Anticipated Repayment Date for such Mortgage Loan.

         "Mesa Grande Loan Group": Collectively, the Mesa Grande Mortgage Loan and the Companion Loan.

         "Mesa Grande Mortgage Loan": The Mortgage Loan identified as Loan Number 09-0001530 on the Mortgage Loan Schedule.

         "Modified Mortgage Loan": Any Mortgage Loan or Companion Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.21 in a manner that:

         (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Companion Loan);

         (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

         (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

         "Monthly Payment": With respect to any Mortgage Loan or the Companion Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan or Companion Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, without regard to the accrual of Excess Interest on or the application of any excess cash flow to pay principal on any ARD Loan.

         "Moody's": Moody's Investor Services, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor. Notice of such designation shall be given to the Trustee, the Master Servicer and the Special Servicer and specific ratings of Moody's Investor Services, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Mortgage": With respect to any Mortgage Loan or the Companion Loan, separately and collectively, as the context may require, each mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the related Mortgaged Property.

         "Mortgage File": With respect to any Mortgage Loan, subject to Section 2.01(b), collectively the following documents:

         (1) the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, National Association, as trustee for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C1, without recourse";

         (2) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

         (3) the original or a copy of the assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or if none by the originator, either in blank or in favor of the Trustee (in such capacity);

         (4) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

         (5) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage, referred to in clause (3) above;

         (6) an original or a copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

         (7) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (3) above;

         (8) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

         (9) the original or a copy of the lender's title insurance policy, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

         (10) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan which was in the possession of the Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee together with (A) if applicable, the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the originator;

         (11) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Mortgage Loan Seller (or its agent) at the time the Mortgage Files were delivered and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Mortgage Loan Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

         (12) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

         (13) the related Ground Lease or a copy thereof, if any;

         (14) if the Mortgage Loan is a Credit Lease Loan, an original of the credit lease enhancement insurance policy, if any, obtained with respect to such Mortgage Loan and an original of the residual value insurance policy, if any, obtained with respect to such Mortgage Loan;

         (15) the original or a copy of any lockbox agreement or deposit account or similar agreement;

         (16) the original or a copy of any intercreditor or co-lender agreement with respect to the Mortgage Loan;

         (17) the original or a copy of any Environmental Policy;

         (18) the original or a copy of any letter of credit; and

         (19) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

provided that, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

         "Mortgage Loan": Each of the mortgage loans or interests therein transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund (including, without limitation, all Replacement Mortgage Loans). As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage, participation certificate or agreement and/or other security documents contained in the related Mortgage File. As used herein, the term "Mortgage Loan" does not include the Companion Loan.

         "Mortgage Loan Purchase Agreement": With respect to any Mortgage Loan Seller, each agreement between the Depositor and such Mortgage Loan Seller relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

         "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as
Schedule I, which list sets forth the following information with respect to each Mortgage Loan:

         (i) the loan number and name of the Mortgaged Property;

         (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

         (iii) the (A) Mortgage Rate in effect as of the Cut-off Date and (B) whether such Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Loan;

         (iv) the original principal balance;

         (v) the Cut-off Date Principal Balance;

         (vi) the (A) remaining term to stated maturity, (B) with respect to each ARD Loan, the Anticipated Repayment Date and (C) Stated Maturity Date;

         (vii) the Due Date;

         (viii) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

         (ix) in the case of an Adjustable Rate Mortgage Loan, the (A) Index,
(B) Gross Margin, (C) first Mortgage Rate adjustment date following the Cut-off Date and the frequency of Mortgage Rate adjustments, and (D) maximum and minimum lifetime Mortgage Rate;

         (x) whether such Mortgage Loan is an ARD Loan, a Credit Lease Loan, a Defeasance Loan, a Broker Strip Loan or an Additional Servicing Fee Mortgage Loan;

         (xi) in the case of a Credit Lease Loan, the identity of the Tenant and the Guarantor under any applicable Guaranty, and the publicly available corporate credit ratings of such Tenant and Guarantor as of the Closing Date;

         (xii) the Servicing Fee Rate; and

         (xiii) whether such Mortgage Loan (A) is covered by an Environmental Policy, (B) is a Cross-Collateralized Mortgage Loan, (C) is subject to a Ground Lease and (D) has a letter of credit as part of the related Mortgage File.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

         "Mortgage Loan Seller": German American Capital Corporation, Goldman Sachs Mortgage Company and any other Person (other than the Depositor) that is a party to a Mortgage Loan Purchase Agreement.

         "Mortgage Loan Subaccount": The subaccount of the Collection Account relating to the Mortgage Loans, which subaccount is created and maintained pursuant to Section 3.04(a) and held by the Master Servicer on behalf of the Trustee on behalf of the Certificateholders.

         "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or Companion Loan, together with any rider, addendum or amendment thereto.

         "Mortgage Pool": Collectively, all of the Mortgage Loans (including any REO Loans and Replacement Mortgage Loans, but excluding Deleted Mortgage Loans). The term "Mortgage Pool" shall specifically exclude the Companion Loan.

         "Mortgage Rate": With respect to: (i) any Mortgage Loan or the Companion Loan on or prior to its Maturity Date, the fixed or adjustable annualized rate (not including, in the case of any ARD Loan, any increase in the rate of interest to the Revised Rate) at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan or Companion Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law; (ii) any Mortgage Loan or the Companion Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan or Companion Loan had remained outstanding.

         "Mortgaged Property": Individually and collectively, as the context may require, the real property interest subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan or Companion Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

         "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

         "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date and the Mortgage Loans, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Distribution Account for such Distribution Date pursuant to Section 3.20(f) in connection with such Prepayment Interest Shortfalls.

         "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds relating to the Trust Fund or the Companion Loan held in such account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

         "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds relating to the Trust Fund or the

Companion Loan held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

         "Net Mortgage Rate": With respect to any Mortgage Loan, the Companion Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Servicing Fee Rate, but, for purposes of calculating the REMIC I Remittance Rate, the REMIC II Remittance Rate and Weighted Average Net Mortgage Rate, determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from (i) the bankruptcy, insolvency or similar proceeding involving the related Mortgagor or
(ii) the increase in the interest rate attributable to the Revised Rate to any ARD Loan and, with respect to any Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, the Net Mortgage Rate of such Mortgage Loan for such purposes for any one-month preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Servicing Fee Rate); provided, however, that with respect to the Interest Reserve Loans, (i) the Net Mortgage Rate for the one-month period preceding the Due Dates in (a) January of each calendar year that is not a leap year and (b) February of each calendar year, will be determined net of the Withheld Amounts and (ii) the Net Mortgage Rate for the one-month period preceding the Due Dates in March of each calendar year will be determined after taking into account the addition of the Withheld Amounts.

         "Net Operating Income": With respect to any Mortgaged Property, for any specified period, the net operating income calculated in accordance with Exhibit G using the methodologies set forth in Exhibit F.

         "Nonrecoverable Advance": Any Nonrecoverable Delinquency Advance or Nonrecoverable Servicing Advance.

         "Nonrecoverable Delinquency Advance": Any Delinquency Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the judgment of the Master Servicer or, if applicable, the Trustee, will not be ultimately recoverable (together with Advance Interest thereon) from late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Loan which shall be evidenced by an Officer's Certificate as provided by Section 4.03(c).

         "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan, the Companion Loan or any REO Property which, in the judgment of the Master Servicer, the Special Servicer or, if applicable, the Trustee, will not be ultimately recoverable (together with Advance Interest thereon) from late payments, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Companion Loan or REO Property which shall be evidenced by an Officers' Certificate as provided by Section 3.11(h).

         "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Residual Certificate.

         "Officer's Certificate": A certificate signed, as applicable, by a Servicing Officer of the Master Servicer or the Special Servicer or by a Responsible Officer of the Trustee.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of REMIC I, REMIC II or REMIC III as a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who is in fact Independent of the Depositor, the Master Servicer and the Special Servicer.

         "Option": As defined in Section 3.18.

         "Option Holder": As defined in Section 3.18.

         "Option Purchase Price": As defined in Section 3.18.

         "OTS": The Office of Thrift Supervision or any successor thereto.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof may have and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate": With respect to:

         (1) the Class X-1 Certificates, the Class X-1 Pass-Through Rate;

         (2) the Class X-2 Certificates, the Class X-2 Pass-Through Rate;

         (3) the Class A-1 and Class A-2 Certificates, the fixed rate per annum specified for such Class in the Preliminary Statement;

         (4) the Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, for any Distribution Date, the lesser of the fixed rate per annum specified for such Class in the Preliminary Statement or the Weighted Average Net Mortgage Rate for such Distribution Date; and

         (4) the Class H Certificates, for any Distribution Date, the Weighted Average Net Mortgage Rate for such Distribution Date less 0.07%.

         "Payment Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, any date on which the related Monthly Payment is subject to adjustment pursuant to the related Mortgage Note. The first Payment Adjustment Date subsequent to the Cut-off Date for each Adjustable Rate Mortgage Loan is specified in the Mortgage Loan Schedule, and successive

Payment Adjustment Dates for such Adjustable Rate Mortgage Loan shall thereafter periodically occur with the frequency specified in the Mortgage Loan Schedule.

         "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Certificate Distribution Amount for any Distribution Date, as set forth in Section 4.01(c) hereof.

         "Penalty Charges": With respect to any Mortgage Loan or the Companion Loan (or successor REO Loan), any amounts collected thereon that represent late payment charges or Default Interest.

         "Percentage Interest": With respect to any REMIC III Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or the Certificate Notional Amount of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

         "Permitted Investments": Securities, instruments, or security entitlements with respect to one or more of the following:

         (1) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

         (2) repurchase agreements on obligations specified in clause (i) maturing not more than 30 days from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

         (3) federal funds, unsecured certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the short-term debt obligations of such depository institution or trust company at all times since the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available;

         (4) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

         (5) a money market fund rated by each Rating Agency in its highest rating category;

         (6) commercial paper of issuers rated by each Rating Agency in its highest short-term rating available; provided that such obligations shall have a remaining maturity of not more than 30 days and such obligations are limited to the right to receive only monthly principal and interest payments;

         (7) short-term debt obligations of issuers rated A-1 (or the equivalent) by each Rating Agency having a maturity of not more than 30 days; provided that the total amount of such investment does not exceed the greater of
(A) 20% of the then outstanding principal balance of the Certificates, and (B) the amount of monthly principal and interest payments (other than Balloon Payments) payable on the Mortgage Loans during the preceding Collection Period; provided, further, and notwithstanding the preceding proviso, that if all of the Mortgage Loans are fully amortizing, then the amount of such investment shall not exceed the amount of monthly principal and interest payments (other than Balloon Payments) payable on the Mortgage Loans during the preceding Collection Period;

         (8) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency; and

         (9) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and which would not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates by the Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment (A) unless it has a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and its interest rate is tied to a single interest rate index plus a single fixed spread (if any) and moves proportionately with such index and (B) if it represents, (1) the right to receive only interest payments with respect to the underlying debt instrument, (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations, (3) an obligation that has a remaining maturity of greater than 365 days from the date of acquisition thereof. References herein to the highest rating available on money market funds shall mean AAAm in the case of Standard & Poor's and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1+ in the case of Standard & Poor's and P-1 in the case of Moody's.

         "Permitted Transferee": Any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, (v) any electing large partnership under
Section 775 of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "Person": Any legal person, including, without limitation, any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": As defined in Section 5.02(c)(i).

         "Preliminary Statement": The introductory section in this Agreement found on pages 1 through 4 hereof.

         "Prepayment Assumption": A CPR of 0% and an assumption that a Principal Prepayment in full will be made on each ARD Loan on its Anticipated Repayment Date, used for determining the accrual of original issue discount, market discount and premium, if any, on the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates for federal income tax purposes.

         "Prepayment Interest Excess": With respect to any Mortgage Loan or Companion Loan (other than a Late Due Date Mortgage Loan) that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was received following the Due Date for such Mortgage Loan or Companion Loan in such Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected (without regard to any Prepayment Premium that may have been collected).

         "Prepayment Interest Shortfall": With respect to any Mortgage Loan or Companion Loan (other than a Late Due Date Mortgage Loan) that was subject to a Principal Prepayment in full or in part (including, without limitation, an early Balloon Payment) during any Collection Period, which Principal Prepayment was received prior to the Due Date for such Mortgage Loan or Companion Loan in such Collection Period, the amount of interest that would have accrued at the related Net Mortgage Rate on the amount of such Principal Prepayment during the period from the date as of which such Principal Prepayment was applied to such Mortgage Loan or Companion Loan to but not including such Due Date, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Excess Interest that may have been collected).

         "Prepayment Premium": Any premium, penalty, yield maintenance charge or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or REO Loan.

         "Primary Servicing Office": With respect to each of the Master Servicer and the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement; initially located in Pennsylvania, in the case of the Master Servicer, and California, in the case of the Special Servicer.

         "Principal Allocation Fraction": With respect to any Distribution Date and each of Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a fraction the numerator of which is the portion of the Certificate Principal Distribution Amount allocable to such Class of Certificates for such Distribution Date and the denominator of which is the Certificate Principal Distribution Amount for all Classes of Certificates as of such Distribution Date.

         "Principal Balance Certificate": Any REMIC III Regular Certificate other than a Class X-1 or Class X-2 Certificate.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan or Companion Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Privileged Person": The Depositor, the Master Servicer, the Special Servicer, the Trustee, a Rating Agency, a designee of the Depositor, the Companion Lender and any Person who provides the Trustee with an Investor Certification.

         "Proposed Plan": As defined in Section 3.17(a)(iii).

         "Prospectus": The Prospectus dated June 26, 2001, as supplemented by the Prospectus Supplement dated January 25, 2002, relating to the offering of the Registered Certificates.

         "PTCE 95-60": As defined in Section 5.02(c)(ii).

         "Purchase Price": With respect to any Mortgage Loan, a price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, (c) all accrued and unpaid Advance Interest in respect of related Advances, and (d) if such Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement or by GMACCM pursuant to Section 4 of the Supplemental Agreement (i) all expenses incurred or to be incurred by the Master Servicer (unless such Mortgage Loan Seller is acting as Master Servicer), the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation and (ii) the aggregate amount of all Special Servicer Fees, Advance Interest (to the extent, if any, not included in clause (c) above) in respect of related Advances and Additional

Trust Fund Expenses incurred prior to such date of purchase and, in each case, in respect of the related Mortgage Loan and, if the applicable Mortgage Loan Seller repurchases such Mortgage Loan after more than 180 days following its receipt of notice of a material breach of a representation or warranty, the applicable Mortgage Loan Seller will also be required to pay a 1% Liquidation Fee. The Purchase Price for any Cross-Collateralized Mortgage Loan that is required to be repurchased pursuant to Section 2.03(a) as a result of a Breach or Defect shall include such additional amounts as are required to satisfy the "release price" requirements of the applicable Mortgage Loan documents. With respect to any REO Property, the amount calculated in accordance with the first sentence of this definition in respect of the related REO Loan.

         "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser or, if a MAI-designated appraiser is not reasonably available, a state certified appraiser, in each case, with at least five (5) years experience in appraising similar types of property.

         "Qualified Institutional Buyer": A "qualified institutional buyer" as defined under Rule 144A promulgated under the Securities Act.

         "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

         "Qualifying Substitute Mortgage Loan": In the case of a Deleted Mortgage Loan, a mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a fixed Mortgage Rate if the Deleted Mortgage Loan is a Fixed Rate Mortgage Loan and an adjustable Mortgage Rate (with the same Index, Gross Margin and frequency of Interest Rate Adjustment Dates and Payment Adjustment Dates as the Deleted Mortgage Loan) if the Deleted Mortgage Loan is an Adjustable Rate Mortgage Loan;
(iv) is accruing interest on the same basis (for example, a 360-day year consisting of twelve 30-day months) as the Deleted Mortgage Loan; (v) has a remaining term to stated maturity or Anticipated Repayment Date, in the case of an ARD Loan, not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (vi) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the principal balance on the date of substitution divided by its Appraised Value as determined by an Appraisal dated not more than twelve months prior to the date of substitution) not higher than the then current Loan-to-Value Ratio of the Deleted Mortgage Loan; (vii) will comply with all of the representations and warranties relating to Mortgage Loans set forth in the related Mortgage Loan Purchase Agreement, as of the date of substitution; (viii) has an Environmental Assessment relating to the related Mortgaged Property in its Servicing File;
(ix) has a Debt Service Coverage Ratio equal to or greater than that of the Deleted Mortgage Loan; and (x) as to which the Trustee has received an Opinion of Counsel, at the related Mortgage Loan Seller's expense, that such Qualifying Substitute Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no Qualifying Substitute Mortgage Loan may have a Maturity Date after the date three years prior to the Rated Final Distribution Date, and provided, further, that no such Qualifying Substitute Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless

Rating Agency Confirmation is obtained. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the principal balance referred to in clause (i) above shall be determined on the basis of aggregate principal balances and (b) the rates referred to in clauses
(ii) and (iii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee.

         "Rated Final Distribution Date": The Distribution Date in November
2039.

         "Rating Agency": Each of Moody's and Standard & Poor's.

         "Rating Agency Confirmation": With respect to any matter and any Rating Agency, where required under this Agreement, confirmation in writing by such Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade or qualification of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency. For all purposes of this Agreement, the placement by a Rating Agency of any Class of Certificates on "negative credit watch" shall constitute a qualification of such Rating Agency's rating of such Certificates.

         "Realized Loss": With respect to each defaulted Mortgage Loan or Companion Loan as to which a Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan, Companion Loan or REO Loan, as the case may be, as of the Due Date immediately preceding the date the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan, Companion Loan or REO Loan, as the case may be (without taking into account the amounts described in subclause (iv) of this sentence), at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Mortgage Loan, Companion Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

         With respect to any Mortgage Loan or Companion Loan as to which any portion of the outstanding principal or accrued interest (other than Excess Interest) owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or Companion Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.21, the amount of such principal or interest so forgiven.

         With respect to any Mortgage Loan or Companion Loan as to which the Mortgage Rate thereon has been permanently reduced for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or Companion Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.21, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

         "Record Date": With respect to any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Registered Certificates": The Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates.

         "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time.

         "Related Borrower Group": Any of the groups of Mortgage Loans having the same or related Mortgagors as identified in Annex A to the Prospectus Supplement dated January 25, 2002 under the column heading "Related Group."

         "Release Date": As defined in Section 3.08(c).

         "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

         "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than (a) Excess Interest and (b) payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off
Date), together with the rights under all documents delivered or caused to be delivered under the Mortgage Loan Purchase Agreements with respect to the Mortgage Loans by the Mortgage Loan Sellers; (ii) the Certificateholders' interest in any REO Properties acquired in respect of the Mortgage Loans; (iii) the Certificateholders' interest in such funds or assets (other than Excess Interest) as from time to time are deposited in the Certificate Distribution Account, the Mortgage Loan Subaccount and the REO Account (if established), excluding any amounts deposited therein that are allocable to the Companion Loan pursuant to this Agreement and the Co-Lender Agreement; and (iv) the rights of the Depositor under Sections 2, 4(a) and 6 of each Mortgage Loan Purchase Agreement and the rights of the Depositor under Sections 2 and 4 of the Supplemental Agreement assigned by the Depositor to the Trustee.

         "REMIC I Regular Interest": With respect to each Mortgage Loan (and any successor REO Loan), the separate non-certificated beneficial ownership interest in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance (which shall equal the Cut-off Date Principal

Balance of the related Mortgage Loan). The designation for each REMIC I Regular Interest shall be the loan number for the initial related Mortgage Loan set forth in the Mortgage Loan Schedule. If a Replacement Mortgage Loan or Loans are substituted for any Deleted Mortgage Loan, the REMIC I Regular Interest that related to the Deleted Mortgage Loan shall thereafter relate to such Replacement Mortgage Loan(s).

         "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, a rate per annum equal to the Net Mortgage Rate in effect for the related Mortgage Loan or REO Loan, as the case may be. If any Mortgage Loan included in the Trust Fund as of the Closing Date is replaced by a Replacement Mortgage Loan or Loans, the REMIC I Remittance Rate for the related REMIC I Regular Interest shall still be calculated in accordance with the preceding sentence based on the Net Mortgage Rate for the Deleted Mortgage Loan.

         "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests, with respect to which a separate REMIC election is to be made.

         "REMIC II Distribution Amount": As defined in Section 4.01(a).

         "REMIC II Regular Interest": Any of the seventeen (17) separate non-certificated beneficial ownership interests in REMIC II issued hereunder designated as a "regular interest" in REMIC II and identified individually as REMIC II Regular Interests LA-1, LA-2-1, LA-2-2, LB, LC, LD, LE, LF, LG, LH, LJ, LK, LL, LM, LN, LO and LP. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

         Each REMIC II Regular Interest corresponds to a Class of Principal Balance Certificates and a Class X Component as follows; provided, that REMIC II Regular Interests LA-2-1 and LA-2-2 shall both correspond to the Class A-2
Certificates:

    REMIC II               CLASS OF PRINCIPAL                CLASS X
REGULAR INTEREST          BALANCE CERTIFICATES              COMPONENT
----------------          --------------------              ---------
Class LA-1                     Class A-1            Class LA-1 Component(1)
Class LA-2-1                   Class A-2            Class LA-2-1 Component(1)
Class LA-2-2                   Class A-2            Class LA-2-2 Component(1)(2)
Class LB                       Class B              Class LB Component(1)(2)
Class LC                       Class C              Class LC Component(1)(2)
Class LD                       Class D              Class LD Component(1)(2)
Class LE                       Class E              Class LE Component(1)(2)
Class LF                       Class F              Class LF Component(1)(2)
Class LG                       Class G              Class LG Component(1)(2)
Class LH                       Class H              Class LH Component(1)
Class LJ                       Class J              Class LJ Component(1)
Class LK                       Class K              Class LK Component(1)
Class LL                       Class L              Class LL Component(1)
Class LM                       Class M              Class LM Component(1)
Class LN                       Class N              Class LN Component(1)
Class LO                       Class O              Class LO Component(1)
Class LP                       Class P              Class LP Component(1)

----------------------
(1) Applicable to the Class X-1 Certificates.
(2) Applicable to the Class X-2 Certificates.

         "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest, for any Distribution Date, the weighted average of the respective REMIC I Remittance Rates for all REMIC I Regular Interests for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of the related REMIC I Regular Interests immediately prior to such Distribution
Date).

         "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests, with respect to which a separate REMIC election is to be made.

         "REMIC III Certificate": Any Certificate, other than a Class R-I or Class R-II Certificate.

         "REMIC III Regular Certificate": Any REMIC III Certificate, other than a Class R-III Certificate.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (and, to the extent not inconsistent with such temporary and final regulations, proposed regulations) and any published rulings, notices and announcements, promulgated thereunder, as the foregoing may be in effect from time to time.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

                   (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

                   (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

                   (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

                   (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

                   (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

         "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders and, in the case of REO Property related to the Companion Loan, for the Companion Lender, which shall be entitled "GMAC Commercial Mortgage Corporation, as Special Servicer, in trust for registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C1 and the related Companion Lender, if any".

         "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

         "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.19.

         "REO Extension": As defined in Section 3.16(a).

         "REO Loan": The Mortgage Loan or Companion Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to the applicable Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan or Companion Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or Companion Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan or Companion Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments and other amounts due and owing in respect of the predecessor Mortgage Loan or Companion Loan as of the date of the related REO Acquisition shall be deemed to continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan or Companion Loan as of the date of the related REO Acquisition, including, without limitation, any unreimbursed Advances, together with any Advance Interest accrued and payable in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of an REO Loan.

         "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf and in the name of the Trustee for the benefit of the Certificateholders and, if applicable, the Companion Lender through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan or the Companion Loan.

         "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

         "REO Status Report": A report or reports substantially in the form of Exhibit H attached hereto setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent Appraisal or other valuation thereof available to the Master Servicer as of such date of determination (including any valuation prepared internally by the Special Servicer).

         "REO Tax": As defined in Section 3.17(a)(i).

         "Replacement Mortgage Loan": Any Qualifying Substitute Mortgage Loan that is substituted for one or more Deleted Mortgage Loans.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit D attached hereto.

         "Required Appraisal Loan": As defined in Section 3.20(d).

         "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

         "Reserve Funds": With respect to any Mortgage Loan or the Companion Loan, any cash amounts or instruments convertible into cash delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for items such as repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property.

         "Residual Certificate": Any Class R-I, Class R-II or Class R-III Certificate.

         "Responsible Officer": When used with respect to the initial Trustee, any officer of its Asset-Backed Securities Trust Services Group with direct responsibility for the transaction contemplated by this Agreement and with respect to any successor Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any assistant controller in its corporate trust department or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

         "Revised Rate": With respect to each ARD Loan, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for such ARD Loan, as calculated and as set forth in the related Mortgage Note or Mortgage.

         "Securities Act": The Securities Act of 1933, as amended.

         "Securitization": An issuance of securities representing beneficial interests in one or more mortgage loans.

         "Security Agreement": With respect to any Mortgage Loan or the Companion Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan or Companion Loan.

         "Senior Certificate": Any Class X, Class A-1 or Class A-2 Certificate.

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

         "Servicer Reports": The Delinquent Loan Status Report, the Historical Loan Modification Report, the Historical Loss Report, the REO Status Report, the Servicer Watch List, the NOI Adjustment Worksheet, the Comparative Financial Status Report, the Operating Statement Analysis and the Current Ratings Report.

         "Servicer Watch List": A report prepared by the Master Servicer containing the information described in Exhibit P attached hereto, setting forth, among other things, a description of any Mortgage Loan that, as of the Determination Date immediately preceding the preparation of such report, is in jeopardy of becoming a Specially Serviced Mortgage Loan.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Master Servicer, the Special Servicer or, if applicable, the Trustee in connection with the servicing and administering of
(a) a Mortgage Loan or Companion Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is imminent or (b) an REO Property, including, but not limited to, the cost of (i) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Section 3.03(c) and 3.09(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance Proceeds or any Liquidation Proceeds in respect of any Mortgage Loan, the Companion Loan or any REO Property, (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, and
(v) the operation, management, maintenance and liquidation of any REO Property. All Emergency Advances made by the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

         "Servicing Fee Rate": With respect to any Mortgage Loan (including any REO Loan) and the Companion Loan, the percentage rate per annum set forth with respect to such Mortgage Loan (including any REO Loan) on the Mortgage Loan Schedule. With respect to the Companion Loan (including any related REO Loan), the "Servicing Fee Rate" shall be 0.03% per annum.

         "Servicing Fees": With respect to any Distribution Date and each Mortgage Loan, the Companion Loan and each REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a).

         "Servicing File": Any documents (other than documents required to be part of the related Mortgage File), in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the Companion Loan.

         "Servicing Officer": Any officer of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans and the Companion Loan, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer or the Special Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

         "Servicing Standard": As defined in Section 3.01(a).

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

         "Servicing Transfer Event": With respect to any Mortgage Loan or the Companion Loan, the occurrence of any of the events described in clauses (1) through (8) of the definition of "Specially Serviced Mortgage Loan".

         "Special Servicer": GMACCM, or any successor special servicer appointed as herein provided.

         "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan (including any Mortgage Loan and/or the Companion Loan) and REO Loan, the fee designated as such and payable to the Special Servicer pursuant to
Section 3.11(c).

         "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan (including any Mortgage Loan and/or the Companion Loan) and REO Loan, 0.250% per annum.

         "Specially Serviced Mortgage Loan": Any Mortgage Loan or Companion Loan (and each related Cross-Collateralized Mortgage Loan) as to which any of the following events has occurred:

         (1) the related Mortgagor has failed to make when due any Balloon Payment, which failure has continued unremedied for 30 days or, if the Master Servicer has received evidence that the related Mortgagor has obtained a firm commitment to refinance, which has continued unremedied for more than 60 days; or

         (2) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; or

         (3) the Master Servicer has determined in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; or

         (4) there shall have occurred a default, other than as described in clause (1) or (2) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or the Companion Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan or the Companion Loan (or, if no grace period is specified, 60 days); or

         (5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

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

         (6) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

         (7) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

         (8) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided that a Mortgage Loan or the Companion Loan, as the case may be, will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan or Companion Loan, when the related Mortgaged Property or Properties become REO Property or Properties, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan or the Companion Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists with respect to the particular Mortgage Loan, the Companion Loan or any related Cross-Collateralized Mortgage Loan):

         (w) with respect to the circumstances described in clauses (1) and (2) above, the related Mortgagor has made the applicable Balloon Payment or three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan or Companion Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.21);

         (x) with respect to the circumstances described in clauses (3), (5),
    (6) and (7) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

         (y) with respect to the circumstances described in clause (4) above, such default is cured; and

         (z) with respect to the circumstances described in clause (8) above, such proceedings are terminated.

         "Specified Debt Service Reserve Loans": The Mortgage Loans identified on Schedule V.

         "Specified Earnout Reserve Loans": The Mortgage Loans identified on
Schedule VII.

         "Specified Letter of Credit Loans": The Mortgage Loans identified on
Schedule VI.

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

         "Specified Trigger Event Loan": The Mortgage Loans identified on
Schedule X.

         "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor. Notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer and specific ratings of Standard & Poor's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(b).

         "Stated Maturity Date": With respect to any Mortgage Loan or the Companion Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or Companion Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.21 or, in the case of any ARD Loan, the Anticipated Repayment Date for such Mortgage Loan.

         "Stated Principal Balance": With respect to any Mortgage Loan or the Companion Loan (and any related REO Loan), the Cut-off Date Principal Balance of such Mortgage Loan or Companion Loan (or in the case of a Replacement Mortgage Loan, as of the related date of substitution), as reduced on each Distribution Date (to not less than zero) by (i) all payments (or Delinquency Advances in lieu thereof) of, and all other collections allocated as provided in Section
1.02 to, principal of or with respect to such Mortgage Loan or Companion Loan (or related REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders or the Companion Lender on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan or Companion Loan (or related REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan, the Companion Loan or any REO Property, then the "Stated Principal Balance" of such Mortgage Loan or Companion Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

         "Strip Holder": The related entity set forth on the Broker Strip Schedule for each Mortgage Loan Listed thereon, or any heir, successor or assign; provided, however, that if the agreement which entitles the Strip Holder to receive the applicable Broker Strip is terminated in either case, the applicable Strip Holder shall thereafter be the party designated as such in writing by Goldman Sachs Mortgage Company to the Master Servicer.

         "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Residual Certificate.

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

         "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

         "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.23.

         "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the amount, if any, by which the Purchase Price or aggregate Purchase Price, as the case may be, for such Deleted Mortgage Loan(s) exceeds the initial Stated Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

         "Supplemental Agreement": The Supplemental Agreement dated as of January 25, 2002 between GMACCM and German American Capital Corporation, as amended, restated or otherwise supplemented from time to time.

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, or Applicable State Law.

         "Tenant": With respect to each Credit Lease Loan, the lessee thereunder.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "Transfer Affidavit and Agreement": As defined in Section
5.02(d)(i)(B).

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

         "Trust Fund": Collectively, the Excess Interest and all of the assets of REMIC I, REMIC II and REMIC III.

         "Trustee": Wells Fargo Bank Minnesota, National Association, in its capacity as Trustee under this Agreement, its successor in interest, or any successor trustee appointed as herein provided.

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         "Trustee Fee": With respect to any Distribution Date and each Mortgage
Loan and REO Loan, an amount equal to one-twelfth of the product of the Trustee Fee Rate and the aggregate Stated Principal Balance of each Mortgage Loan and each REO Loan immediately following the prior Distribution Date.

         "Trustee Fee Rate": 0.0032%. The Trustee Fee Rate is included in the Servicing Fee Rate set forth for each Mortgage Loan on the Mortgage Loan Schedule.

         "UCC": The Uniform Commercial Code of any applicable jurisdiction.

         "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction, or, in the case of Louisiana, the comparable provisions of Louisiana law.

         "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360 day year consisting of twelve 30-day months) at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC II Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date. The Uncertificated Accrued Interest in respect of any REMIC I Regular Interest or REMIC II Regular Interest for any Distribution Date shall be deemed to accrue during the applicable Interest Accrual Period.

         "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, an amount equal to: (a) the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date; reduced (to not less than zero) by
(b) the portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such REMIC II Regular Interest which shall be allocated in the same manner as such Net Aggregate Prepayment Interest Shortfall is allocated amongst the corresponding REMIC III Regular Certificates.

         "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Mortgage Loan. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by

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all distributions of principal deemed to have been made thereon on such
Distribution Date pursuant to Section 4.01(a) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in
Section 4.04(a). As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each such REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(b) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(b).

         "Underwriter": Each of Deutsche Banc Alex. Brown Inc. and Goldman, Sachs & Co.

         "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

         "United States Person": A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

         "USPAP": The Uniform Standards of Professional Appraisal Practices.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, 1% of the Voting Rights shall be allocated among the Holders of the Class X-1 and Class X-2 Certificates in proportion to the respective Class Notional Amounts of such Certificates and the remaining Voting Rights shall be allocated equally among the Holders of the respective Classes of the Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Appraisal Reduction Amounts will be allocated in reduction of the respective Class Principal Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates (pro rata between the Class A-1 and Class A-2 Certificates), in that order, for purposes of calculating Voting Rights in the same manner as Realized Losses and Additional Trust Fund Expenses are allocated in accordance with Section 4.04.

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

         "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the REMIC II Remittance Rate for each REMIC II Regular Interest for such Determination Date.

         "Withheld Amount": With respect to (a) each Interest Reserve Loan and
(b) each Distribution Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, an amount equal to one day's interest at the related Mortgage Rate (less any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs, to the extent that a Monthly Payment or Delinquency Advance is made in respect thereof. The term "Withheld Amount" shall also include, with respect to the Distribution Date in March 2002, the initial deposit made by the Depositor to the Interest Reserve Account pursuant to Section 3.04(h).

         "Workout": Any written modification, waiver, amendment, restructuring or workout of a Specially Serviced Mortgage Loan or a related Mortgage Note entered into with a Mortgagor in accordance with Section 3.09 hereof.

         "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

         "Workout Fee Rate": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.00%.

         Section 1.02. Certain Calculations in Respect of the Mortgage Pool and in Respect of the Companion Loan.

         (a) All amounts collected in respect of any group of related Cross-Collateralized Mortgage Loans and in respect of the Mesa Grande Loan Group in the form of payments from Mortgagors, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such Mortgage Loans and, in the case of the Mesa Grande Loan Group, between the Mesa Grande Mortgage Loan and the Companion Loan, in accordance with the express provisions of the related loan documents (including, with respect to the Mesa Grande Loan Group, the Co-Lender Agreement) and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan or the Companion Loan. All amounts collected in respect of any Mortgage Loan (whether or not such Mortgage Loan is a Cross-Collateralized Mortgage Loan) or the Companion Loan in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan or Companion Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; third, as a recovery of principal of such Mortgage Loan or Companion Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan or Companion Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan or Companion Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan or Companion Loan; seventh, as a recovery of any Penalty Charges then due and owing under such Mortgage Loan or Companion Loan; eighth, as a recovery of any other amounts (other than Excess Interest) then due and owing under such Mortgage Loan or Companion Loan; ninth, as a recovery of any remaining principal of such Mortgage Loan or Companion Loan to the extent of its entire remaining unpaid principal balance; and tenth, if such Mortgage Loan is an ARD Loan, as a recovery of any Excess Interest then due and owing on such Mortgage Loan.

         (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the month of receipt; third, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; and fourth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan.

         (c) The applications of amounts received in respect of any Mortgage Loan, the Companion Loan or any REO Property pursuant to paragraphs (a) and (b) of this Section 1.02 shall be determined by the Master Servicer in its good faith judgment.

                                   ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
                                  CERTIFICATES

         Section 2.01. Establishment of Trust; Conveyance of Mortgage Loans.

         (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee to serve as trustee of such trust and assign to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under
(i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 4(a), 6 and 13 of each Mortgage Loan Purchase Agreement and Sections 2, 4 and 6 of the Supplemental Agreement and (iii) all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

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

         (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, and the Companion Lender, pursuant to the Co-Lender Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or the Custodian (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File (or in the case of the Companion Lender, the Companion Loan File) for each of such Mortgage Loan Seller's Mortgage Loans so assigned. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Mortgage Loan, the original Mortgage Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (2), (4), (11) and (12) of the definition of "Mortgage File", with evidence of recording or filing, as the case may be, thereon, because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such missing document or instrument, and such missing document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such missing document or instrument (certified by the related Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Trustee within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the related Mortgage Loan Seller has provided the Trustee with evidence of such recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Trustee no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). Upon request, the Trustee shall provide a copy of any such certification, promptly after receipt thereof, to any Certificate Owner holding a Certificate in the Controlling Class that has provided a certification to the Trustee in the form attached hereto as Exhibit
K. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (9) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this Section 2.01(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the related Mortgage Loan Seller shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Closing Date, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the related Mortgage Loan Seller shall deliver to the Trustee or such Custodian, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the

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definition of "Mortgage File" covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. Neither the Trustee nor any Custodian shall in any way be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b).

         If any of the endorsements referred to in clause (1) of the definition of "Mortgage File" are delivered to the Trustee in blank, the Trustee shall be responsible for promptly (and in any event within 45 days of the Closing Date) completing the related endorsement and if any of the assignments referred to in clauses (3), (5) and (7) of the definition of "Mortgage File" are delivered to the Trustee in blank, the related Mortgage Loan Seller shall be responsible for completing the related assignment, in the name of the Trustee (in such capacity) and in any event prior to releasing possession thereof.

         (c) Pursuant to each Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller shall, as to each Mortgage Loan, at its own expense, promptly (and in any event within 60 days of the Closing Date) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses (3) and (5) of the definition of "Mortgage File" and each UCC-2 and UCC-3 referred to in clause (11)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office or the Mortgage Loan Seller to the Trustee or its designee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. Promptly following receipt, the Trustee shall, at the expense of the respective Mortgage Loan Seller, deliver a copy of any such document or instrument to the Master Servicer. If any such document or instrument is lost or returned to the Trustee unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the Mortgage Loan Seller, pursuant to the related Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be.

         (d) All documents and records in the Depositor's or any Mortgage Loan Seller's possession relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer on or before the Closing Date and shall be held by the Master Servicer (or a Sub-Servicer retained thereby) on behalf of the Trustee in trust for the benefit of the Certificateholders. If the Sub-Servicer shall hold any original documents and records delivered to it pursuant to this clause (d) then the Sub-Servicer shall deliver copies thereof to the Master Servicer.

         (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each Mortgage Loan Purchase Agreement and the Supplemental Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

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         Section 2.02. Acceptance by Trustee.

         (a) The Trustee, by the execution and delivery of this Agreement, hereby certifies receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section 2.02, and further subject to any exceptions noted on any exception report prepared by the Trustee or such Custodian and attached hereto as Schedule II, of the documents specified in clauses (1), (2), (9) and (12) of the definition of "Mortgage File" of a fully executed original counterpart of each Mortgage Loan Purchase Agreement and of all other assets included in REMIC I and delivered to it, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in REMIC I, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee further acknowledges receipt of the Companion Loan File and declares that it, or the Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered to it constituting the Companion Loan File, and that it holds it for the exclusive use and benefit of Companion Lender. In connection with the foregoing, the Trustee hereby certifies, subject to any exceptions noted on any exception report prepared by the Trustee or the Custodian and attached hereto as
Schedule II, as to each Mortgage Note, that it (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan.

         (b) Within 60 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review, the Trustee shall certify in writing in the form attached hereto as Schedule III to each of the Depositor, the Master Servicer, the Special Servicer, each Certificateholder in the Controlling Class, each Mortgage Loan Seller and, upon request, any Certificateholder that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (1) through (5), (9), (11), (12), (13) and (18) (in the case of clause (11), without regard to whether such UCC financing statements were in the possession of the Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with
Section 2.01(b) and (ii) all documents delivered or caused to be delivered by the related Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it or by a Custodian on its behalf and (A) appear regular on their face and relate to such Mortgage Loan, (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan. If the Trustee's certification pursuant to the preceding sentence includes an exception report, or if such certification indicates that any recording or filing required by Section 2.01(c) has not been completed with respect to a Mortgage Loan, the Trustee or a Custodian on its behalf shall continuously update such exception report to reflect receipt of any additional documents or instruments or evidence of recording or filing of such additional documents or instruments with respect to such Mortgage Loan, until the earliest of (i) the date on which such exceptions are eliminated and any such recording or filing has been completed,
(ii) the date on which the

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affected Mortgage Loan has been removed from the Trust Fund, and (iii) the date which is two years after the Closing Date, and shall provide such updated exception report (beginning 150 days after the Closing Date and continuing every 90 days thereafter until the date which is two years after the Closing Date) to each of the Depositor, the Master Servicer, the Special Servicer, the Majority Certificateholder of the Controlling Class and, upon request, any Certificateholder. At any time after the date which is two years after the Closing Date, the Depositor, the Master Servicer, the Special Servicer and any Certificateholder may receive, upon request, an updated exception report (which may be in electronic format).

         (c) The Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing in the form attached hereto as Schedule III to each of the Depositor, the Master Servicer, the Special Servicer, the Majority Certificateholder of the Controlling Class and each Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (1) through (5), (9), (11), (12), (13) and (18) (in the case of clause
(11), without regard to whether such UCC financing statements were in the possession of the Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b), (ii) it or a Custodian on its behalf has received either a recorded original of each of the assignments specified in clauses (3) and, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the related Mortgage Loan Seller, (5) of the definition of "Mortgage File" or a copy of such recorded original certified by the applicable public recording office or, if such public recording office does not provide a certified original, the Mortgage Loan Seller to be true and complete and (iii) all Mortgage Loan documents received by it or any Custodian have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face and relate to such Mortgage Loan, (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan.

It is acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses
(6), (7), (8), (10), (14), (15), (16), (17) and (19) of the definition of
"Mortgage File" exist or are required to be delivered by the Depositor, any Mortgage Loan Seller or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose or that they are other than what they purport to be on their face. Further, with respect to the documents described in clause (11) of the definition of "Mortgage File", absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for the purposes of certification and recordation delivered in Section 2.02(b), that the related Mortgage File should include one UCC Financing Statement filed in the office designated for the filing in the state of incorporation for the Mortgagor of the Mortgage on the related Mortgaged Property. The UCC Financing Statements will be delivered on the new national filing forms, in recordable form and will be filed in the relevant central office of such state , as referred to herein or on the face of such documents.

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

         (d) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds (or, if at any time, any other party hereto finds) any document or documents constituting a part of a Mortgage File to have not been properly executed or, subject to Section 2.01(b), to have not been delivered, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or to be defective on its face (each, a "Defect" in the related Mortgage File) the Trustee (or such other party) shall promptly so notify each of the other parties hereto and the related Mortgage Loan Seller. If and when notified of any error in the Mortgage Loan Schedule, the Depositor shall promptly correct such error and distribute a new, corrected Mortgage Loan Schedule to each of the other parties hereto, and upon receipt by the Trustee of such a corrected Mortgage Loan Schedule so identified, such new, corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.

         Section 2.03. Mortgage Loan Sellers' Repurchase of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.

         (a) If the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty set forth in or made pursuant to Section 4(a) of each Mortgage Loan Purchase Agreement or Section 2(a) of the Supplemental Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, or if the Trustee discovers or receives notice of any event that would give rise to the repurchase of a Mortgage Loan pursuant to Section 6(b) of any Mortgage Loan Purchase Agreement or Section 4(b) of the Supplemental Agreement, the Trustee shall give prompt written notice of such Defect, Breach or event, as the case may be, to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies and the related Mortgage Loan Seller (and GMACCM, in the case of such a Defect, Breach or event under the Supplemental Agreement) and shall request that the related Mortgage Loan Seller (or GMACCM, in the case of such a Defect, Breach or event under the Supplemental Agreement), within the time period provided for in the related Mortgage Loan Purchase Agreement or the Supplemental Agreement, as applicable, cure such Defect, Breach or event, as the case may be, in all material respects or repurchase the affected Mortgage Loan at the applicable Purchase Price in conformity with the related Mortgage Loan Purchase Agreement or the Supplemental Agreement, as applicable; provided, however, that in lieu of effecting any such repurchase, a Mortgage Loan Seller (or GMACCM, in the case of such a Defect, Breach or event under the Supplemental Agreement) will be permitted to deliver a Qualifying Substitute Mortgage Loan until the second anniversary of the Closing Date and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the related Mortgage Loan Purchase Agreement or the Supplemental Agreement, as applicable, and this Agreement; provided, further, that if such Defect or Breach would cause the Mortgage Loan to be other than a "qualified mortgage" under
Section 860G(a)(3) of the Code, such Defect or Breach shall be cured or the related Mortgage Loan shall be repurchased or replaced with a Qualifying Substitute Mortgage Loan within 60 days of discovery. In the case of any Breach, Defect or event with respect to a Cross-Collateralized Mortgage Loan that requires repurchase of such Mortgage Loan, the Cross-Collateralized Mortgage Loan must be repurchased in its entirety. Notwithstanding the foregoing, the applicable Mortgage Loan Seller will not be required to repurchase all of the related Cross-Collateralized Mortgage Loans if, (i) after giving effect to the repurchase only of the Mortgage Loans materially and adversely affected by such

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Breach or Defect, both (A) the Debt Service Coverage Ratio for the four preceding calendar quarters for all of the Mortgaged Properties then remaining subject to the related Mortgage is not less than 0.10x below the Debt Service Coverage Ratio set forth in the Prospectus with respect to such Cross-Collateralized Mortgage Loan and the related Cross-Collateralized Mortgage Loans, and (B) the Loan-to-Value Ratio for all of the Mortgaged Properties then remaining subject to the related Mortgage is not greater than 10% of the Loan-to-Value Ratio set forth in the Prospectus with respect to such Cross-Collateralized Mortgage Loan and the related Cross-Collateralized Mortgage Loans, in each case determined by the Master Servicer or Special Servicer, as applicable; and (ii) the cross-collateralization provisions of the applicable Cross-Collateralized Mortgage Loans have been released under the terms of the applicable Cross-Collateralized Mortgage Loans as to the Mortgage Loan(s) affected by such Breach or Defect, and such Mortgage Loan(s) to be repurchased from the Trust Fund is no longer cross-collateralized with the Cross-Collateralized Mortgage Loans. If the Master Servicer or Special Servicer, as applicable, determines that an Appraisal is required for purposes of determining the foregoing, the Appraisal will be at the related Mortgage Loan Seller's expense, if the scope and cost of the Appraisal is approved by the related Mortgage Loan Seller (such approval not to be unreasonably withheld).

         Unless the applicable delivery requirements are otherwise deemed to have been satisfied pursuant to Section 2.01(b) (including by virtue of the delivery of alternative documents as specified in Section 2.01(b)), any of the following Defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in, and the value of, a Mortgage
Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage and a certificate stating that the original signed Mortgage and any intervening assignments required to create a complete chain of assignment to the Trustee were sent for recordation; or (c) the absence from the Mortgage File of the item called for by paragraph (9) of the definition of Mortgage File. If any of the foregoing Defects (each, a "Material Document Defect") is discovered by the Trustee, the Trustee will take the steps described elsewhere in this section.

         As to any Qualifying Substitute Mortgage Loan or Loans, the Trustee shall direct the related Mortgage Loan Seller (or GMACCM, in the case of such a Defect, Breach or event under the Supplemental Agreement) to deliver to the Trustee for such Qualifying Substitute Mortgage Loan or Loans (with a copy to the Master Servicer), the related Mortgage File(s) with the related Mortgage Note(s) endorsed as required by clause (1) of the definition of "Mortgage File". No substitution may be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by Master Servicer and remitted by the Master Servicer to the related Mortgage Loan Seller (or GMACCM, in the case of such a Defect, Breach or event under the Supplemental Agreement) on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Mortgage Loan Seller (or GMACCM, in the case of such a Defect, Breach or event under the Supplemental Agreement) shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

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

         In any month in which the related Mortgage Loan Seller (or GMACCM under the Supplemental Agreement) substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the applicable Substitution Shortfall Amount. The Trustee shall direct the related Mortgage Loan Seller (or GMACCM, as applicable) to deposit cash equal to such amount into the Certificate Distribution Account concurrently with the delivery of the Mortgage File(s) for the Qualifying Substitute Mortgage Loan(s), without any reimbursement thereof. The Trustee shall also direct the related Mortgage Loan Seller (or GMACCM, as applicable) to give written notice to the Trustee and the Master Servicer of such deposit, accompanied by an Officers' Certificate as to the calculation of the applicable Substitution Shortfall Amount. The Trustee shall direct the related Mortgage Loan Seller (or GMACCM, as applicable) to amend the Mortgage Loan Schedule to reflect the removal of each Deleted Mortgage Loan and, if applicable, the substitution of the Qualifying Substitute Mortgage Loan(s); and, upon such amendment, the Trustee shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any such substitution, the Qualifying Substitute Mortgage Loan(s) shall be subject to the terms of this Agreement in all respects.

         (b) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender promptly to the related Mortgage Loan Seller (or GMACCM, as applicable), upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a trust receipt executed by the related Mortgage Loan Seller (or GMACCM, as applicable), all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the related Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the related Mortgage Loan Seller (or GMACCM, as applicable) in the same manner as provided in Section 2 of each Mortgage Loan Purchase Agreement. Additionally, in connection with any repurchase of or substitution for a Mortgage Loan pursuant to this Section 2.03, the Master Servicer shall release or cause to be released to the related Mortgage Loan Seller (or GMACCM, as applicable) any Reserve Funds or Escrow Payments with respect to the related Mortgage Loan. If the affected Mortgage Loan is to be repurchased, the Trustee shall designate the Mortgage Loan Subaccount as the account to which funds in the amount of the Purchase Price are to be wired.

         (c) Section 6 of the related Mortgage Loan Purchase Agreement and
Section 4 of the Supplemental Agreement provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to Section 4(a) of such Mortgage Loan Purchase Agreement or Section 2(a) of the Supplemental Agreement or any of the circumstances described in Section 6(b) of such Mortgage Loan Purchase Agreement or in Section 4(b) of the Supplemental Agreement.

         (d) The Trustee shall, for the benefit of the Certificateholders, enforce the obligations of each Mortgage Loan Seller under Section 6 of the related Mortgage Loan Purchase Agreement and the obligations of GMACCM under
Section 4 of the Supplemental Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Trustee would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Trustee shall be

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reimbursed for the reasonable costs of such enforcement, together with interest thereon at the Reimbursement Rate: first, from a specific recovery of costs, expenses or attorneys' fees against the related Mortgage Loan Seller (or GMACCM, in the case of enforcement under the Supplemental Agreement); second, pursuant to Section 3.05(b)(x) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(b)(xi) out of general collections on the Mortgage Loans on deposit in the Mortgage Loan Subaccount.

         Section 2.04. Issuance of Class R-I Certificates; Creation of REMIC I Regular Interests.

         Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests of the Class R-I Certificateholders and REMIC II in and to such distributions, shall be as set forth in this Agreement.

         Section 2.05. Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Class R-II Certificateholders and REMIC III as holder of the REMIC II Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R-II Certificateholders and REMIC III as the holder of the REMIC II Regular Interests.

         Section 2.06. Issuance of Class R-II Certificates; Creation of REMIC II Regular Interest.

         Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and in exchange therefor, at the direction of the Depositor, the REMIC II Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership of REMIC II. The rights of the Class R-II Certificateholders and REMIC III to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests of the Class R-II Certificateholders and REMIC III in and to such distributions, shall be as set forth in this Agreement.

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         Section 2.07. Conveyance of REMIC II Regular Interests; Acceptance of
REMIC III by Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the REMIC III Certificateholders. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Certificateholders.

         Section 2.08. Issuance of REMIC III Certificates.

         Concurrently with the assignment to the Trustee of the REMIC II Regular Interests, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC
III. The rights of the respective Classes of REMIC III Certificateholders to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests of the respective Classes of REMIC III Certificateholders in and to such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

         Section 3.01. Servicing and Administration of the Mortgage Loans.

         (a) Each of the Master Servicer and the Special Servicer shall service and administer (i) the Mortgage Loans (excluding the Mesa Grande Loan Group) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment) and
(ii) the Mesa Grande Loan Group pursuant to this Agreement and the Co-Lender Agreement on behalf of the Certificateholders and the Companion Lender in the best interests of and for the benefit of the Certificateholders and the Companion Lender as a collective whole (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in the case of both (i) and (ii), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and/or the Companion Loan and, to the extent consistent with the foregoing, further as follows: (x) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (y) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and the Companion Loan or, if a Mortgage Loan or the Companion Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the

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collection of the delinquent payments, the maximization of the recovery on such
Mortgage Loan to the Certificateholders (as a collective whole) or the maximization of the recovery on such Companion Loan to the Companion Lender, as the case may be, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders or the Companion Lender to be performed at the related Net Mortgage Rate); and (z) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, (B) the ownership of any Certificate or the Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof, (C) the Master Servicer's obligation to make Advances, (D) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances, (E) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction and (F) the obligation of GMACCM to repurchase Mortgage Loans pursuant to Section 4(b) of the Supplemental Agreement (the conditions set forth in the immediately foregoing clauses (x), (y) and (z), the "Servicing Standard"). Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, in connection with its servicing and administrative duties hereunder is hereby authorized and empowered by the Trustee and, pursuant to the Co-Lender Agreement is authorized by the Companion Lender, to exercise efforts consistent with the foregoing standard and to execute and deliver, on behalf of the Certificateholders, the Trustee, the Companion Lender or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.21, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File or the Companion Loan File; and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans, the Companion Loan and the Mortgaged Properties. Each of the Master Servicer and the Special Servicer is also authorized to approve a request by a Mortgagor under a Mortgage Loan or Companion Loan that it is obligated to service and administer pursuant to this Agreement, for an easement, consent to alteration or demolition, and for other similar matters, provided that the Master Servicer or the Special Servicer, as the case may be, determines, exercising its good faith business judgment and in accordance with the Servicing Standard, that such approval will not affect the security for, or the timely and full collectability of, the related Mortgage Loan or Companion Loan. Subject to
Section 3.10, the Trustee shall furnish, or cause to be furnished, and pursuant to the Co-Lender Agreement, the Companion Lender has agreed to furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee and the Companion Lender shall not be held liable, and shall be indemnified by the Master Servicer or the Special Servicer, as applicable, for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be; and further provided that neither the Master Servicer nor the Special Servicer, without the written consent of the Trustee or the Companion Lender, shall initiate any action in the name of the Trustee or the Companion

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Lender, as applicable, without indicating its representative capacity or cause the Trustee or the Companion Lender to be registered to do business in any state.

         (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer each shall have full power and authority, acting alone or, subject to
Section 3.23, through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

         (c) The relationship of the Master Servicer and the Special Servicer to the Trustee and the Companion Lender and, unless the same Person acts in both capacities, to each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent. Unless the same Person acts in both capacities, the Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under this Agreement, and the Special Servicer shall have no responsibility for the performance of the Master Servicer under this Agreement.

         (d) Subject to Section 3.01(a), each of the Master Servicer and Special Servicer shall service and administer each Mortgage Loan that is a Cross-Collateralized Mortgage Loan as a single Mortgage Loan in each case as and when it deems such treatment necessary and appropriate. Subject to Section 3.01(a), each of the Master Servicer and the Special Servicer shall service and administer the Mesa Grande Loan Group as a single mortgage loan as and when it deems such treatment necessary and appropriate.

         (e) The Companion Loan shall be serviced and administered by the Master Servicer and the Special Servicer pursuant to the terms of this Agreement for so long as the Mesa Grande Mortgage Loan is included in the Trust Fund. If the Mesa Grande Mortgage Loan is removed from the Trust Fund or this Agreement is terminated, the servicing and administration of the Mesa Grande Mortgage Loan and the Companion Loan shall be retained or transferred by the Master Servicer or Special Servicer as specified in the Co-Lender Agreement.

         Section 3.02. Collection of Mortgage Loan Payments.

         The Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and the Companion Loan, and shall, to the extent such procedures shall be consistent with this Agreement, and with respect to the Mesa Grande Loan Group, the Co-Lender Agreement, and the terms and conditions of the Mortgage Loans and the Companion Loan, follow such collection procedures as are consistent with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans or the Companion Loan. Consistent with the foregoing, the Master Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan or the Companion Loan (other than a Specially Serviced Mortgage Loan) and the Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Specially Serviced Mortgage Loan.

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         Section 3.03. Collection of Taxes, Assessments and Similar Items;
Servicing Accounts and Reserve Accounts.

         (a) Each of the Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so collected in respect of any Mortgage Loan or the Companion Loan (and interest earned thereon) from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) reimburse the Trustee, the Master Servicer and the Special Servicer, in that order, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) refund to the related Mortgagor any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer or Special Servicer, as applicable); (v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property; or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01. As part of its servicing duties, the Master Servicer and the Special Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts maintained thereby, to the extent required by law or the terms of the related Mortgage Loan or Companion Loan. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I, REMIC II, REMIC III or the Grantor Trust.

         (b) Each of the Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgage Loans and with respect to the Companion Loan if it is not a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to the Specially Serviced Mortgage Loans) shall (i) maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof, and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) for Mortgage Loans which require the related Mortgagor to escrow for the payment of such items, and for the Companion Loan if the Companion Loan requires the related Mortgagor to escrow for payment of such items, and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan or the Companion Loan. To the extent that a Mortgage Loan or the Companion Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgaged Loans) shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirements of the related Mortgage for payments in respect of such items at the time they first become due.

         (c) In accordance with the Servicing Standard, the Master Servicer (at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans) shall advance with respect to each related Mortgaged Property all such funds as are necessary for the purpose

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of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05. No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments, ground rents (if applicable) and other similar items on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans or the Companion Loan, notwithstanding that the terms of such Mortgage Loans or the Companion Loan so permit.

         (d) The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made to pay for, or to reimburse the related Mortgagor in connection with, the related repairs, environmental remediation, replacements and/or capital improvements at the related Mortgaged Property if such repairs, environmental remediation, replacements and/or capital improvements have been completed, and such withdrawals are made, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts. As part of its servicing duties, the Master Servicer and the Special Servicer shall pay or cause to be paid to the Mortgagors interest on funds in the Reserve Accounts maintained thereby, to the extent required by applicable law or the terms of the related Mortgage Loan. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II, REMIC III or the Grantor Trust.

         Section 3.04. Collection Account, Distribution Account and Interest Reserve Account.

         (a) The Master Servicer shall establish and maintain a Collection Account that shall be held in the name of the Master Servicer on behalf of the Certificateholders and the Companion Lender and shall include the Mortgage Loan Subaccount and, with respect to the Companion Loan, the Companion Loan Subaccount. The Master Servicer shall deposit or cause to be deposited into the Collection Account on a daily basis, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans and the Companion Loan due and payable on or before the Cut-off Date), and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

         (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans and the Companion Loan;

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         (ii) all payments on account of interest (including, without limitation, Default Interest and Excess Interest) on the Mortgage Loans and the Companion Loan, late payment charges and Prepayment Premiums;

         (iii) any amounts received from the Special Servicer which are required to be transferred from the REO Account pursuant to Section 3.16(c) and amounts of interest and investment income earned in respect of amounts relating to the Trust Fund or the Companion Loan held in any Lock-Box Account or Cash Collateral Account, if any, and only to the extent not required to be paid to the applicable Mortgagor under the terms of the related Mortgage Loan documents, the Companion Loan documents or applicable law;

         (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan, the Companion Loan or any REO Property (other than Excess Liquidation Proceeds and Liquidation Proceeds that are received in connection with the Master Servicer's or the Depositor's purchase of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Certificate Distribution Account pursuant to Section 9.01) and any Borrower Recoveries;

         (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds relating to the Trust Fund or the Companion Loan held in the Collection Account;

         (vi) that portion of each Delinquency Advance that represents (without duplication) the Servicing Fee; and

         (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy.

         The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, charges for beneficiary statements or demands, assumption fees, amounts collected for mortgagor checks returned for insufficient funds, ancillary fees and any other amounts that the Master Servicer and the Special Servicer are entitled to as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional servicing compensation in accordance with
Section 3.11(d), all assumption fees, modification fees, ancillary fees and other transaction fees due to and received by the Master Servicer with respect to Specially Serviced Mortgage Loans. The Collection Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced and the other accounts of the Master Servicer.

         Upon receipt of any of the amounts described in clauses (i), (ii) and
(iv) above with respect to any Mortgage Loan or Companion Loan which is not an REO Loan, the Special

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Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16 (c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

         Funds in the Collection Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof.

         (b) On each Master Servicer Remittance Date, the Master Servicer shall, with respect to each Mortgage Loan and the Companion Loan and prior to making the allocations between the Mortgage Loan Subaccount and the Companion Loan Subaccount, if any, pursuant to Section 3.04(c):

              (i) withdraw from the Collection Account any sums deposited therein in error and pay such sums to the Persons entitled thereto;

              (ii) pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts relating to the Trust Fund and the Companion Loan held in the Collection Account, any Lock-Box Account and Cash Collateral Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Collection Account, any Lock-Box Account and Cash Collateral Account for any Collection Period), (B) Prepayment Interest Excesses and Balloon Payment Interest Excesses received on the Mortgage Loans and the Companion Loan
(C) (1) Penalty Charges received on each Mortgage Loan (other than the Mesa Grande Loan Group) so long as such Mortgage Loan is not a Specially Serviced Mortgage Loan (but only to the extent not otherwise allocable to cover Advance Interest in respect of such Mortgage Loan) and (2) all Penalty Charges received on the Mesa Grande Mortgage Loan (or allocated thereto under the Co-Lender Agreement), so long as such Mesa Grande Mortgage Loan is not a Specially Serviced Mortgage Loan (but only to the extent not otherwise allocable to cover Advance Interest in respect of the Mesa Grande Mortgage Loan);

              (iii) pay the Special Servicer, as additional servicing compensation, (A) all Penalty Charges received on any Specially Serviced Mortgage Loan other than the Mesa Grande Mortgage Loan or the Companion Loan (but only to the extent not otherwise allocable to pay Advance Interest in respect of such Specially Serviced Mortgage Loan) and (B) all Penalty Charges received on the Mesa Grande Mortgage Loan (or allocated thereto pursuant to the Co-

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Lender Agreement) at any time the Mesa Grande Mortgage Loan is a Specially
Serviced Mortgage Loan (but only to the extent not otherwise allocable to pay Advance Interest in respect of the Mesa Grande Mortgage Loan);

              (iv) reimburse itself or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect with respect to any Mortgage Loan giving rise to a repurchase obligation on the part of a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement or by GMACCM pursuant to Section 4 of the Supplemental Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, together with interest thereon at the Reimbursement Rate, each such Person's right to reimbursement pursuant to this clause (iv) with respect to such Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (d) of the definition of Purchase Price; and

              (v) pay itself, the Special Servicer, GMACCM or the Majority Certificateholder of the Controlling Class, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase.

         (c) (i) On each Master Servicer Remittance Date and with respect to each Mortgage Loan, the Master Servicer shall allocate to the Mortgage Loan Subaccount the following amounts (net of any withdrawals from the Collection Account pursuant to Section 3.04(b) that are allocable to such Mortgage Loan) from funds on deposit in the Collection Account with respect to such Mortgage
Loan:

              (A) except for amounts allocated as provided in clause (B) immediately below, all payments received on account of principal and interest on each Mortgage Loan (excluding Penalty Charges), but, in the case of the Mesa Grande Mortgage Loan, only to the extent allocable to the Mesa Grande Mortgage Loan pursuant to the terms of the Co-Lender Agreement, whether received in the form of Monthly Payments, Balloon Payments, Principal Prepayments, Liquidation Proceeds or Insurance Proceeds;

              (B) the Purchase Price received in connection with any purchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement or by GMACCM pursuant to
         Section 4 of the Supplemental Agreement or any purchase of a Mortgage Loan pursuant to Section 3.18 or 9.01; and

              (C) any Borrower Recoveries in respect of such Mortgage Loan and any collection from the related REO Property, in each case only to the extent not otherwise allocable to the Companion Loan Subaccount in accordance with clause (c)(ii)(B) immediately below.

         (ii) On each Master Servicer Remittance Date and with respect to the Companion Loan, the Master Servicer shall allocate to the Companion Loan Subaccount the

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following amounts (net of any withdrawals from the Collection Account pursuant to Section 3.04(b) that are allocable to the Companion Loan) from funds on deposit in the Collection Account with respect to the Companion Loan:

              (A) all payments received on account of principal and interest on the Companion Loan (excluding Penalty Charges) but only to the extent allocable to the Companion Loan pursuant to the terms of the Co-Lender Agreement, whether received in the form of Monthly Payments, Balloon Payments, Principal Prepayments, Liquidation Proceeds or Insurance Proceeds; and

              (B) any Borrower Recoveries in respect of such Companion Loan and any collections from the related REO Property, in each case only to the extent allocable to the Companion Loan pursuant to the terms of the Co-Lender Agreement; and

         (iii) In making the foregoing deposits into the Collection Account and the allocations of amounts received with respect to the Mesa Grande Loan Group between the Mortgage Loan Subaccount and the Companion Loan Subaccount, if the Special Servicer, in connection with a Workout of the Mesa Grande Mortgage Loan and/or the Companion Loan, has modified the terms thereof such that (A) the related Mortgage Note Principal Balance is decreased, (B) the Mortgage Rate or scheduled amortization payments on the related Mortgage Note are reduced, (C) payments of interest or principal on such Mortgage Note are waived, reduced or deferred or (D) any other adjustment is made to the economic terms of such Mortgage Loan or Companion Loan, all allocations between the Mortgage Loan Subaccount and Companion Loan Subaccount pursuant to this Section 3.04 shall be made pro rata on the same basis as such deposits and allocations were made prior to the occurrence of such Workout.

         (d) The Master Servicer shall, each month on or before the Master Servicer Remittance Date, remit to the Companion Lender the Available Companion Loan Distribution Amount for the Master Servicer Remittance Date then on deposit in the Companion Loan Subaccount. Such remittance shall be made by the Master Servicer to the Companion Lender by wire transfer of immediately available funds to the account of such Companion Lender at a bank or other entity having appropriate facilities therefor, if such Companion Lender shall have provided the Master Servicer with wiring instructions no less than five Business Days prior to the related Distribution Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Companion Lender as specified to the Master Servicer in accordance with the Co-Lender Agreement.

         (e) The Trustee shall establish and maintain the Certificate Distribution Account in trust for the benefit of the Certificateholders. The Certificate Distribution Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee.

         The Master Servicer shall deliver to the Trustee each month on or before the Master Servicer Remittance Date therein, for deposit in the Certificate Distribution Account, that

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

portion of the Available Certificate Distribution Amount (calculated without regard to clauses (b)(iii) or (b)(iv) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account and the Trustee Fee collected with respect to each Mortgage Loan.

         In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Certificate Distribution Account:

         (i) any Delinquency Advances required to be made by the Master Servicer in accordance with Section 4.03 (in each case, net of the portion thereof that represents Servicing Fees and/or Special Servicing Fees, which is to be deposited in the Mortgage Loan Subaccount);

         (ii) any Compensating Interest Payments required to be made by the Master Servicer pursuant to Section 3.20;

         (iii) any Liquidation Proceeds paid by the Master Servicer or the Depositor in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Collection Account pursuant to
Section 9.01); and

         (iv) any other amounts required to be so delivered for deposit in the Certificate Distribution Account pursuant to any provision of this Agreement.

         (f) The Trustee shall, upon receipt, deposit in the Certificate Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein. If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date or on such other date as any amount is required to be delivered for deposit in the Certificate Distribution Account, the Master Servicer shall not have delivered to the Trustee for deposit in the Certificate Distribution Account the relevant portion of the Available Certificate Distribution Amount, or any of the other amounts required to be deposited therein, then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 328-1258 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day. To the extent the Master Servicer has not delivered to the Trustee for deposit in the Certificate Distribution Account such amounts as are required to be delivered on the Master Servicer Remittance Date, the Master Servicer shall pay interest thereon to the Trustee at an interest rate equal to the Reimbursement Rate then in effect for the period from and including the Master Servicer Remittance Date to and excluding the date such amounts are deposited.

         Funds in the Certificate Distribution Account may be invested by the Trustee in Permitted Investments and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Depositor of the location of the Certificate Distribution Account as of the Closing Date and of the new location of the Certificate Distribution Account prior to any change thereof.

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         (g) The Trustee shall establish (upon an event occurring that generates
Excess Liquidation Proceeds) and maintain the Excess Liquidation Proceeds
Reserve Account in trust for the benefit of the Certificateholders. The Excess Liquidation Proceeds Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee. Funds in the Excess Liquidation Proceeds Reserve Account may be invested by the Trustee in Permitted Investments in accordance with the provisions of Section 3.06 and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06.

         Upon the disposition of any REO Property in accordance with Section 3.19, the Special Servicer will calculate the Excess Liquidation Proceeds, if any, realized in connection with such sale and deposit such amount in the Excess Liquidation Proceeds Reserve Account.

         (h) The Trustee shall establish and maintain the Interest Reserve Account in trust for the benefit of the Certificateholders. The Interest Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee. Funds in the Interest Reserve Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06 and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06.

         On each Master Servicer Remittance Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, the Trustee shall calculate the Withheld Amount with respect to each Interest Reserve Loan. On each such Master Servicer Remittance Date, the Trustee shall withdraw from the Certificate Distribution Account and deposit in the Interest Reserve Account an amount equal to the aggregate of the Withheld Amounts calculated in accordance with the previous sentence. If the Trustee shall deposit in the Interest Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Interest Reserve Account, any provision herein to the contrary notwithstanding. On or prior to the Master Servicer Remittance Date in March of each calendar year, the Trustee shall transfer to the Certificate Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account. On the Closing Date, the Depositor shall make an initial deposit of $286,091.54 to the Interest Reserve Account, which deposit shall be treated as Withheld Amounts for purposes of the Distribution Date in March 2002.

         Section 3.05. Permitted Withdrawals From the Collection Account, the Certificate Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account.

         (a) The Master Servicer may, from time to time, make withdrawals from the Companion Loan Subaccount for any of the following purposes:

         (i) to remit to the Companion Lender the amounts required to be remitted pursuant to Section 3.04(d);

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         (ii) to pay itself unpaid Servicing Fees earned thereby in respect of the Companion Loan or related REO Loan;

         (iii) to pay to the Special Servicer, out of general collections on the Companion Loan and any related REO Properties, earned and unpaid Special Servicing Fees in respect of the Companion Loan if it is a Specially Serviced Mortgage Loan or an REO Loan;

         (iv) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the Companion Loan pursuant to, and from the sources contemplated by, Section 3.11(c);

         (v) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 6.03 (provided that any such payment that does not relate to a specific Mortgage Loan or the Companion Loan shall be payable pro rata (on the basis of the amount on deposit in the Companion Loan Subaccount and the amount on deposit in the Mortgage Loan Subaccount) from the Companion Loan Subaccount and the Mortgage Loan Subaccount and any such payment that relates to the Companion Loan shall be payable solely from the Companion Loan Subaccount);

         (vi) to reimburse itself and the Special Servicer, in that order, as applicable, for the Companion Lender's ratable portion (based on the Stated Principal Balance of the Companion Loan and the Mesa Grande Mortgage Loan) of any unreimbursed Servicing Advances made thereby, the Master Servicer's or the Special Servicer's respective rights to be reimbursed pursuant to this clause
(vi) with respect to the Companion Loan and any related REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and REO Revenues allocable to the Companion Loan Subaccount in accordance with Section 3.04(c)(ii);

         (vii) to reimburse itself and the Special Servicer, in that order, as applicable, out of general collections on the Companion Loan and or collections from any related REO Property allocable to the Companion Loan, for Nonrecoverable Servicing Advances made with respect to the Companion Loan and the related Mortgaged Property thereby;

         (viii) to pay itself or the Special Servicer, in that order as the case may be, any related Advance Interest accrued and payable on any unreimbursed Advance made with respect to the Companion Loan in accordance with Section 3.11(f), first out of Penalty Charges received on the Companion Loan or related REO Loan as to which such Advance was made and then, at or following such time as it reimburses itself and the Special Servicer, in that order, as applicable, for such Advance pursuant to clause (vi) or (vii) above or Section 3.03, out of general collections on the Companion Loan or related REO Property;

         (ix) [reserved];

         (x) [reserved];

         (xi) to pay out of general collections on the Companion Loan and any related REO Property, for costs and expenses incurred pursuant to Section 3.09(c) with respect to

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the Companion Loan and to pay Liquidation Expenses out of related Liquidation
Proceeds on such Companion Loan pursuant to Section 3.09;

         (xii) [reserved];

         (xiii) [reserved];

         (xiv) to pay itself, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Companion Loan and any related REO Property, any amounts payable to any such Person pursuant to Section 6.03 (provided that any such payment that does not relate to a specific Mortgage Loan or the Companion Loan shall be payable pro rata (on the basis of the amount on deposit in the Companion Loan Subaccount and the amount on deposit in the Mortgage Loan Subaccount) from the Companion Loan Subaccount and the Mortgage Loan Subaccount and any such payment that relates to the Companion Loan shall be payable solely from the Companion Loan Subaccount);

         (xv) to pay, out of general collections on the Companion Loans and any related REO Property, for (A) the Companion Loan's ratable portion (based on the outstanding Stated Principal Balance of the Companion Loan and the Mortgage
Loan) of (I) the cost of any Opinion of Counsel contemplated by Section 11.01(a) in connection with an amendment to this Agreement, which amendment is in furtherance of the rights and interests of the Companion Lender and (II) the cost of recording this Agreement in accordance with Section 11.02(a), and (B) the cost of a new Appraisal obtained pursuant to Section 3.11(h);

         (xvi) [reserved];

         (xvii) to withdraw funds deposited into the Companion Loan Subaccount in error; and

         (xviii) to clear and terminate the Companion Loan Subaccount at the termination of this Agreement pursuant to Section 9.01.

         The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Companion Loan Subaccount amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

         (b) The Master Servicer may, from time to time, make withdrawals from the Mortgage Loan Subaccount for any of the following purposes:

         (i) to remit to the Trustee for deposit in the Certificate Distribution Account the amounts required to be remitted pursuant to the second paragraph of
Section 3.04(e) or that may be applied to make Delinquency Advances pursuant to
Section 4.03(a);

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

         (ii) to pay itself unpaid Servicing Fees payable to itself earned thereby in respect of each Mortgage Loan and related REO Loan, the Master Servicer's rights to payment pursuant to this clause (ii) being limited to amounts received or advanced on or in respect of such Mortgage Loan or such REO Loan that are allocable as a recovery or advance of interest thereon;

         (iii) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any related REO Properties, earned and unpaid Special Servicing Fees in respect of any Mortgage Loan that is a Specially Serviced Mortgage Loan or REO Loan;

         (iv) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees with respect to the Mortgage Loans to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(c);

         (v) to reimburse the Trustee and itself, in that order, as applicable, for unreimbursed Delinquency Advances made thereby, the Master Servicer's or the Trustee's respective rights to be reimbursed pursuant to this clause (v) being limited to amounts received that represent Late Collections of interest on and principal of the particular Mortgage Loans and REO Loans with respect to which such Delinquency Advances were made (in each case, net of related Workout Fees);

         (vi) to reimburse the Trustee, itself and the Special Servicer, in that order, as applicable, for unreimbursed Servicing Advances made thereby that remain unreimbursed or unpaid after the application of funds in the Companion Loan Subaccount in accordance with Section 3.05(a), the Master Servicer's, the Special Servicer's or the Trustee's respective rights to be reimbursed pursuant to this clause (vi) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and REO Revenues attributable to such Mortgage Loan;

         (vii) to reimburse the Trustee, itself and the Special Servicer, in that order, as applicable, out of general collections on the Mortgage Loans and related REO Properties, for (A) Nonrecoverable Advances made thereby with respect to any Mortgage Loan and (B) with respect to the Mesa Grande Loan Group, any Nonrecoverable Servicing Advances that remain unreimbursed after the application of funds in the Companion Loan Subaccount in accordance with Section 3.05(a);

         (viii) to pay the Trustee, itself or the Special Servicer, in that order as the case may be, any related Advance Interest accrued and payable on any unreimbursed Advance in accordance with Section 3.11(f) and 4.03(d), first out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Advance was made and then, at or following such time as it reimburses the Trustee, itself and the Special Servicer, in that order, as applicable, for such Advance pursuant to clause (v), (vi) or (vii) above or Section 3.03, out of general collections on the Mortgage Loans and related REO Properties;

         (ix) to reimburse itself (if it is not the affected Mortgage Loan Seller) or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of a Mortgage Loan Seller under Section 6 of the related Mortgage Loan Purchase Agreement (or Section 4 of

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

the Supplemental Agreement), including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, together with interest thereon at the Reimbursement Rate, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (d) of the definition of Purchase Price;

         (x) in accordance with Section 2.03(d), to reimburse the Trustee, out of general collections on the Mortgage Loans and related REO Properties for any unreimbursed expense reasonably incurred by the Trustee in connection with the enforcement of a Mortgage Loan Seller's obligations under Section 6(a) of the related Mortgage Loan Purchase Agreement (or Section 4 of the Supplemental Agreement), together with interest thereon at the Reimbursement Rate, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

         (xi) to pay out of general collections on the Mortgage Loans and related REO Properties, for costs and expenses incurred by the Trust Fund with respect to the Mortgage Loans and related REO Properties pursuant to Section 3.09(c) and to pay Liquidation Expenses out of related Liquidation Proceeds pursuant to Section 3.09;

         (xii) [reserved];

         (xiii) [reserved];

         (xiv) to pay itself, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and REO Properties, any amounts payable to any such Person pursuant to Section 6.03 that remains unreimbursed or unpaid after the application of funds in the Companion Loan Subaccount in accordance with
Section 3.05(a);

         (xv) to pay, out of general collections on the Mortgage Loans and REO Properties, for (A) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii) and 3.16(a), (B) the cost of the advice of counsel contemplated by
Section 3.17(a), (C) the cost of any Opinion of Counsel contemplated by Section 11.01(a) in connection with an amendment to this Agreement, which amendment is in furtherance of the rights and interests of Certificateholders, that remains unreimbursed or unpaid after the application of funds in the Companion Loan Subaccount in accordance with Section 3.05(a), (D) the cost of obtaining the REO Extension contemplated by Section 3.16(a), (E) the cost of recording this Agreement in accordance with Section 11.02(a) that remains unreimbursed or unpaid after the application of funds in the Companion Loan Subaccount in accordance with Section 3.05(a) and (F) the cost of a new Appraisal obtained pursuant to Section 3.11(h) or Section 4.03(c) that remains unreimbursed or unpaid after the application of funds in the Companion Loan Subaccount in accordance with Section 3.05(a);

         (xvi) to pay itself, the Special Servicer, any Mortgage Loan Seller, GMACCM or the Majority Certificateholder of the Controlling Class, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to or as

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

contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase;

         (xvii) to withdraw funds deposited into the Mortgage Loan Subaccount in error; and

         (xviii) to clear and terminate the Mortgage Loan Subaccount at the termination of this Agreement pursuant to Section 9.01.

         For each Mortgage Loan and the Companion Loan, the Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis (and for each REO Loan, on a property-by-property basis) when appropriate, for the purpose of justifying any withdrawal from the Companion Loan Subaccount or the Mortgage Loan Subaccount.

         The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Mortgage Loan Subaccount amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Companion Loan Subaccount or the Mortgage Loan Subaccount.

         (c) [Reserved]

         (d) The Trustee may, from time to time, make withdrawals from the Certificate Distribution Account for any of the following purposes (but not necessarily in the following order of priority):

         (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 and to deposit the Withheld Amounts in the Interest Reserve Account pursuant to Section 3.04(h);

         (ii) to pay itself interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Distribution Account for any Collection Period);

         (iii) to pay itself unpaid Trustee Fees pursuant to Section 8.05(a);

         (iv) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

         (v) to pay for (A) the cost of the Opinion of Counsel contemplated by
Section 11.01(a) or (c) in connection with any amendment to this Agreement requested by the

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

Trustee, which amendment is in furtherance of the rights and interests of Certificateholders, (B) the cost of the Opinion of Counsel contemplated by
Section 11.02(a) in connection with any recordation of this Agreement and (C) to the extent payable out of the Trust Fund, the cost of the Opinion of Counsel contemplated by Section 10.01(f);

         (vi) to (A) pay any and all federal, state and local taxes imposed on REMIC I, REMIC II or REMIC III or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g) or (2) any such Person that may be so liable has failed to make the required payment, and (B) reimburse the Trustee for reasonable expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

         (vii) to withdraw funds deposited into the Certificate Distribution Account in error; and

         (viii) to clear and terminate the Certificate Distribution Account at the termination of this Agreement pursuant to Section 9.01.

         (e) The Trustee may, from time to time, make withdrawals from the Interest Reserve Account to pay itself interest and investment income earned in respect of amounts relating to the Trust Fund held in the Interest Reserve Account (but only to the extent of Net Investment Earnings with respect to the Interest Reserve Account for any Collection Period).

         (f) The Trustee shall, on any Distribution Date, make withdrawals from the Excess Liquidation Proceeds Reserve Account to the extent required to make the distributions from the Excess Liquidation Proceeds Reserve Account required by Section 4.01(c).

         Section 3.06. Investment of Funds in the Collection Account, the Certificate Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account and the REO Account.

         (a) (i) The Master Servicer may direct any depository institution maintaining the Collection Account, any Lock-Box Account or any Cash Collateral Account to invest, (ii) the Special Servicer may direct any depository institution maintaining the REO Account to invest, or if it is a depository institution, may itself invest, and (iii) the Trustee may direct the depository institution maintaining the Certificate Distribution Account, the Excess Liquidation Proceeds Reserve Account or the Interest Reserve Account to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon, and (ii) no later than the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its

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capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account, any Lock-Box Account and any Cash Collateral Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account) on behalf of the Trustee and the Companion Lender, and the Trustee (with respect to Permitted Investments of amounts in the Certificate Distribution Account, the Excess Liquidation Proceeds Reserve
Account and the Interest Reserve Account), shall (and Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of the Trustee for purposes of Revised Article 8 (1994
Revision) of the UCC. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account, any Lock-Box Account or any Cash Collateral Account), the Special Servicer (in the case of the REO Account) and the Trustee (in the case of the Certificate Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account) shall:

              (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

              (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account, and to the extent the Master Servicer directs the investment of funds in any Lock-Box Account or any Cash Collateral Account, interest and investment income realized on funds deposited in each such Investment Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.05(a). Interest and investment income realized on funds deposited in the Certificate Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account, to the extent of Net Investment Earnings, if any, with respect to such account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with
Section 3.05(b) or (c), as the case may be. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal

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

in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in the Collection Account, and to the extent the Master Servicer has discretion to direct the investment of funds in any Lock-Box Account or any Cash Collateral Account for its sole and exclusive benefit, the Master Servicer shall deposit therein, no later than the end of the Collection Period during which such loss was incurred, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for such Collection Period. If any loss shall be incurred in respect of any Permitted Investment on deposit in the Certificate Distribution Account, the Excess Liquidation Proceeds Reserve Account or the Interest Reserve Account, the Trustee shall immediately deposit therein, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account. If any loss shall be incurred in respect of any Permitted Investment on deposit in the REO Account, the Special Servicer shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         Section 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

         (a) Each of the Master Servicer (in the case of Mortgage Loans and the Companion Loan other than Specially Serviced Mortgage Loans) and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall use reasonable efforts to cause each Mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage as is required under the related Mortgage (to the extent such insurance coverage is available at commercially reasonable terms); provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard. If a Mortgagor fails to maintain such insurance, the Master Servicer (at the direction of the Special Servicer in the case of a Specially Serviced
Loan) shall (to the extent available at commercially reasonable terms as determined by the Master Servicer, which shall be entitled to rely on an opinion of counsel or insurance consultants in making such determination) obtain such insurance (which may be through a master or single interest policy) and the cost (including any deductible relating to such insurance and any out of pocket cost incurred by the Master Servicer in obtaining advice of counsel or insurance consultants) of such insurance (or in the case of a master or single interest policy, the incremental cost (including any deductible relating to such insurance) of such insurance relating to the specific Mortgaged Property), shall be a Servicing Advance and shall be recoverable by the Master Servicer pursuant to Sections 3.05(a) and 3.05(b). If at any time a Mortgaged Property is located in an area identified in the Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency

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

(and flood insurance has been made available), the Master Servicer (or in the case of a Specially Serviced Loan, the Special Servicer) shall, if and to the extent that the Mortgage Loan or the Companion Loan requires the Mortgagor or permits the mortgagee to require the Mortgagor to do so, use reasonable efforts to cause the related Mortgagor to maintain a flood insurance policy meeting the requirements of the current guideline of the Federal Insurance Administration in the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, unless otherwise specified by the related Mortgage Loan or the Companion Loan. If (i) the Mortgagor is required by the terms of the Mortgage Loan or the Companion Loan to maintain such insurance (or becomes obligated by virtue of the related Mortgaged Property becoming located in such area by virtue of such remapping) or (ii) the terms of the Mortgage Loan or the Companion Loan permit the mortgagee to require the Mortgagor to obtain such insurance, the Master Servicer (or in the case of a Specially Serviced Loan, the Special Servicer), shall promptly notify the Mortgagor of its obligation to obtain such insurance. If the Mortgagor fails to obtain such flood insurance within 120 days of such notification, the Master Servicer (or in the case of a Specially Serviced Loan, the Special Servicer) shall obtain such insurance, the cost of which shall be a Servicing Advance and shall be recoverable by the Master Servicer or Special Servicer pursuant to Sections 3.05(a) and 3.05(b); provided that the Master Servicer or Special Servicer shall not be required to incur any such cost if such Advance would constitute a Nonrecoverable Servicing Advance. Subject to Section 3.17(a), the Special Servicer shall also use reasonable efforts to cause to be maintained for each REO Property (to the extent available at commercially reasonable terms) no less insurance coverage than was previously required of the Mortgagor under the related Mortgage or as is consistent with the Servicing Standard. All such insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of Mortgaged Properties) or the Special Servicer (in the case of REO Properties) on behalf of the Trustee and, with respect to the Companion Loan, the Companion Lender, and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with applicable law, the terms of the related Mortgage Loan and Companion Loan documents and the Servicing Standard) shall be deposited in the Mortgage Loan Subaccount and/or the Companion Loan Subaccount, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of the Companion Loan, or pursuant to Section 3.05(b) in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders or the Companion Lender, be added to the outstanding principal balance of the related Mortgage Loan or Companion Loan, notwithstanding that the terms of such Mortgage Loan or Companion Loan so permit, but shall be recoverable by the Master Servicer as a Servicing Advance pursuant to Sections 3.05(a) and 3.05(b).

         (b) (i) If the Master Servicer or the Special Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgaged Properties and/or REO Properties for which it is responsible to cause the maintenance of insurance hereunder, then, to the extent such policy provides protection equivalent to the individual policies otherwise

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required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on such Mortgaged Properties and/or REO Properties. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on a Mortgaged Property or an REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy, promptly deposit into the Collection Account (or into the Servicing Account if insurance proceeds are to be applied to the repair or restoration of the applicable Mortgaged Property or disbursed to the related Mortgagor) from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or Companion Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee, the Certificateholders and, if applicable, the Companion Lender, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

         (ii) If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its respective obligations to cause hazard insurance to be maintained on such Mortgaged Properties and/or REO Properties. Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall in the event that
(x) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and (y) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account (or into the Servicing Account if insurance proceeds are to be applied to the repair or restoration of the applicable Mortgaged Property or disbursed to the related Mortgagor) from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or Companion Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee, the Certificateholders and, if applicable, the Companion Lender, claims under any such master force placed insurance policy maintained by it in a timely fashion in accordance with the terms of such policy.

         (c) Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering its officers and employees and other persons acting on behalf of it in connection with its activities under this Agreement and naming the Trustee as an additional insured. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer or Special Servicer, as the case may be, if the Master Servicer or Special Servicer, as the case may be, were servicing and administering the Mortgage

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Loans, the Companion Loan and/or the REO Properties for which it is responsible hereunder for FNMA or FHLMC. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of such Person and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

         (d) All insurance coverage required to be maintained by the Master Servicer or Special Servicer, as applicable, under this Section 3.07 shall be obtained from Qualified Insurers having a claims paying ability rating (or the obligations of which are guaranteed or backed by a company having such claims paying ability rating or insurance financial strength rating, as applicable) of not less than (x) "A" by Standard & Poor's and (y) "A2" by Moody's; provided, however, that the requirements of clauses (x) and (y) shall not be applicable with respect to Standard & Poor's or Moody's, as applicable, if the related Rating Agency shall have confirmed in writing that an insurance company with a lower claims paying ability rating shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency of any class of Certificates.

         Section 3.08. Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate Financing; Defeasance.

         (a) As to each Mortgage Loan or Companion Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

         (i) provides that such Mortgage Loan or Companion Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

         (ii) provides that such Mortgage Loan or Companion Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund or such Companion Loan is serviced and administered under this Agreement, as the case may be, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 3.21(a)(iv), waive its right to exercise) any right it may have with respect to such Mortgage Loan or Companion Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard. In the event that the Special Servicer intends or is required, in accordance with the preceding sentence, the Mortgage Loan or Companion Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Special Servicer, if consistent with the Servicing Standard, may enter into an assumption and modification agreement with the Person to whom the related Mortgaged Property has been or is intended to be conveyed or may enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it (but only to the extent that charging such fee and entering into such assumption and modification agreement will not be a significant modification of the Mortgage Loan for purposes of the

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REMIC Provisions). The Special Servicer shall promptly notify the Trustee of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File. Subject to Section 3.21(a), if the Special Servicer intends or is required to permit the transfer of any Mortgaged Property and enter into an assumption agreement or a substitution of liability agreement, as the case may be, in accordance with the foregoing, the Special Servicer shall submit to (A) Moody's, in the case of any Mortgage Loan that has an outstanding principal balance in excess of the lesser of (1) $20,000,000 or (2) 5% of the then outstanding principal balance of the Mortgage Pool; and (B) Standard & Poor's, in the case of any Mortgage Loan or any group of Cross-Collateralized Mortgage Loans that has, or any Mortgage Loan that is part of a Related Borrower Group that has, an outstanding principal balance in excess of 5% of the then outstanding principal balance of the Mortgage Pool a copy of such documentation and any information with respect to such action as the Special Servicer deems appropriate or as such Rating Agency may reasonably request, and shall obtain Rating Agency Confirmation from Moody's (in the case of any Mortgage Loan described in clause (A) above) and Standard & Poor's (in the case of any Mortgage Loan described in clause (B) above) prior to executing such assumption agreement or substitution of liability agreement.

         (b) As to each Mortgage Loan or Companion Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

         (i) provides that such Mortgage Loan or Companion Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

         (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund or such Companion Loan is serviced and administered under this Agreement, as the case may be, the Special Servicer on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 3.20(a)(iv), waive its right to exercise) any right it may have with respect to such Mortgage Loan or Companion Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard; provided, however that the Special Servicer shall not waive its right to exercise any such right when such right arises as a result of the imposition of a lien against a Mortgaged Property which lien secures additional indebtedness or a mechanic's or similar lien not permitted under the related Mortgage Loan documents unless the Special Servicer shall submit to (A) Moody's (in the case of any Mortgage Loan that has an outstanding principal balance in excess of the lesser of (1) $20,000,000 or (2) 5% of the then outstanding principal balance of the Mortgage Pool) and (B) Standard & Poor's (in all cases) a copy of the documentation under which any such lien would arise together with such other information with respect to such proposed waiver as the Special Servicer deems appropriate or as such Rating Agency may reasonably request, and shall obtain Rating Agency Confirmation from Moody's (in the case of any Mortgage Loan described in clause (A) above) and Standard & Poor's prior to waiving any such right.

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         (c) With respect to any Mortgage Loan or Companion Loan which permits release of Mortgaged Properties through a Defeasance Option, the Master Servicer shall, to the extent consistent with and permitted by the applicable Mortgage Loan or Companion Loan documents, permit (or, if the terms of such Mortgage Loan permit the lender to require defeasance, the Master Servicer shall require) the exercise of such Defeasance Option on any Due Date occurring more than two years after the Startup Day (the "Release Date"), subject to the following conditions:

         (i) No event of default exists under the related Mortgage Note;

         (ii) The Mortgagor pays on such Release Date (A) all interest accrued and unpaid on the Principal Balance of the Mortgage Note to and including the Release Date; (B) all other sums, excluding scheduled interest or principal payments due under the Mortgage Note and (C) any costs and expenses incurred in connection with such release;

         (iii) The Mortgagor has delivered Defeasance Collateral providing payments on or prior to all successive scheduled payment dates from the Release Date to the related Maturity Date, and in an amount equal to or greater than the scheduled payments due on such dates under the applicable Mortgage Loan or Companion Loan;

         (iv) The Mortgagor shall have delivered a security agreement granting the Trustee (on behalf of the Trust Fund) and, if applicable, the Master Servicer (on behalf of the Companion Lender) a first priority security interest in the Defeasance Collateral;

         (v) The Master Servicer shall have received an Opinion of Counsel from the related Mortgagor (which shall be an expense of the related Mortgagor) to the effect that the Trustee (on behalf of the Trust Fund) and, if applicable, the Master Servicer (on behalf of the Companion Lender) has a first priority security interest in the Defeasance Collateral and that the assignment thereof is valid and enforceable;

         (vi) The Master Servicer shall have obtained at the related Mortgagor's expense a certificate from an Independent certified public accountant certifying that the Defeasance Collateral complies with the requirements of the related Mortgage Note;

         (vii) The Master Servicer shall have obtained an Opinion of Counsel from the related Mortgagor to the effect that such release will not cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions;

         (viii) The related borrower shall have provided evidence to the Master Servicer demonstrating that the lien of the related Mortgage is being released to facilitate the disposition of the Mortgaged Property or another customary commercial transaction, and not as part of an arrangement to collateralize the Certificates issued by the related REMIC with obligations that are not real estate mortgages;

         (ix) If required by the terms of such Mortgage Loan, (A) the Master Servicer shall have received Rating Agency Confirmation from each of Moody's and Standard & Poor's with respect to the exercise of such Defeasance Option, provided that if the Master

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Servicer provides Standard & Poor's with the written certification substantially in the form of Exhibit O attached hereto, the Master Servicer shall be required to have received such Rating Agency Confirmation from Standard & Poor's only as to any Mortgage Loan that has an outstanding principal balance in excess of the lesser of (1) $5,000,000 or (2) 1% of the then outstanding principal balance of the Mortgage Pool, and (B) the Master Servicer shall have received Rating Agency Confirmation from Moody's with respect to the exercise of such Defeasance Option only as to any Mortgage Loan that has an outstanding principal balance in excess of the lesser of (1) $20,000,000 or (2) 5% of the then outstanding principal balance of the Mortgage Pool; and

         (x) if the Defeasance Option is being exercised to release less than all of the Mortgaged Properties securing either a Cross-Collateralized Mortgage Loan or a Mortgage Loan secured by multiple Mortgaged Properties, the related borrower shall have provided evidence satisfactory to both the Master Servicer and the Special Servicer that demonstrates compliance with any debt service coverage ratio, loan-to-value ratio or other financial tests or conditions specified in the applicable Mortgage Loan in connection with the exercise of such Defeasance Option. (d) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan or Companion Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

         (e) Except as otherwise permitted by Section 3.21, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan or Companion Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

         (f) In the event that the Master Servicer receives a request from any Mortgagor for consent to (i) the transfer of a Mortgaged Property or assumption of a Mortgage Loan or Companion Loan pursuant to Section 3.08(a) or (ii) the creation of an additional lien or encumbrance on a Mortgaged Property pursuant to Section 3.08(b), the Master Servicer shall notify the Special Servicer of such request and furnish to the Special Servicer any applicable transfer, assumption, encumbrance or related documentation which the Master Servicer has received in connection with such request.

         Section 3.09. Realization Upon Defaulted Mortgage Loans.

         (a) The Master Servicer shall notify the Special Servicer of the occurrence of a Servicing Transfer Event in respect of any Mortgage Loan or the Companion Loan. The Special Servicer shall monitor such Specially Serviced Mortgage Loan, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if, in the Special Servicer's judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a discounted payoff of a Mortgage Loan or the Companion Loan) as are consistent with the Servicing Standard. If, in the Special Servicer's judgment, such corrective action has been unsuccessful, no satisfactory arrangement

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can be made for collection of delinquent payments, and the Defaulted Mortgage
Loan has not been released from the Trust Fund pursuant to any provision hereof, then the Special Servicer shall, subject to subsections (b) through (d) of this
Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loan or Companion Loan. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer and the Special Servicer shall have the right but not the obligation to expend its own funds toward the restoration of such property if it shall determine in its reasonable discretion (i) that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders (and, in the case of the Companion Loan, the Companion Lender) after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Master Servicer or Special Servicer, as the case may be, out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Sections 3.05(a) and 3.05(b). The Special Servicer (or, subject to Section 3.20(c), the Master Servicer) shall advance all other costs and expenses incurred by it in any such proceedings, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Sections 3.05(a) and 3.05(b) and further subject to its being entitled to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan or Companion Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund or the Companion Lender, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its sole judgment taking into account the factors described in Section 3.19 and the results of any Appraisal obtained pursuant to this Agreement, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Master Servicer or the Special Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property (the cost of which Appraisal shall be covered by, and reimbursable as, an Additional Trust Fund Expense and, in the case of any Mortgage Property securing the Companion Loan, shall be covered by and reimbursable from the Companion Loan Subaccount).

         (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan or Companion Loan) unless either:

         (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

         (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Mortgage Loan Subaccount pursuant to Section 3.05(b)) to the effect that the holding of such personal property by the Trust Fund will not

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(subject to Section 10.01(f)) cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders or, in the case of the Companion Loan, on behalf of the Companion Lender, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously received an Environmental Assessment in respect of such Mortgaged Property prepared within the twelve months preceding such determination by a Person who regularly conducts Environmental Assessments and the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such Environmental Assessment, determines that:

         (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that acquiring such Mortgaged Property and taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery to Certificateholders (and, in the case of the Companion Loan, the Companion Lender) on a present value basis than not acquiring such Mortgaged Property and not taking such actions; and

         (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigations, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that acquiring such Mortgaged Property and taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders (and, in the case of the Companion Loan, the Companion Lender) on a present value basis than not acquiring such Mortgaged Property and not taking such actions.

         The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence, may be withdrawn from the Mortgage Loan Subaccount and, if the Companion Loan is involved, the Companion Loan Subaccount by the Master Servicer at the direction of the Special Servicer pursuant to Section 3.05(a) or 3.05(b), as the case may be; and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Mortgage Loan Subaccount or the Companion Loan Subaccount, perform such additional environmental testing as are consistent with the Servicing Standard to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied.

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         (d) If the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and, in the case of the Companion Loan, the Companion Lender (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

         (e) The Special Servicer shall provide written reports monthly to the Master Servicer (who shall forward such reports, in the case of the Companion Loan, to the Companion Lender and, in the case of the Mortgage Loans, to the Trustee, who shall, upon request, forward such reports to the Certificateholders) regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earliest to occur of satisfaction of both such conditions, removal of the related Mortgage Loan from the Trust Fund (or, in the case of the Companion Loan, removal of the Mesa Grande Mortgage Loan from the Trust Fund) and release of the lien of the related Mortgage on such Mortgaged Property.

         (f) The Special Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed, information returns with respect to the receipt of mortgage interests received in a trade or business and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code. The Special Servicer shall deliver a copy of any such report upon request to the Trustee.

         (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan or Companion Loan permit such an action.

         (h) The Special Servicer shall maintain accurate records of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee no later than the 10th Business Day following such Final Recovery Determination.

         Section 3.10. Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of any Mortgage Loan or Companion Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special

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Servicer, as the case may be, will immediately notify the Trustee and the
Companion Lender and request delivery of the related Mortgage File or Companion Loan File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account. pursuant to Section 3.04(a) have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, or the Companion Lender, pursuant to the Co-Lender Agreement, shall release the related Mortgage File or Companion Loan File to the Master Servicer or the Special Servicer, whichever requested it. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

         (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan or Companion Loan, the Master Servicer or the Special Servicer may deliver to the Trustee or the Companion Lender, as the case may be, a Request for Release signed by a Servicing Officer thereof. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, or the Companion Lender, pursuant to the Co-Lender Agreement, shall deliver the Mortgage File or Companion Loan File or any document therein to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File or Companion Loan File or such document to the Trustee or the related Custodian or to the Companion Lender or the delivery to the Trustee or the Companion Lender of a certificate of a Servicing Officer stating that such Mortgage Loan or Companion Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan or Companion Loan has become an REO Property, the Request for Release shall be released by the Trustee or the Companion Lender, as the case may be, to the Master Servicer or the Special Servicer, as applicable.

         (c) Within three Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee or the Companion Lender, pursuant to the Co-Lender Agreement, shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee or the Companion Lender for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

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         Section 3.11. Servicing Compensation; Nonrecoverable Servicing
Advances.

         (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan, the Companion Loan and each REO Loan. As to each Mortgage Loan, the Companion Loan and each REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the same basis and the same principal amount respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan, the Companion Loan or any REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, the Companion Loan, REO Revenues allocable as interest on each REO Loan and, in the case of each Mortgage Loan and related REO Loan, the interest portion of Delinquency Advances on such Mortgage Loan and REO Loan. The Master Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan, the Companion Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a) or 3.05(b). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

         (b) Additional servicing compensation in the form of assumption fees, modification fees, earnout fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar or ancillary fees (excluding any other amounts relating to Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan, is not required to be deposited in the Collection Account and, to the extent not required to be paid to the Special Servicer pursuant to Section 3.11(d), may be retained by the Master Servicer. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) any Prepayment Interest Excesses, Balloon Payment Interest Excesses, and further to the extent received on Mortgage Loans and the Companion Loan other than Specially Serviced Mortgage Loans, any Penalty Charges not allocable to pay Advance Interest collected on the Mortgage Loans and the Companion Loan; (ii) interest or other income earned on deposits in the Investment Accounts (other than the REO Account), in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such Investment Account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts and Reserve Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub-Servicers retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

         (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage

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Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and each REO
Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the same basis and the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof. As to each Specially Serviced Mortgage Loan and each REO Loan, earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans, the Companion Loan and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a) or 3.05(b).

         As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest and principal received on such Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Companion Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of any Mortgage Loan or Companion Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

         As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Majority Certificateholder of the Controlling Class, the Special Servicer or a Mortgage Loan Seller pursuant to Section 3.18 or by the Master Servicer or the Depositor pursuant to Section 9.01). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff and/or such Liquidation Proceeds. No Liquidation Fee will be payable with respect to any Specially Serviced Mortgage Loan solely by virtue of such Mortgage Loan or Companion Loan becoming a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph; provided, however, that if any such Liquidation Proceeds are received with respect to any Corrected Mortgaged Loan, and the Special Servicer is properly entitled to a Workout Fee therefrom, such Workout Fee will be payable based on and from the portion of such Liquidation Proceeds that constitute principal and/or interest.

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

         Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds on or with respect to such Mortgage Loan.

         Subject to the Special Servicer's right to employ Sub-Servicers, the Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

         (d) Additional servicing compensation in the form of (i) all assumption fees and modification fees received on or with respect to Specially Serviced Mortgage Loans and (ii) fifty percent (50%) of all assumption fees and earnout fees received on or with respect to any Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan shall be promptly paid by the Master Servicer to the Special Servicer and shall not be required to be deposited in the Collection Account pursuant to Section 3.04(a). Additional servicing compensation in the form of assumption fees, earnout fees and modification fees that the Master Servicer is entitled to and that are collected by the Special Servicer, shall be paid promptly to the Master Servicer by the Special Servicer. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the REO Account, any Servicing Accounts and any Reserve Accounts maintained thereby; and
(ii) to the extent not required to be paid to the Master Servicer as additional servicing compensation pursuant to Section 3.11(b), any Penalty Charges (to the extent not allocable to pay Advance Interest) collected on the Specially Serviced Mortgage Loans and REO Loans. The Special Servicer shall be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

         (e) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall, to the extent a Responsible Officer of the Trustee has actual knowledge of such failure by the Master Servicer or the Special Servicer to make such Advance (subject to Section 3.11(h) below), make such Advance.

         (f) The Master Servicer, the Special Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby for so long as such Servicing Advance is outstanding, payable, first, out of Penalty Charges received on the Mortgage Loan, the Companion Loan or REO Loan as to which such Servicing Advance was made and, then, once such Servicing Advance has been reimbursed pursuant to Section 3.05, (i) if such Servicing Advance is with regard to a Mortgage Loan, out of general collections on the Mortgage Loans, and REO Properties and (ii) if such Servicing Advance is with respect to the Companion Loan,

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out of general collections on the Companion Loan and REO Property allocable to the Companion Loan.

         (g) On each Master Servicer Remittance Date, the Master Servicer shall pay from the related Servicing Fee each Broker Strip Amount by wire transfer in immediately available funds to an account designated by the Strip Holder.

         (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance; provided, however, that the Special Servicer may make an Emergency Advance notwithstanding that, at the time such Advance is made, the Special Servicer may not have adequate information available in order to make a determination whether or not such advance would, if made, be a Nonrecoverable Servicing Advance. In addition, Nonrecoverable Servicing Advances (including any Emergency Advances made pursuant to the proviso of the preceding sentence which are ultimately determined to be Nonrecoverable Servicing Advances) shall be reimbursable pursuant to Section 3.05(a) or 3.05(b) out of general collections on the Mortgage Loans, the Companion Loan and REO Properties on deposit in the Mortgage Loan Subaccount and/or the Companion Loan Subaccount. The determination by the Master Servicer, the Special Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby) and the Depositor, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, if an Appraisal shall have been performed within the twelve months preceding such determination, and further accompanied by any other information, including, without limitation, engineers' reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Mortgage Loan Subaccount and/or the Companion Loan Subaccount pursuant to Section 3.05(a) and/or 3.05(b). The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.

         Section 3.12. Inspections; Collection of Financial Statements.

         (a) The Master Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property (other than Mortgaged Properties constituting collateral for Specially Serviced Mortgaged Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every two years or, if the related Mortgage

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Loan or Companion Loan has a current balance of greater than $2,000,000, at least once every year. The Master Servicer shall prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Master Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Master Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Master Servicer, upon request, shall deliver to the Trustee a copy of each such written report.

         (b) The Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property constituting collateral for a Specially Serviced Mortgage Loan at such times and in such manner as are consistent with the Servicing Standard. If any Mortgage Loan or the Companion Loan becomes a Specially Serviced Mortgage Loan, then as soon as practicable (and in any event within 90 days thereafter) the Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property constituting collateral for such Mortgage Loan or Companion Loan. The Special Servicer shall prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Special Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Special Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Special Servicer, upon request, shall deliver to the Trustee and the Master Servicer a copy of each such written report.

         (c) The Master Servicer (or, in the case of Specially Serviced Mortgage Loans, the Special Servicer) shall make reasonable efforts to collect promptly from each Mortgagor (other than a Mortgagor on a Credit Lease Loan) quarterly and annual operating statements and rent rolls of the related Mortgaged Property. In addition, the Special Servicer shall make reasonable efforts to obtain quarterly and annual operating statements and rent rolls with respect to each REO Property. The Master Servicer and Special Servicer, upon request, shall each deliver copies of the collected items to the other such party and the Trustee in each case within 10 days of its receipt of such request.

         Section 3.13. Annual Statement as to Compliance.

         Each of the Master Servicer and the Special Servicer will deliver to the Trustee, with a copy to the Depositor, on or before April 30th of each year, beginning in 2002, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision,
(ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice

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regarding qualification, or challenging the status, of the Trust Fund as a REMIC or of the Grantor Trust as a "grantor trust" under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to Section 8.12 hereof.

         Section 3.14. Reports by Independent Public Accountants.

         On or before April 30th of each year, beginning in 2002, the Master Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer) and that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and to the Depositor to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

         The Special Servicer will deliver an annual accountants' report only if, and in such form as may be, requested by the Rating Agencies or if the Special Servicer and the Master Servicer are not the same Person.

         The Master Servicer and the Special Servicer, to the extent applicable, will use reasonable efforts to cause the accountants referred to above to cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act.

         Section 3.15. Access to Certain Information.

         Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the Trustee, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans, the Companion Loan and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during

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normal business hours at the offices of the Master Servicer or the Special
Servicer, as the case may be, designated by it.

         Section 3.16. Title to REO Property; REO Account.

         (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders (and, in the case of the Companion Loan, on behalf of the Companion Lender). The Special Servicer, on behalf of the Trust Fund (and, in the case of the Mesa Grande Loan Group, the Certificateholders, in respect of the portion allocable to the Mesa Grande Loan and the Companion Lender, in respect of the portion allocable to the Companion Loan), shall attempt to sell any REO Property prior to the close of the third taxable year of the Trust Fund following the taxable year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of such period will not (subject to Section 10.01(f)) result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC (for federal (or any applicable state or local) income tax purposes) at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer liquidation period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Mortgage Loan Subaccount pursuant to Section 3.05(b).

         (b) The Special Servicer shall cause all funds collected and received in connection with any REO Property to be held separate and apart from its own funds and general assets. If any REO Acquisition shall occur, the Special Servicer shall establish and maintain (or cause to be established and maintained) one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders (and, in the case of the Companion Loan, the Companion Lender), for the retention of revenues and other proceeds derived from each REO Property. The Special Servicer shall maintain separate accounting for any funds in the REO Account that are derived from the Companion Loan. The REO Account shall be an Eligible Account and may consist of one account for some or all of the REO Properties. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in

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accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of any REO Account when first established and of the new location of such REO Account prior to any change thereof.

         (c) The Special Servicer shall cause all funds necessary for the proper operation, management, maintenance, disposition and liquidation of any REO Property to be withdrawn from the REO Account, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to Section 3.16 (b) or this Section 3.16(c); provided that the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

         (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

         Section 3.17. Management of REO Property; Independent Contractors.

         (a) Prior to the acquisition of title to any Mortgaged Property securing a Defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund, or with respect to the Mortgaged Property underlying the Mesa Grande Loan Group, the Companion Lender. If the Special Servicer determines from such review, in its good faith and reasonable judgment, that:

         (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

         (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may

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(provided, that in the good faith and reasonable judgment of the Special
Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

         (iii) Directly Operating such property as REO Property could result in income subject to an REO Tax and, in the good faith and reasonable judgment of the Special Servicer, that no commercially feasible means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Trustee, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust Fund's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

         The Special Servicer's decision as to how each REO Property shall be managed and operated shall in any event be based on the good faith and reasonable judgment of the Special Servicer as to which means would (to the extent commercially feasible) maximize the net after-tax REO Revenues received by the Trust Fund (and, in the case of the Companion Loan, the Companion Lender) with respect to such property without materially and adversely affecting the Special Servicer's ability to sell such REO Property in accordance with this Agreement and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Both the Special Servicer and the Trustee may consult with counsel knowledgeable in such matters at the expense of the Trust Fund in connection with determinations required under this Section 3.17(a). Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust Fund, the Companion Lender, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) or, to the extent it relates to federal income tax consequences for the Trust Fund, Section 3.17(b) below. Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18 or 3.19.

         (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (and, in the case of REO Property relating to the Companion Loan, the Companion Lender) solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as permitted by Section 3.17(a), result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

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Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and, in the case of the Mesa Grande Loan, in the best interests of the Certificateholders and the Companion Lender as a collective whole (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to each REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including, without limitation:

         (i) all insurance premiums due and payable in respect of such REO Property;

         (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

         (iii) any ground rents in respect of such REO Property; and

         (iv) all costs and expenses necessary to maintain such REO Property.

         To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the prior sentence with respect to such REO Property, the Special Servicer shall advance such amount as is necessary for such purposes (which advances shall be Servicing Advances) unless (as evidenced by an Officer's Certificate delivered to the Trustee) such advances would, if made, constitute Nonrecoverable Servicing Advances; provided, however, that the Special Servicer shall make any such Servicing Advance if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings and such advance will be deemed to constitute a recoverable Servicing Advance.

         (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

         (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

         (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund and, in the case of REO Property relating to the Companion Loan, the pro rata share of such fees allocable to the Companion Loan in accordance with the Co-Lender Agreement) shall be reasonable and customary in light of the nature and locality of the REO Property;

         (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay, out of related REO Revenues, all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection
(b) hereof, and (B) remit all related REO Revenues (net of its fees and such costs and expenses) to the Special Servicer;

         (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve

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the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

         (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.18. Sale of Defaulted Mortgage Loans.

         (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01.

         (b) In the event that any Mortgage Loan becomes 60 days delinquent as to any Monthly Payment (or delinquent as to its Balloon Payment), the Special Servicer shall promptly so notify, in writing, the Master Servicer and the Trustee, and the Trustee shall promptly notify, in writing, the Holders of the Controlling Class. Each of the Majority Certificateholder of the Controlling Class, the Special Servicer and the applicable Mortgage Loan Seller with respect to such Mortgage Loan (in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase such Mortgage Loan from the Trust Fund at a price equal to the Option Purchase Price (as defined in clause (c) below) upon receipt of such notice. The Option is exercisable from that date until terminated pursuant to clause (f) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust Fund shall be obligated to sell the Mortgage Loan upon the exercise of the Option (whether exercised by the original Holder thereof or by an assignee of such Holder), but shall have no authority to sell the Mortgage Loan other than in connection with the exercise of an Option (or as otherwise expressly provided in or contemplated by Section 2.03(a) or Section 9.01). Any Option Holder that exercises the Option shall be required to purchase the Mortgage Loan within four Business Days of such exercise. If any Option Holder assigns the Option to a third party pursuant to clause (d) below, then it shall so notify the Trustee in writing, and the Trustee shall promptly notify the next party eligible to hold the Option set forth above of its rights hereunder. Any of the other parties eligible to hold the Option set forth above may at any time notify the Trustee in writing and the Trustee will notify the current Option Holder and the other parties eligible to hold the Option of such party's desire to exercise the Option. If the Option Holder neither (i) exercises the Option nor (ii) surrenders its right to exercise the Option within three Business Days of its receipt of that notice, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the next party eligible to hold the Option (and the other parties eligible to hold the Option) of its rights thereunder.

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         (c) The "Option Purchase Price" shall be an amount equal to the fair market value of the Mortgage Loan, as determined by the Special Servicer. Prior to the Special Servicer's determination of fair market value referred to above, the fair market value of the Mortgage Loan shall be deemed to be an amount equal to the Purchase Price, including any Prepayment Premium or Yield Maintenance Charge then payable upon the prepayment of the Mortgage Loan. The Special Servicer shall determine the fair market value of the Mortgage Loan as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or delinquent in respect of its Balloon Payment (but in any event, not earlier than 75 days after the receipt by the Special Servicer of the Mortgage Loan File and Servicing File relating to such Mortgage Loan), and the Special Servicer shall promptly notify the Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the Option Purchase Price. The Special Servicer is required to recalculate the fair market value of the Mortgage Loan based upon a material change in circumstances or the receipt of new information, provided that the Special Servicer shall be required to recalculate the fair market value of the Mortgage Loan if the time between the date of last determination of the fair market value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair market value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price. In determining fair market value, the Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it, or the Master Servicer, may have obtained in accordance with this Agreement within the prior twelve months; any views on fair market value expressed by investors in mortgage loans comparable to the Mortgage Loan (provided that the Special Servicer shall not be required to solicit such views); the period and amount of any delinquency on the Mortgage Loan; whether the Mortgage Loan, in the Special Servicer's actual knowledge and reasonable and good faith judgment, is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust Fund's obligation to dispose of any foreclosed Mortgaged Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders. The parties acknowledge that if an Option Holder purchases one of the Loans in the Mesa Grande Loan Group, such purchase shall be further subject to the provisions of the Co-Lender Agreement.

         (d) Any Option relating to a Mortgage Loan shall be assignable to a third party by the Option Holder at its discretion at any time after its receipt of notice from the Special Servicer that an Option is exercisable, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer (and in the case of the assignment of the Mesa Grande Loan Group, to the Co-Lender), and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

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         (e) If the Special Servicer, the Majority Certificateholder of the
Controlling Class, the applicable Mortgage Loan Seller or an Affiliate of any of them elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan. Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business Days). In doing so, the Trustee may rely on the most recent Appraisal or the opinion of another expert in real estate matters retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent Appraisal of the related Mortgaged Property that was prepared in accordance with the requirements of this Agreement. If the Trustee were to conclude that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall determine the fair market value taking into account the objections of the Trustee hereunder.

         (f) The Option shall terminate, and shall not be exercisable as set forth in clause (b) above (or if exercised, but the purchase of the Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan is no longer delinquent as set forth above because (i) the Mortgage Loan ceases to be a Specially Serviced Mortgage Loan, (ii) the Mortgage Loan has been subject to a workout arrangement, (iii) the Mortgage Loan has been foreclosed upon, or otherwise resolved (including by a full or discounted pay-off) or (iv) the Mortgage Loan has been purchased by the applicable Mortgage Loan Seller pursuant to Section 2.03(a) or by the Depositor or the Master Servicer pursuant to Section 9.01.

         (g) Unless and until an Option Holder exercises an Option, the Special Servicer shall continue to service and administer the Mortgage Loan in accordance with the Servicing Standard and this Agreement and shall pursue such other resolutions or recovery strategies including Workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

         (h) Subject to subsections (a) through (g) above, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Mortgage Loan pursuant to this Section 3.18, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account. Any sale of a Mortgage Loan shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

         (i) Any sale of a Mortgage Loan pursuant to this Section 3.18 shall be for cash only (unless, as evidenced by an Opinion of Counsel, a sale for other consideration will not cause an Adverse REMIC Event). The Option Purchase Price for any Mortgage Loan purchased under this Section 3.18 shall be deposited into the Mortgage Loan Subaccount, and the Trustee,

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upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the purchaser of the Mortgage Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Mortgage Loan (subject, in the case of an Additional Servicing Fee Mortgage Loan, to the rights of the applicable Designated Sub-Servicer to sub-service such Mortgage Loan and the rights of the applicable Designated Sub-Servicer, Archon Financial, L.P. and the Master Servicer, as applicable, to receive or retain their applicable portion of the Additional Servicing Fee, in each case, pursuant to the related Designated Sub-Servicer Agreement). In connection with any such purchase, the Special Servicer shall deliver the related Credit File to such purchaser.

         Section 3.19. Sale of REO Property.

         (a) The parties hereto may sell or purchase, or permit the sale or purchase of, an REO Property only on the terms and subject to the conditions set forth in this Section 3.19.

         (b) The Special Servicer shall use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders (and, in the case of REO Property relating to the Companion Loan, the Companion Lender), in such manner as will be reasonably likely to realize a fair price within the time period specified by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple bids are contemporaneously received, highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless from whom received. The Liquidation Proceeds (net of related Liquidation Expenses) for any REO Property purchased hereunder shall be deposited in the Collection Account, except that portion of any proceeds constituting Excess Liquidation Proceeds with respect to the Mortgage Loans shall be deposited in the Excess Liquidation Proceeds Reserve Account.

         (c) The Special Servicer shall give the Trustee and the Master Servicer not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

         (d) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.19(b) shall be determined by the Special Servicer, if the highest bidder is a Person other than an Interested Person, and by the Trustee, if the highest bidder is an Interested Person; provided, however, that no bid from an Interested Person shall constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such REO Property, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12 month period or, in the absence of any such Appraisal, on a

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narrative appraisal prepared by a Qualified Appraiser retained by the Special
Servicer. Such appraiser shall be selected by the Special Servicer if the Special Servicer is not making an offer with respect to an REO Property and shall be selected by the Master Servicer if the Special Servicer is making such an offer. The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Servicing Advance. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such REO Property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price.

         (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trust Fund (and, in the case of any REO Property relating to the Companion Loan, the Companion Lender) in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account. Any sale of any REO Property shall be final and without recourse to the Trustee, the Trust Fund or the Companion Lender (except such recourse to the Trust Fund or the Companion Lender, as the case may be, imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder or the Companion Lender with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

         (f) Any sale of any REO Property shall be for cash only (unless, as evidenced by an Opinion of Counsel, a sale for other consideration will not cause an Adverse REMIC Event).

         (g) Notwithstanding any of the foregoing paragraphs of this Section 3.19, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders (and, in the case of any REO Property relating to the Companion Loan, the Companion Lender), and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (and, in the case of any REO Property relating to the Companion Loan, the Companion Lender) (for example, if the prospective buyer making the lower offer is more likely

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to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

         Section 3.20. Additional Obligations of the Master Servicer and the Special Servicer.

         (a) In connection with each Adjustable Rate Mortgage Loan (and, if and to the extent applicable, any successor REO Loan), the Master Servicer shall calculate adjustments in the Mortgage Rate and the Monthly Payment and shall notify the Mortgagor of such adjustments, all in accordance with the Mortgage Note and applicable law. In the event the Index for any Adjustable Rate Mortgage Loan (or successor REO Loan) is not published or is otherwise unavailable, the Master Servicer shall select a comparable alternative index with respect to such Adjustable Rate Mortgage Loan (or successor REO Loan) over which it has no direct control, which is readily verifiable and which is acceptable under the terms of the related Mortgage Note.

         (b) The Master Servicer and the Special Servicer, as applicable, shall each deliver to the other and to the Trustee (for inclusion in the Mortgage
File) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property.

         (c) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, subject to the second following paragraph, to reimburse the Special Servicer for any Servicing Advances made by but not previously reimbursed to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of Advance Interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.20(c), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

         Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not materially and adversely affect the interests of any Certificateholder. Subject to the following paragraph, the Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within ten days of the Master Servicer's receipt of such request. The Special Servicer shall be relieved of any obligations with respect to an Advance that it requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Advance). The Master Servicer shall be entitled to reimbursement for

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any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby. If the Special Servicer makes any Servicing Advances in accordance with the terms of this Agreement, the Special Servicer shall notify the Master Servicer in writing within one Business Day of any such Servicing Advance.

         Notwithstanding the foregoing provisions of this Section 3.20(c), the Master Servicer shall not be required to make at the Special Servicer's direction, or to reimburse the Special Servicer for, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special Servicer is directing the Master Servicer to make or to reimburse to the Special Servicer hereunder either (y) although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance, or (z) the making of such advance was or would be in violation of the Servicing Standard or the terms and conditions of this Agreement. The Master Servicer shall notify the Special Servicer in writing of such determination. Such notice shall not obligate the Special Servicer to make any such proposed Servicing Advance.

         (d) Upon the earliest of (i) the date on which any Mortgage Loan or the Companion Loan becomes a Modified Mortgage Loan, (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan or the Companion Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan or the Companion Loan, (iv) the 60th day following any bankruptcy or similar proceedings involving a Mortgagor and (v) the date on which the Mortgaged Property securing any Mortgage Loan or the Companion Loan becomes an REO Property (each such Mortgage Loan or the Companion Loan, as the case may be, and any related REO Loan, a "Required Appraisal Loan"), the Special Servicer, shall request and, within 30 days of the occurrence of such event (or such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such) obtain an Appraisal of the related Mortgaged Property; provided, however, that such Appraisal shall not be required if an Appraisal of such Mortgaged Property had previously been obtained within the prior twelve months, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any such Appraisal shall be covered by, and reimbursable as, a Servicing Advance.

         With respect to each Required Appraisal Loan (unless such loan has become a Corrected Mortgage Loan and no other Servicing Transfer Event, or other event that would cause the loan to be a Required Appraisal Loan, has occurred), the Special Servicer shall, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which will be covered by, and reimbursable as, a Servicing Advance). Based upon such Appraisal, the Special Servicer shall determine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such loan. The Special Servicer shall deliver a copy of any such Appraisal to the Master Servicer.

         Notwithstanding the foregoing, if a Required Appraisal Loan has a principal balance of less than $2,000,000, a desktop estimation of value may be substituted for any Appraisal otherwise required pursuant to this Section 3.20(d).

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         (e) The Master Servicer shall (i) deliver to the Trustee for deposit in the Certificate Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the aggregate of all Balloon Payment Interest Shortfalls incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended Collection Period and (ii) deposit in the Companion Loan Subaccount on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the aggregate of all Balloon Payment Interest Shortfalls incurred in connection with Balloon Payments received in respect of the Companion Loan during the most recently ended Collection Period.

         (f) The Master Servicer shall (i) deliver to the Trustee for deposit in the Certificate Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of
(A) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans (other than Late Due Date Mortgage Loans) during the most recently ended Collection Period, and (B) the aggregate Master Servicing Fees received by the Master Servicer with respect to the Mortgage Loans during such Collection Period and (ii) deposit in the Companion Loan Subaccount on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (A) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Companion Loan during the most recently ended Collection Period, and (B) the aggregate Master Servicing Fees received by the Master Servicer with respect to the Companion Loan during such Collection Period.

         (g) With respect to all ARD Loans, the Master Servicer shall apply all Monthly Payments and any other sums due, in accordance with the terms of the related ARD Loan.

         (h) Subject to Section 3.21(a)(iv), with respect to all ARD Loans, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than request for collection, until the maturity date of the related Mortgage Loan. The foregoing shall not limit the Servicer and Special Servicer's obligation to establish or direct the related Mortgagor to establish a Lock-Box Account pursuant to Section 3.25.

         (i) The Master Servicer shall be entitled to waive the application of any provision in any ARD Loan that requires that the property manager of the related Mortgaged Property be discharged if such ARD Loan is not paid in full on its Anticipated Repayment Date.

         (j) With respect to each Mortgage Loan (and, if applicable, the Companion Loan) that upon the occurrence of certain events permits the Master Servicer to apply the proceeds of the release of any earnout reserve to the exercise of a Defeasance Option, the Master Servicer shall only exercise such Defeasance Option in accordance with Section 3.08 of this Agreement.

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         (k) To the extent consistent with the terms of the applicable Mortgage
Loan or Companion Loan, the Master Servicer shall exercise its option to apply any proceeds of the release of the related earnout reserve to prepayment or defeasance, as applicable, of such Mortgage Loan or Companion Loan.

         (l) Upon the application of the proceeds of the release of any earnout reserve to the prepayment of the related Mortgage Loan or Companion Loan, the Master Servicer shall calculate, based upon the Maturity Date, Mortgage Rate and remaining outstanding principal balance of such Mortgage Loan, a revised schedule upon which the remaining amount of principal and interest due upon such Mortgage Loan or Companion Loan shall be amortized until its Maturity Date. The Master Servicer shall deliver a copy of such revised amortization schedule to the related Mortgagor with an instruction to thereafter make Monthly Payments in accordance with the revised schedule.

         (m) The Master Servicer shall provide written direction to each lessor under a Ground Lease requesting that upon any default by the lessee, notice thereof be provided to the Master Servicer to the extent required by the Ground Lease.

         (n) The Master Servicer and the Special Servicer shall take all such action as may be required to comply with the terms and conditions precedent to payment of claims under the Environmental Policy and in order to maintain, in full force and effect, such policy. Neither the Master Servicer nor the Special Servicer shall agree to amend the Environmental Policy unless it shall have obtained Rating Agency Confirmation with respect to such amendment. In addition, the Master Servicer shall notify each Rating Agency of any claim under the Environmental Policy.

         (o) With respect to any fees payable to a Rating Agency in connection with an assumption the Master Servicer or Special Servicer, as applicable, shall not approve any assumption without requiring the Mortgagor to pay any fees associated with any Rating Agency Confirmation, to the extent permitted or required under the applicable Mortgage Loan documents or Companion Loan documents and otherwise consistent with the Servicing Standard.

         Section 3.21. Modifications, Waivers, Amendments and Consents.

         (a) The Master Servicer and the Special Servicer each may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan or Companion Loan it is required to service and administer hereunder, without the consent of the Trustee or any Certificateholder (and, in the case of the Companion Loan, the Companion Lender), subject, however, to each of the following limitations, conditions and restrictions:

         (i) other than as provided in Sections 3.02 and 3.08, the Master Servicer (in such capacity) shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this
Section 3.21(a) with respect to, any Mortgage Loan or Companion Loan that would
(A) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder, (B) affect the obligation of the related

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Mortgagor to pay any Prepayment Premium or permit a Principal Prepayment during any period when the terms of the Mortgage Loan or Companion Loan prohibit the making of Principal Prepayments or, (C) in the Master Servicer's good faith and reasonable judgment, materially impair the security for such Mortgage Loan or Companion Loan or reduce the likelihood of timely payment of amounts due thereon; the Special Servicer (in such capacity) may, however, agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a) with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if, in the Special Servicer's reasonable and good faith judgment, a material default on such Mortgage Loan or Companion Loan has occurred or a default in respect of payment on such Mortgage Loan or Companion Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (and, the case of the Companion Loan, the Companion Lender) on a present value basis, than would liquidation;

         (ii) any such action taken by the Special Servicer shall be accompanied by an Officer's Certificate to such effect and to which is attached the present value calculation which establishes the basis for such determination, a copy of which shall be delivered to the Trustee for delivery to the Rating Agencies;

         (iii) neither the Master Servicer nor the Special Servicer may extend the Stated Maturity Date of any Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date and, in the case of any Mortgage Loan that is secured solely by a Ground Lease, the Master Servicer or the Special Servicer, as the case may be, shall give due consideration to the remaining term of such Ground Lease prior to extending the Stated Maturity Date of the Mortgage Loan;

         (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a) or clause (h) of Section 3.20 with respect to, any Mortgage Loan or Companion Loan that would (A) cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)) result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day of any such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan or Companion Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

         (v) neither the Master Servicer nor the Special Servicer shall permit any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan or Companion Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as the case may be, shall have first determined, in its reasonable and good faith judgment, based upon an Environmental Assessment performed within the twelve months prior to such determination (and such additional environmental testing as the Master Servicer or Special Servicer, as the case may be, deems necessary and appropriate) prepared by an Independent Person who regularly conducts Environmental Assessments (and such additional

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environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations;

         (vi) neither the Master Servicer nor the Special Servicer shall release or substitute any collateral securing an outstanding Mortgage Loan or Companion Loan except as provided in Sections 3.08 and 3.09(d) and except in the case of a release where (A) the use of the collateral to be released will not, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, (B) there is a corresponding principal paydown of such Mortgage Loan or Companion Loan in an amount at least equal to, or a delivery of substitute collateral with an Appraised Value at least equal to, the Appraised Value of the collateral to be released, (C) the remaining Mortgaged Property and any substitute collateral is, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and, if applicable, Companion Loan and (D) the Master Servicer or Special Servicer, as applicable, has received Rating Agency Confirmation with respect to such release or substitution; provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (vi) above shall not apply to any modification of any term of any Mortgage Loan or Companion Loan or any other acts referenced in this Section 3.21(a) that is required under the terms of such Mortgage Loan or Companion Loan in effect on the Closing Date and that is solely within the control of the related Mortgagor, and (y) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar. Neither the Master Servicer nor the Special Servicer may extend the Maturity Date on any Mortgage Loan or Companion Loan except pursuant to this Section 3.21(a) or as otherwise required under the related loan documents;

         (vii) the Master Servicer shall not consent to any assumption of a Mortgage Loan or Companion Loan or release of any earnout reserve amounts with respect to any Specified Earnout Reserve Loan unless the Special Servicer shall have approved such assumption or release in writing; and

         (viii) the Master Servicer shall not consent to (A) any waiver related to the conditions for release or establishment of a letter of credit with respect to any Specified Letter of Credit Loan, (B) any waiver related to the conditions to be satisfied with respect to any Specified Trigger Event Loan (including waivers relating to the release, reduction or termination of reserves (other than reserves included on clause (vii) above)), (C) any waivers relating to the establishment of reserves, (D) waivers of any requirements regarding additional collateral or (E) waivers of any lock-box requirements, unless the Special Servicer has approved such waiver in writing.

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         (b) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust Fund, the Certificateholders, the Companion Lender or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.21(a) is reasonably likely to produce a greater recovery to Certificateholders (or, in the case of the Companion Loan, the Companion Lender) on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Master Servicer or Special Servicer and the Master Servicer or Special Servicer was not negligent in ascertaining the pertinent facts. The Master Servicer shall not have any liability to the Trust Fund, the Certificateholders, the Companion Lender or any other Person with respect to the Special Servicer's approval, disapproval or delay in processing any assumption or earnout release as provided in Section 3.21(a)(vii)

         (c) Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders or the Companion Lender, be added to the unpaid principal balance of the related Mortgage Loan or Companion Loan, notwithstanding that the terms of such Mortgage Loan or Companion Loan or such modification, waiver or amendment so permit.

         (d) The Master Servicer and, with respect to a Specially Serviced Mortgaged Loan, the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Companion Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable or customary fee (not to exceed 1.0% of the unpaid principal balance of the related Mortgage Loan or Companion Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

         (e) Except for waivers of Penalty Charges and notice periods, all material modifications, waivers and amendments of the Mortgage Loans and the Companion Loan entered into pursuant to this Section 3.21 shall be in writing.

         (f) Each of the Master Servicer and the Special Servicer shall notify the Trustee and such other party, in writing, of any modification, waiver (other than a waiver of Penalty Charges) or amendment of any term of any Mortgage Loan or Companion Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof.

         (g) The Master Servicer or Special Servicer, as applicable, shall not waive the payment of any fees by a Mortgagor that may be due or partially due to the other party without such other party's consent.

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         (h) The Failure of the Special Servicer to respond to the Master
Servicer within five (5) Business Days of the Master Servicer's written request (such request to include sufficient information regarding the applicable Mortgage Loan or Companion Loan) for any approval or consent required hereunder, shall be deemed to constitute a grant of such request for approval or consent.

         Section 3.22. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

         (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan or the Companion Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan or Companion Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan or Companion Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information.

         Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan or Companion Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan or Companion Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan or Companion Loan in accordance with this Agreement shall resume.

         Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the billing and collection, accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided that the Special Servicer shall establish procedures for the Master Servicer as to the application of receipts and tendered payments and shall have the exclusive responsibility for and authority over all contacts with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property.

         (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

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         (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person's part.

         Section 3.23. Sub-Servicing Agreements.

         (a) The Master Servicer and the Special Servicer may each enter into Sub-Servicing Agreements for the servicing and administration of all or a part of the Mortgage Loans or the Companion Loan for which it is responsible hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement and shall provide that the Sub-Servicer will maintain errors and omissions insurance and fidelity bond coverage as required of the Master Servicer or the Special Servicer (whichever retained it) under
Section 3.07 hereof; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer be the Master Servicer or Special Servicer, as applicable, hereunder (including, without limitation, by reason of an Event of Default or their termination hereunder), the Trustee, its designee or any successor Master Servicer or Special Servicer may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement; (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that (if the Master Servicer and the Special Servicer are not the same Person) such agreement shall terminate with respect to any Mortgage Loan or Companion Loan serviced thereunder at the time such Mortgage Loan or Companion Loan becomes a Specially Serviced Mortgage Loan (provided that, if any Additional Servicing Fee Mortgage Loan becomes a Specially Serviced Mortgage Loan, the applicable Designated Sub-Servicer, Archon Financial, L.P. and the Master Servicer, as the case may be, shall be entitled to continue to receive or retain their applicable portion of the Additional Servicing Fee with respect to such Mortgage Loan pursuant to the related Designated Sub-Servicer Agreement);
(iv) requires that the Master Servicer or the Special Servicer, as the case may be, consent to any modification to the terms of a Mortgage Loan or a Companion Loan pursuant to Section 3.21; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund, the Companion Loan Subaccount; and (vi) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that (if the Master Servicer and the Special Servicer are not the same Person) such agreement shall terminate with respect to any such Mortgage Loan or Companion Loan that becomes a Corrected Mortgage Loan. Termination penalties or fees incurred under any such Sub-Servicing Agreement shall not be an obligation of, or expense chargeable to, the Certificateholders, the Trust Fund or the Companion Lender. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer, as the case may be, hereunder to make Servicing Advances and Delinquency Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be, and, for so long as they are

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

outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) or Section 4.03(d), as applicable, such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when the Sub-Servicer receives such payment.

         (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

         (c) As part of its servicing activities hereunder, the Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders (and, in the case of the Companion Loan, the Companion Lender), shall (at no expense to the Trustee, the Certificateholders, the Trust Fund or the Companion Lender) monitor the performance and enforce the obligations of each Sub-Servicer retained by it under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time by the Master Servicer and the Special Servicer in accordance with the Servicing Standard.

         (d) In the event the Trustee, its designee or any successor Master Servicer or Special Servicer assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans or Companion Loan then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

         (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer each shall remain obligated and liable to the Trustee and the Certificateholders (and, in the case of the Companion Loan, the Companion Lender) for the servicing and administration of the Mortgage Loans and the Companion Loan in accordance with the provisions of this Agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and Companion Loan for which it is responsible.

         Section 3.24. Designation of Special Servicer by the Majority Certificateholder of the Controlling Class.

         (a) The Majority Certificateholder of the Controlling Class, may at any time and from time to time replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer, including pursuant to Section 7.01. Such Holders shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to Rating Agency Confirmation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated Person

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shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from the Rating Agencies stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings of the outstanding Classes of the Certificates would be qualified (including by placement on "negative credit watch"), downgraded or withdrawn; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer or the Holders that made the designation) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.24 and all other applicable provisions of this Agreement, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and (ii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee, the Master Servicer and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been deposited in the REO Account or delivered by the Special Servicer to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

         (b) The Majority Certificateholder of the Controlling Class will have no liability to the Trust, the Companion Lender or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment. Each Holder and Certificate Owner acknowledges and agrees, by its acceptance of its Certificates or an interest therein, and pursuant to the Co-Lender Agreement, the Co-Lender has acknowledged and agreed, that the Majority Certificateholder of the Controlling Class may have special relationships and interests that conflict with those of Holders and Certificate Owners of one or more Classes of Certificates, that the Majority Certificateholder of the Controlling Class may act solely in the interests of the Holders and Certificate Owners of the Controlling Class, that the Majority Certificateholder of the Controlling Class does not have any duties to the Holders and Certificate Owners of any Class of Certificates other than the Controlling Class or to the Companion Lender, that the Majority Certificateholder of the Controlling Class may take actions that favor interests of the Holders and Certificate Owners of the Controlling Class over the interests of the Holders and Certificate Owners of one or more other Classes of Certificates and of the Companion Lender, and that the Majority Certificateholder of the Controlling Class shall have no liability whatsoever for having so acted, and none of the Certificateholder or the Companion Lender may take any action whatsoever against the Majority Certificateholder of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.

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

         (c) Notwithstanding the foregoing, if the Controlling Class consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class set forth above in this Section 3.24 may be exercised directly by the relevant Certificate Owners, provided that the identity of such Certificate Owners has been confirmed to the Trustee to its reasonable satisfaction.

         Section 3.25. Lock-Box Accounts and Servicing Accounts.

         (a) The Master Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage Loan or Companion Loan, Cash Collateral Account Agreement or Lock-Box Agreement, if any.

         (b) For any Mortgage Loan or Companion Loan that provides that a Lock-Box Account or Cash Collateral Account will be established upon the occurrence of certain events specified in such Mortgage Loan or Companion Loan, the Master Servicer (or, with respect to any Specially Serviced Loan, the Special Servicer) shall use reasonable efforts to establish or cause to be established such Lock-Box Account upon the occurrence of such events unless the Master Servicer (or the Special Servicer, as applicable) determines, in accordance with the Servicing Standards, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the Master Servicer (or the Special Servicer, as applicable) shall use reasonable efforts to establish or cause to be established a Lock-Box Account for each ARD Loan no later than its Anticipated Repayment Date.

         Section 3.26. Representations and Warranties of the Master Servicer and the Special Servicer.

         GMACCM, in its capacity as both Master Servicer and Special Servicer hereunder hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, as of the Closing Date, that:

         (i) GMACCM is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, and GMACCM is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

         (ii) The execution and delivery of this Agreement by GMACCM, and the performance and compliance with the terms of this Agreement by GMACCM, will not violate GMACCM's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

         (iii) GMACCM has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

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

         (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of GMACCM, enforceable against GMACCM in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) GMACCM is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in GMACCM's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of GMACCM to perform its obligations under this Agreement or the financial condition of GMACCM.

         (vi) No litigation is pending or, to the best of GMACCM's knowledge, threatened against GMACCM the outcome of which, in GMACCM's good faith and reasonable judgment, could reasonably be expected to prohibit GMACCM from entering into this Agreement or materially and adversely affect the ability of GMACCM to perform its obligations under this Agreement.

         (vii) GMACCM has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 3.07 hereof.

         (viii) No consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by GMACCM with this Agreement, or the consummation by GMACCM of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by GMACCM under this Agreement.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS
                               AND RELATED MATTERS

         Section 4.01. Distributions.

         (a) On each Distribution Date, the Trustee shall be deemed to apply the Available Certificate Distribution Amount for such date for the following purposes and in the following order of priority:

         (i) to pay interest to REMIC II in respect of the various REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest for each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

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

         (ii) to pay principal to REMIC II in respect of the various REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, in the case of each such REMIC I Regular Interest for such Distribution Date, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan, REO Loan or, if applicable, Replacement Mortgage Loan(s), as the case may be, that will be outstanding immediately following such Distribution Date; and

         (iii) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to the various REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, the Loss Reimbursement Amount for each such REMIC I Regular Interest immediately prior to such Distribution Date.

         On each Distribution Date, the Trustee shall be deemed to apply any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account for such Distribution Date to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to the various REMIC I Regular Interests and unreimbursed pursuant to Section 4.01(a)(iii), up to an amount equal to, and pro rata in accordance with, the Loss Reimbursement Amount for each such REMIC I Regular Interest immediately prior to such Distribution Date.

         On each Distribution Date, the Trustee shall pay to the Holders of the Class R-I Certificates, in accordance with Section 4.01(c), that portion, if any, of the Available Certificate Distribution Amount for such date that has not otherwise been deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to the foregoing provisions of this Section 4.01(a) (such portion, the "Class R-I Distribution Amount" for such Distribution Date).

         On each Distribution Date, the Trustee shall be deemed to apply amounts relating to each Prepayment Premium then on deposit in the Certificate Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC II in respect of the REMIC I Regular Interest that relates to the Mortgage Loan or REO Loan, as the case may be, as to which such Prepayment Premium was received.

         All amounts (other than additional interest in the form of amounts relating to Prepayment Premiums) deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to this Section 4.01(a) on any Distribution Date is hereinafter referred to as the "REMIC II Distribution Amount" for such date.

         (b) On each Distribution Date, the Trustee shall be deemed to apply the REMIC II Distribution Amount (other than any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account) for such date for the following purposes and in the following order of priority:

         (i) to pay interest to REMIC III in respect of all REMIC II Regular Interests up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC II Regular Interests for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates with such payments allocated among the REMIC II Regular

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Interests such that remaining amounts, if any, of unpaid interest on each such
REMIC II Regular Interest will equate to the remaining unpaid accrued interest on the corresponding Class of Principal Balance Certificates or Class X Component outstanding after all subsequent adjustments made on such Distribution Date under Section 4.01(c) below;

         (ii) to pay principal to REMIC III in respect of all REMIC II Regular Interests apportioned as payment of Uncertificated Principal Balance among REMIC II Regular Interests such that the remaining Uncertificated Principal Balance of each such class will equal the then outstanding Class Principal Balance of the corresponding Principal Balance Certificate after all subsequent adjustments made on such Distribution Date under Section 4.01(c) below (other than payments thereunder in reimbursement of any Realized Losses and Additional Trust Fund Expenses); provided, that, with respect to distributions of principal in respect of REMIC II Regular Interests LA-2-1 and LA-2-2, the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-2-1 and LA-2-2 shall correspond with the outstanding Class Principal Balance of the Class A-2 Certificates and the Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-2 will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-1 has been reduced to zero; and

         (iii) to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interests, apportioned among the REMIC II Regular Interests consistent with the reimbursement payments made on the corresponding Classes of Principal Balance Certificates on such Distribution Date under Section 4.01(c) below; provided, that, with respect to REMIC II Regular Interests LA-2-1 and LA-2-2, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed to the REMIC II Regular Interests LA-2-1 and LA-2-2 on a pro rata basis.

         On each Distribution Date, the Trustee shall be deemed to apply any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account for such Distribution Date to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interests and unreimbursed pursuant to Section 4.01(b)(iii), consistent with the reimbursement payments made on the corresponding Classes of Principal Balance Certificates on such Distribution Date under Section 4.01(c) below.

         On each Distribution Date, the Trustee shall pay to the Holders of the Class R-II Certificates, in accordance with Section 4.01(c), that portion, if any, of the REMIC II Distribution Amount for such date that has not otherwise been deemed paid to REMIC III in respect of the REMIC II Regular Interests pursuant to the foregoing provisions of this Section 4.01(b) (such portion, the "Class R-II Distribution Amount" for such Distribution Date).

         On each Distribution Date, the Trustee shall be deemed to apply all amounts relating to Prepayment Premiums then on deposit in the Certificate Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC III in respect of REMIC II Regular Interests allocable among the REMIC II Regular Interests in an amount with respect to each REMIC II Regular Interest equal to the amount allocable to the corresponding Class of Principal Balance Certificates and Class X Component outstanding after all subsequent adjustments made on such Distribution Date under Section 4.01(c) below.

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         (c) On each Distribution Date, following the deemed payments to REMIC
III in respect of the REMIC II Regular Interests on such date pursuant to
Section 4.01(b), the Trustee shall withdraw from the Certificate Distribution Account the Available Certificate Distribution Amount for such Distribution Date and shall apply such amount for the following purposes and in the following order of priority:

         (i) to pay interest to the Holders of the respective Classes of Senior Certificates, in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (ii) to pay principal first to the Holders of the Class A-1 Certificates and second to the Holders of the Class A-2 Certificates, in each case, up to an amount equal to the lesser of (1) the then outstanding Class Principal Balance of such Class of Certificates and (2) the remaining portion, if any, of such Certificate Principal Distribution Amount;

         (iii) to reimburse the Holders of the respective Classes of Class A Certificates, up to an amount equal to and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

         (iv) to make payments on the Subordinated Certificates pursuant to the following paragraph;

provided that, on each Distribution Date after the aggregate of the Class Principal Balances of the Subordinated Certificates has been reduced to zero, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates. References to "remaining Certificate Principal Distribution Amount" shall be to the Certificate Principal Distribution Amount net of any distributions of principal made in respect thereof to the Holders of each Class of Class A Certificates that, pursuant to clause (ii) above, have a prior right to payment with respect thereto.

         On each Distribution Date, following the foregoing series of payments on the Senior Certificates, the Trustee shall apply the remaining portion, if any, of the Available Certificate Distribution Amount for such date for the following purposes and in the following order of priority:

              (i) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

              (ii) if the Class Principal Balances of the Class A Certificates have been reduced to zero, to pay principal to the Holders of the Class B Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such

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    Class of Certificates and (B) the remaining Certificate Principal
    Distribution Amount for such Distribution Date;

              (iii) to reimburse the Holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid;

              (iv) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

              (v) if the Class Principal Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and
    (B) the remaining Certificate Principal Distribution Amount for such Distribution Date;

              (vi) to reimburse the Holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

              (vii) to pay interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

              (viii) if the Class Principal Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of
    (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Certificate Principal Distribution Amount for such Distribution Date;

              (ix) to reimburse the Holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

              (x) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

              (xi) if the Class Principal Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of (A) the then outstanding Class

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

    Principal Balance of such Class of Certificates and (B) the remaining Certificate Principal Distribution Amount for such Distribution Date;

              (xii) to reimburse the Holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

              (xiii) to pay interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

              (xiv) if the Class Principal Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Certificate Principal Distribution Amount for such Distribution Date;

              (xv) to reimburse the Holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

              (xvi) to pay interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

              (xvii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Certificate Principal Distribution Amount for such Distribution Date;

              (xviii) to reimburse the Holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

              (xix) to pay interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

              (xx) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of

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

    (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Certificate Principal Distribution Amount for such Distribution Date;

              (xxi) to reimburse the Holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

              (xxii) to pay interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

              (xxiii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Certificate Principal Distribution Amount for such Distribution Date;

              (xxiv) to reimburse the Holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

              (xxv) to pay interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

              (xxvi) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the Holders of the Class K Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class K Certificates and
    (B) the remaining Certificate Principal Distribution Amount for such Distribution Dates;

              (xxvii) to reimburse the Holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class K Certificates and for which no reimbursement has previously been received;

              (xxviii) to pay interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

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

              (xxix) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the Holders of the Class L Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class L Certificates and
    (B) the remaining Certificate Principal Distribution Amount for such Distribution Dates;

              (xxx) to reimburse the Holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class L Certificates and for which no reimbursement has previously been received;

              (xxxi) to pay interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

              (xxxii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to pay principal to the Holders of the Class M Certificates, up to an amount equal to the lesser of
    (A) the then outstanding Class Principal Balance of such Class M Certificates and (B) the remaining Certificate Principal Distribution Amount for such Distribution Dates;

              (xxxiii) to reimburse the Holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class M Certificates and for which no reimbursement has previously been received;

              (xxxiv) to pay interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

              (xxxv) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the Holders of the Class N Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class N Certificates and (B) the remaining Certificate Principal Distribution Amount for such Distribution Dates;

              (xxxvi) to reimburse the Holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class N Certificates and for which no reimbursement has previously been received;

              (xxxvii) to pay interest to the Holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class O

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    Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

              (xxxviii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, to pay principal to the Holders of the Class O Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class O Certificates and (B) the remaining Certificate Principal Distribution Amount for such Distribution Dates;

              (xxxix) to reimburse the Holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class O Certificates and for which no reimbursement has previously been received;

              (xl) to pay interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

              (xli) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M , Class N and Class O Certificates have been reduced to zero, to pay principal to the Holders of the Class P Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class P Certificates and (B) the remaining Certificate Principal Distribution Amount for such Distribution Dates;

              (xlii) to reimburse the Holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class P Certificates and for which no reimbursement has previously been received;

              (xliii) to make payments to the Holders of the Class R-I Certificates up to the amount of the Class R-I Distribution Amount for such Distribution Date;

              (xliv) to make payments to the Holders of the Class R-II Certificates up to the amount of the Class R-II Distribution Amount for such Distribution Date; and

              (xlv) to pay to the Holders of the Class R-III Certificates the balance, if any, of the Available Certificate Distribution Amount for such Distribution Date;

provided that, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli) and (xliv) above with respect to any Class of Principal Balance Certificates, will be so made to the Holders thereof, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates. References to "remaining Certificate Principal Distribution Amount" in any of clauses (ii), (v), (viii),
(xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii),
(xli) and (xliv) above, in connection with the payments of

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

principal to be made to the Holders of any Class of Principal Balance Certificates, shall be to the Certificate Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each Class of Principal Balance Certificates that have a higher Payment Priority.

         On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Certificate Distribution Account that represent Prepayment Premiums collected during or prior to the related Collection Period and shall distribute such amounts, in each case, subject to available funds, as additional interest, as follows:

              (i) to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates up to an amount equal to, in the case of each such Class, the product of (a) such Prepayment Premiums, (b) the applicable Discount Rate Fraction and (c) the Principal Allocation Fraction of such Class; and

              (ii) then, to the Holders of the Class X-1 Certificates.

         All of the foregoing distributions to be made from the Certificate Distribution Account on any Distribution Date with respect to the REMIC III Certificates shall be deemed made from the payments deemed made to REMIC II in respect of the REMIC II Regular Interests on such Distribution Date pursuant to
Section 4.01(b).

         On each Distribution Date, the Trustee shall withdraw from the Certificate Distribution Account, as Grantor Trust Assets, any amounts that represent Excess Interest actually collected on the ARD Loans and any related REO Loans during the related Collection Period and shall distribute with respect to their interests in the Grantor Trust, such amounts to the holders of the Class P Certificates, without regard to whether any such Class is entitled to distributions of interest or principal on such Distribution Date (whether by reason of its Class Principal Balance having been reduced to zero, by reason of it not yet being entitled to distributions of principal, or for any other reason).

         On each Distribution Date, the Trustee shall withdraw amounts from the Excess Liquidation Proceeds Reserve Account and shall distribute such amounts in the following priority:

              (i) first, to reimburse the Holders of the Principal Balance Certificates (in order of alphabetical Class designation) up to an amount equal to all Realized Losses or Additional Trust Fund Expenses, if any, previously deemed allocated to them and unreimbursed after application of the Available Certificate Distribution Amount for such Distribution Date;

              (ii) second, for distribution to the Special Servicer as additional servicing compensation, the excess, if any, of (x) the balance of the Excess Liquidation Proceeds Reserve Account on such Distribution Date over (y) the aggregate Certificate Principal Balance of the Principal Balance Certificates as of such Distribution Date;

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

              (iii) third, upon the reduction of the aggregate Class Principal Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional compensation.

         (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided in the last paragraph of Section 4.01(c) or as provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

         (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer or the Special Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

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

         (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

         (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified, and

         (ii) no interest shall accrue on such Certificates from and after the applicable Interest Accrual Period for such Distribution Date.

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates, shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute all unclaimed funds and other assets which remain subject hereto in accordance with applicable laws.

         (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. All amounts withheld shall be deemed to have been paid to such Certificateholders.

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

         Section 4.02. Statements to Certificateholders and the Companion Lender; Certain Reports by the Master Servicer and the Special Servicer.

         (a) (i) Subject to Section 8.02(v), based on information received from the Master Servicer, on each Distribution Date, the Trustee shall provide or make available as provided herein to all of the Holders of each Class of Certificates (and, in the case of a Class of Book-Entry Certificates, to each Person that provides the Trustee with an Investor Certification), to the parties hereto and to the Rating Agencies written reports, including reports in substantially the form attached hereto as Exhibit G (the "Distribution Date Statement"), setting forth, among other things, the following information:

         (A) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of Principal Balance Certificates and applied to reduce the respective Class Principal Balances thereof;

         (B) the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of REMIC III Regular Certificates allocable to (A) Distributable Certificate Interest, (B) Prepayment Premiums and (C) Excess Interest;

         (C) the amount of any distributions made on such Distribution Date to the Holders of each Class of Residual Certificates;

         (D) the aggregate amount of outstanding Delinquency Advances as of the related Determination Date;

         (E) the aggregate amount of Servicing Fees retained by or paid to the Master Servicer and the Special Servicer in respect of the related Collection Period;

         (F) the aggregate Stated Principal Balance of the Mortgage Pool immediately before and after such Distribution Date and the percentage of the Cut-off Date Principal Balance of the Mortgage Pool which remains outstanding immediately after such Distribution Date;

         (G) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the outstanding Mortgage Loans in the Mortgage Pool at the close of business on the related Determination Date;

         (H) as of the Determination Date, the number and aggregate unpaid principal balance of Mortgage Loans in the Mortgage Pool (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Mortgage Loans but are not delinquent or (E) as to which foreclosure proceedings have been commenced;

         (I) with respect to the Mortgage Pool, the aggregate Stated Principal Balance of Mortgage Loans as to which the related borrower is subject or is expected to be subject to a bankruptcy proceeding;

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         (J) with respect to any Mortgage Loan as to which the related Mortgaged
Property became an REO Property during the related Collection Period, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property and the most recently determined Appraised Value and date upon which the Appraisal was performed;

         (K) as to any Mortgage Loan repurchased or otherwise liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Certificate Distribution Amount for such Distribution Date;

         (L) with respect to any REO Property included in the Trust Fund as of the close of business on the last day of the related Collection Period, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of any income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Certificate Distribution Amount for such Distribution Date and the most recently determined Appraised Value and date upon which the Appraisal was performed;

         (M) with respect to any REO Property sold or otherwise disposed of during the related Collection Period, the loan number of the related Mortgage Loan, and the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period, the portion thereof included in the Available Certificate Distribution Amount for such Distribution Date and the balance of the Excess Liquidation Proceeds Reserve Account for such Distribution Date;

         (N) the Distributable Certificate Interest in respect of each Class of REMIC III Regular Certificates for such Distribution Date;

         (O) any unpaid Distributable Certificate Interest in respect of each Class of REMIC III Regular Certificates after giving effect to the distributions made on such Distribution Date;

         (P) the Pass-Through Rate for each Class of REMIC III Regular Certificates for such Distribution Date;

         (Q) the original Class Principal Balance or Class Notional Amount as of the Closing Date and the Class Principal Balance or Class Notional Amount, as the case may be, of each Class of REMIC III Regular Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in the Class Principal Balance or Class Notional Amount, as the case may be, of each such Class due to Realized Losses and Additional Trust Fund Expenses;

         (R) the Certificate Factor for each Class of REMIC III Regular Certificates immediately following such Distribution Date;

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         (S) the Certificate Principal Distribution Amount for such Distribution
Date;

         (T) the aggregate amount of Principal Prepayments made during the related Collection Period, and the aggregate amount of any Prepayment Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith;

         (U) the aggregate amount of Realized Losses and Additional Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Collection Period;

         (V) any Appraisal Reduction Amounts on a loan-by-loan basis, and the total Appraisal Reduction Amounts, as of the related Determination Date; and

         (W) such additional information as contemplated by Exhibit G hereto.

         In the case of information furnished pursuant to subclauses (A), (B),
(C) and (Q) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination. The form of any Distribution Date Statement may change over time.

         The Trustee shall make available each month to any interested person the related Distribution Date Statement, the CMSA bond level file, the CMSA collateral summary file and the CMSA loan set-up file via its internet website initially located at "www.ctslink.com/cmbs". In addition, the Trustee shall make available each month, on a restricted basis, solely to each Privileged Person,
(i) the CMSA Periodic Loan File delivered for each Distribution Date, the CMSA Property File Report, the CMSA Comparative Financial Status Report and the CMSA Financial File, (ii) the Servicer Reports, and (iii) as a convenience to such Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. At the direction of the Depositor, the Trustee shall remove any or all of such restrictions and make any or all of such information available to any person. The Trustee makes no representations or warranties as to the accuracy or completeness of such information and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source. In connection with providing access to the Trustee's internet website, the Trustee may require registration and acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

         The Trustee may provide such information through means other than (and in lieu of) its website provided that (i) GMACCM shall have consented to such alternative means and (ii) Certificateholders shall have received notice of such alternative means.

         The provisions in this Section shall not limit the Master Servicer's ability to make accessible certain information regarding the Mortgage Loans and the Companion Loan at a website maintained by the Master Servicer.

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         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information as to the applicable Class set forth in clauses (A), (B) and (C) of the description of Distribution Date Statements above aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

         Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the Internal Revenue Service, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Residual Certificates may reasonably request.

         The specification of information to be furnished by the Trustee to the Certificateholders in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Trustee to Certificateholders and Certificate Owners) shall not limit the Trustee in furnishing, and the Trustee is hereby authorized to furnish, to Certificateholders, Certificate Owners and/or to the public any other information (such other information, collectively, "Additional Information") with respect to the Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time, provided that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (B) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Trustee may notify Certificateholders and Certificate Owners of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Trustee shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, (E) without the consent of the Depositor, the Trustee may, in its sole discretion, furnish Additional Information to a Rating Agency in any instance, and to the Certificateholders, Certificate Owners and/or the public-at-large if it determines that the furnishing of such information would assist in the evaluation of the investment characteristics or valuation of the Certificates or would be in the best interests of the Certificateholders or is required by applicable law and, in the case of any Additional Information requested by a Certificate Owner or Certificateholder, such Certificate Owner or Certificateholder has delivered an executed certificate in the form of Exhibit K hereto and (F) the Trustee shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the

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Certificates be executed by the recipient, if and to the extent the Trustee deems the same to be necessary or appropriate). Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Trustee shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Trustee shall be entitled (but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the Trustee deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.

         Upon the authorization of the Depositor, the Trustee shall make available to Bloomberg Financial Markets, L.P. ("Bloomberg") or such other vendor chosen by the Depositor, all the electronic reports delivered or made available pursuant to this Section 4.02(a)(i) to the Certificateholders and Certificate Owners using a format and media mutually acceptable to the Trustee and Bloomberg.

         (ii) The Master Servicer shall provide reports to the Co-Lender as required under the Co-Lender Agreement.

         (b) No later than the Business Day prior to each Distribution Date, subject to the last paragraph of this subsection (b), the Master Servicer shall deliver or cause to be delivered to the Trustee (and, if the Master Servicer is not the Special Servicer, the Trustee shall deliver to the Special Servicer) in electronic form mutually acceptable to the Trustee and the Master Servicer the following reports or information: (1) a Delinquent Loan Status Report, (2) an REO Status Report, (3) a Historical Loan Modification Report, (4) a Historical Loss Report, (5) the Servicer Watch List, (6) the CMSA Financial File, (7) the CMSA Property File Report and (8) the CMSA Comparative Financial Status Report.

         No later than the Business Day prior to each Distribution Date, the Master Servicer will deliver to the Trustee (by electronic means) a "Comparative Financial Status Report" containing substantially the content set forth in
Exhibit I setting forth, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgage Loan (other than the Credit Lease Loans) or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (a) the most current available year-to-date; (b) each of the previous two full fiscal years stated separately (to the extent such information is in the Master Servicer's possession); and (c) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

         No later than 12:00 noon, New York City time, on the second Business Day prior to each Distribution Date, the Master Servicer will deliver to the Trustee a CMSA Periodic Loan File setting forth certain information with respect to the Mortgage Loans and Mortgaged Properties and a single report (the "Collection Report") setting forth, among other things, the information specified in clauses (i) through (vi) below (the amounts and allocations of payments, collections, fees and expenses with respect to Specially Serviced Mortgage Loans and REO Properties to be based upon the report to be delivered by the Special Servicer to the Master

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Servicer on the second Business Day after the related Determination Date, in the form required by Section 4.02(c) below):

         (i) the aggregate amount that is to be transferred from the Mortgage Loan Subaccount to the Certificate Distribution Account in respect of such Distribution Date that is allocable to principal on or in respect of the Mortgage Loans and any REO Loans, separately identifying the aggregate amount of any Principal Prepayments included therein, and (if different) the Certificate Principal Distribution Amount for the immediately succeeding Distribution Date;

         (ii) the aggregate amount that is to be transferred from the Mortgage Loan Subaccount to the Certificate Distribution Account in respect of such Distribution Date that is allocable to (A) interest on or in respect of the Mortgage Loans and any REO Loans, (B) Prepayment Premiums and (C) Excess Interest;

         (iii) the aggregate amount of any Delinquency Advances made pursuant to
Section 4.03 of this Agreement as of the end of the prior calendar month that were included in amounts deposited in the Certificate Distribution Account;

         (iv) the information required to be included in the Distribution Date Statement for the next succeeding Distribution Date and described in clauses (E)
- (M) and (S) - (W) of the description of the Distribution Date Statement in
Section 4.02(a)(i);

         (v) the loan number and the unpaid principal balance as of the close of business on such Determination Date of each Specially Serviced Mortgage Loan and each other Defaulted Mortgage Loan; and

         (vi) such other information on a Mortgage Loan-by-Mortgage Loan or REO Property-by-REO Property basis as the Trustee or the Depositor shall reasonably request in writing (including, without limitation, information with respect to any modifications of any Mortgage Loan, any Mortgage Loans in default or foreclosure, the operation and disposition of REO Property and the assumption of any Mortgage Loan).

         On the date on which the report described above is delivered to the Trustee, the Master Servicer shall also deliver or cause to be delivered to the Trustee (i) a report, in form reasonably acceptable to the Trustee, containing the information with respect to the Mortgage Pool necessary for the Trustee to prepare with respect to the Mortgage Pool any additional schedules and tables required to be made available by the Trustee pursuant to Section 4.02(a)(i), and
(ii) an updated Mortgage Loan Schedule, in each case reflecting the changes in the Mortgage Pool during the related Collection Period.

         In addition, the Master Servicer is also required to perform with respect to each Mortgaged Property and REO Property (except any Mortgaged Property securing a Credit Lease Loan):

              (1) Within 30 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended June 30, 2001, a "CMSA Operating Statement Analysis Report" containing revenue, expense, and net operating income

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    information substantially in accordance with Exhibit I presenting the computation made in accordance with the methodology set forth in Exhibit F (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Master Servicer will deliver to the Trustee by electronic means the Operating Statement Analysis upon request; and

              (2) Within 30 days after receipt by the Master Servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content set forth in Exhibit I (the "CMSA NOI Adjustment Worksheet") (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information), presenting the computation made in accordance with the methodology described in Exhibit F to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer in preparing the Comparative Financial Status Report above. The Master Servicer will deliver to the Trustee by electronic means the "NOI Adjustment Worksheet" upon request.

Upon request, the Trustee shall deliver or shall cause to be delivered to each Certificateholder, to each party hereto, to any Underwriter, to the Rating Agencies, and to each Person that provides the Trustee with an Investor Certification a copy of the Operating Statement Analysis and NOI Adjustment Worksheet most recently performed by the Master Servicer with respect to any Mortgage Loan and delivered to the Trustee.

         Upon request (and in any event, not more frequently than once per month), the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Collection Account as of the close of business on such Master Servicer Remittance Date, stating that all remittances to the Trustee required by this Agreement to be made by the Master Servicer have been made (or, in the case of any such required remittance that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 3.04(a) and each category of withdrawal specified in Section 3.05(a) or 3.05(b). The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Pool and the Companion Loan in the possession of the Master Servicer (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

         With respect to any Mortgaged Property constituting collateral for a Credit Lease Loan, not later than the third Business Day following each Determination Date, the Master Servicer will deliver to the Trustee a Current Ratings Report with respect to each Tenant and any Guarantor.

         The Master Servicer, on the first Business Day following each Determination Date, shall forward to the Special Servicer all information collected by the Master Servicer

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which the Special Servicer is required to include in the reports delivered by the Special Servicer pursuant to Section 4.02(c) below. Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans and, if applicable, the Companion Loan serviced by the Master Servicer.

         The obligation of the Master Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Master Servicer having received from the Special Servicer in a timely manner the related reports and information necessary or required to enable the Master Servicer to prepare and deliver such reports. The Master Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Special Servicer to the Master Servicer pursuant to this Agreement and accepted by the Master Servicer in good faith pursuant to this Agreement.

         (c) On the second Business Day after each Determination Date, the Special Servicer shall forward to the Master Servicer, for each Specially Serviced Mortgage Loan and REO Property, reports containing all information the Master Servicer will be required to include in the other reports that the Master Servicer is obligated to deliver to the Trustee pursuant to Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property. The Special Servicer shall also deliver to the Trustee, upon the reasonable written request of the Trustee, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.

         The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties. Additional information regarding the Specially Serviced Mortgage Loans and REO Properties, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special Servicer by the Mortgagors or otherwise obtained, shall be delivered to the Master Servicer, within ten days of receipt.

         (d) The Master Servicer and the Special Servicer may make available to Certificate Owners who have certified to the Master Servicer their beneficial ownership of any Certificate, or prospective Certificate Owners who provide appropriate confirmation that they are prospective Certificate Owners who intend to keep any information confidential, copies of any reports or files prepared by the Servicer pursuant to this Agreement.

         (e) Each of the Master Servicer and Special Servicer may make information concerning the Mortgage Loans and the Companion Loan available on any website that it has established.

         Section 4.03. Delinquency Advances.

         (a) On each Delinquency Advance Date, the Master Servicer shall either
(i) deposit into the Mortgage Loan Subaccount from its own funds an amount equal to the aggregate

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amount of Delinquency Advances, if any, to be made in respect of the related
Distribution Date, (ii) apply amounts held in the Mortgage Loan Subaccount for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make Delinquency Advances, or (iii) make Delinquency Advances in the form of any combination of (i) and (ii) aggregating the total amount of Delinquency Advances to be made; provided that, if Late Collections (net of related Workout Fees) of the delinquent Monthly Payments for which Delinquency Advances are to be made for the related Distribution Date, are on deposit in the Mortgage Loan Subaccount and available to make such Advances, the Master Servicer shall utilize such Late Collections to make such Advances pursuant to clause (ii) above. Any amounts held in the Mortgage Loan Subaccount for future distribution and so used to make Delinquency Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Mortgage Loan Subaccount on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such Delinquency Advances were made). If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee shall not have received any Delinquency Advance required to be made by the Master Servicer pursuant to this Section 4.03(a) (and the Master Servicer shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a Delinquency Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 328-1258 (Attention: Master Servicing Manager) (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day. If after such notice the Trustee does not receive the full amount of such Delinquency Advances by 11:00 a.m., New York City time, on the Business Day immediately following such Master Servicer Remittance Date, then the Trustee shall make the portion of such Delinquency Advances that was required to be, but was not, made by the Master Servicer pursuant to this Section 4.03(a).

         (b) The aggregate amount of Delinquency Advances to be made by the Master Servicer in respect of the Mortgage Loans (including, without limitation, Assumed Monthly Payments for Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date shall equal, subject to subsection (c) below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Workout Fees payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the same month as such Distribution Date and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the later of the related Due Date or the last day of the related Collection Period. Notwithstanding the foregoing, if an Appraisal Reduction Amount exists with respect to any Mortgage Loan that is a Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the Delinquency Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such Delinquency Advance) by the product of (i) the amount of the interest portion of such Delinquency Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately

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prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

         (c) Notwithstanding anything herein to the contrary, no Delinquency Advance shall be required to be made hereunder if such Delinquency Advance would, if made, constitute a Nonrecoverable Delinquency Advance. In addition, Nonrecoverable Delinquency Advances shall be reimbursable pursuant to Section 3.05(b) out of general collections on the Mortgage Loans and REO Properties on deposit in the Mortgage Loan Subaccount. The determination by the Master Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable Delinquency Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed Delinquency Advance to be made by the Master Servicer, no less than two Business Days prior to the related Delinquency Advance Date) by the Master Servicer to the Trustee (or, if applicable, retained thereby) and the Depositor, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Delinquency Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Delinquency Advance.

         (d) The Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Delinquency Advance made thereby (out of its own funds) for so long as such Delinquency Advance is outstanding (or, if any Delinquency Advance is required to be made in respect of a Monthly Payment on any Mortgage Loan prior to its Due Date or the end of the grace period for such Monthly Payment, for so long as such Delinquency Advance is outstanding following the later of (i) such Due Date and (ii) the end of such grace period), payable first, out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Delinquency Advance was made and, then, once such Delinquency Advance has been reimbursed, out of general collections on the Mortgage Loans and REO Properties on deposit in the Mortgage Loan Subaccount pursuant to Section 3.05(b).

         Section 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses.

         (a) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(a), the Uncertificated

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Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Loan or, if applicable, Replacement Mortgage Loan(s) that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

         (b) On each Distribution Date, following the payments deemed to be made to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of REMIC II Regular Interests LA-1, LA-2-1, LA-2-2, LB, LC, LD, LE, LF, LG, LH, LJ, LK, LL, LM, LN, LO and LP exceeds (ii) an amount equal to the aggregate Stated Principal Balance that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Uncertificated Principal Balances of such REMIC II Regular Interests shall be reduced such that the Uncertificated Principal Balance of each REMIC II Regular Interest corresponds with the Certificate Principal Balance of the corresponding Class of Principal Balance Certificates outstanding after the subsequent adjustments made on such Distribution Date under Section 4.04(c) below; provided that the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-2-1 and LA-2-2 shall correspond with the Certificate Principal Balance of the Class A-2 Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interests LA-2-1 and LA-2-2 shall be reduced on a pro rata basis.

         (c) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(c), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related Class Principal Balance being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1 and Class A-2 Certificates shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until the first to occur of such excess being reduced to zero or each such Class Principal Balance being reduced to zero. Such reductions in the Class Principal Balances of the respective Classes of Principal Balance Certificates shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses.

                                    ARTICLE V

                                THE CERTIFICATES

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         Section 5.01. The Certificates.

         (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through A-22. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Certificates, other than the Residual Certificates, shall initially be held and transferred through the book-entry facilities of the Depository. The Residual Certificates will be issued as Definitive Certificates. The REMIC III Regular Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances or Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $25,000 in the case of the Class A-1, Class A-2, Class B, Class C and Class D Certificates, $100,000 in the case of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, and $1,000,000 in the case of the Class X Certificates, and in each such case in any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. The Residual Certificates will be issuable only in denominations representing Percentage Interests of not less than 20% in the related Class.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the authentication and delivery of such Certificates or did not hold such positions at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 5.02. Registration of Transfer and Exchange of Certificates.

         (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer and the Special Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the Special Servicer, shall have

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the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

         (b) No transfer of any Non-Registered Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made to a Qualified Institutional Buyer in accordance with Rule 144A promulgated under the Securities Act in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act, other than a transfer by the Depositor or an Affiliate thereof, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 hereto.

         Notwithstanding the foregoing, transfers of a beneficial interest in any Class (or portion thereof) of Non-Registered Certificates (other than the Residual Certificates) in accordance with the rules and procedures of the Depository applicable to transfers by its respective participants will be permitted if such transfer is made to a Qualified Institutional Buyer in accordance with Rule 144A promulgated under the Securities Act.

         None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (c) (i) No transfer of a Senior Certificate or a Class B, Class C, Class D, Class E, Class F, Class G or Class H Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and at the time of such transfer, such Certificates continue to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined below)) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

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         (ii) No transfer of a Residual Certificate or any interest therein shall be made (A) to any Plan or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan. No transfer of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate or any interest therein shall be made (A) to any Plan or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan unless the prospective transferee of any such Certificate or any interest therein provides a certification of facts to the Depositor, the Master Servicer and the Trustee substantially to the effect that (or, if such Certificate is not in certificated form, will be deemed to represent that) the purchase of such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken herein, and the following conditions are met:
(1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (2) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in United States Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. Any purchaser of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken herein, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. The Trustee may require that any prospective transferee of a Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative have been satisfied. The Trustee shall not have any responsibility to monitor or restrict the transfer of Ownership Interests in any Certificates that are in the form of a Book-Entry Certificate.

         (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

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         (A) Each Person holding or acquiring any Ownership Interest in a
Residual Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

         (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Trustee receives, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Person, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

         (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

         (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Trustee a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person.

         (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

         (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate

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to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

         (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, and to the extent that the retroactive restoration of the rights of the prior Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such non-complying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such non-complying Holder. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

         (iii) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5)with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

         (iv) The provisions of this Section 5.02(d) set forth prior to this subsection (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Depositor the following:

         (A) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

         (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

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         (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

         (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

         (j) Upon request, the Certificate Registrar shall provide the Master Servicer, the Special Servicer and the Depositor with an updated copy of the Certificate Register on or about January 1 and July 1 of each year, commencing July 1, 2002.

         Section 5.03. Book-Entry Certificates.

         (a) Each Class of Certificates other than the Residual Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Trustee shall not have any responsibility to monitor or restrict the transfer of Ownership Interests in any Book-Entry Certificate. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository

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Participant shall only transfer the Ownership Interests in the Book-Entry
Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer and any other documents necessary to satisfy the requirements of any applicable transfer restrictions, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the applicable Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of the Registered Certificates held in book-entry form, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

         Section 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new

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Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.05. Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder", and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

         Section 6.01. Liability of the Depositor, the Master Servicer and the Special Servicer.

         The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

         Section 6.02. Merger, Consolidation or Conversion of the Depositor, the Master Servicer and the Special Servicer; Assignment of Rights and Delegation of Duties by the Master Servicer and the Special Servicer.

         (a) Subject to subsection (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans or the Companion Loan and to perform its respective duties under this Agreement.

         (b) The Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer and the Special Servicer, shall be the successor of the Depositor, the Master Servicer and the Special Servicer, as the case may be,

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hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that (i) such Person is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession will not result in the downgrade, qualification or withdrawal of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

         (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer and the Special Servicer may assign all of its rights and delegate all of its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person that is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Depositor, is willing to service the Mortgage Loans and the Companion Loan and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer or the Special Servicer, as the case may be, under this Agreement; provided further that such assignment or delegation will not result in the downgrade, qualification or withdrawal of the then-current ratings of the Classes of Certificates that have been rated (as evidenced by a Rating Agency Confirmation). In the case of any such assignment and delegation, the Master Servicer or the Special Servicer, as the case may be, shall be released from its obligations under this Agreement, except that the Master Servicer or the Special Servicer, as the case may be, shall remain liable for all liabilities and obligations incurred by it, or arising from its conduct, hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence. Notwithstanding anything above to the contrary, each of the Master Servicer and the Special Servicer may, in its sole discretion, appoint Sub-Servicers in accordance with Section 3.23 hereof and independent contractors or agents to perform select duties thereof, provided that the Master Servicer or the Special Servicer shall not be relieved from such duties solely by virtue of such appointment.

         Section 6.03. Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer and Others.

         None of the Depositor, the Master Servicer, the Special Servicer or any of the directors, officers, employees or agents of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Certificateholders or the Companion Lender for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be

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indemnified by the Trust Fund (and to the extent provided in Section 3.05(a), the Companion Loan Subaccount) and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates, any asset of the Trust Fund or the Companion Loan, other than any loss, liability or expense specifically required to be borne by such Person pursuant to the terms hereof, or which constitutes a Servicing Advance (and is otherwise specifically reimbursable hereunder), or which is incurred by such Person by reason of such Person's willful misfeasance, bad faith or negligence in the performance of such Person's duties hereunder or by reason of such Person's reckless disregard of obligations and duties hereunder.

         None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders and the Companion Lender hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund (and, to the extent provided in Section 3.05(a), the Companion Loan Subaccount), and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans and the Companion Loan on deposit in the Mortgage Loan Subaccount and the Companion Loan Subaccount as provided by Sections 3.05(a) and 3.05(b).

         Section 6.04. Depositor, Master Servicer and Special Servicer Not to Resign.

         Subject to the provisions of Section 6.02, none of the Depositor, the Master Servicer or the Special Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor, the Master Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Master Servicer or the Special Servicer, as the case may be, in accordance with Section 7.02.

         Section 6.05. Rights of the Depositor in Respect of the Master Servicer and the Special Servicer.

         The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the

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Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

         Section 7.01. Events of Default.

         (a) "Event of Default", wherever used herein, means any one of the following events:

         (i) (A) any failure by the Master Servicer to make a required deposit to the Collection Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made, or (B) any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Certificate Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

         (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account any amount required to be so deposited or remitted under this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; or

         (iii) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement which continues unremedied for a period ending on the earlier of (A) 15 days following the date such Servicing Advance was first required to be made, and (B) either, if applicable, (1) in the case of a Servicing Advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a Servicing Advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

         (iv) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as the case may be by the Holders of Certificates entitled to not less than 25% of the Voting Rights; provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended for an additional 30 days; or

         (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be

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remedied, shall have been given to the Master Servicer or the Special Servicer by the Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as the case may be by the Holders of Certificates entitled to not less than 25% of the Voting Rights; provided, however, if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended for an additional 30 days; or

         (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

         (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

         (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

         (ix) a Servicing Officer obtains actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) has placed one or more Classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date the Servicing Officer obtained such actual knowledge), and, in the case of either of clauses (A) or (B), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action; or

         (x) the Master Servicer or the Special Servicer is removed from Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the Certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal.

         (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor (if the

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termination is effected by the Trustee) or to the Trustee (if the termination is effected by the Depositor), all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans, the Companion Loan and the proceeds thereof (other than any rights of the Defaulting Party as Certificateholder). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans, the Companion Loan or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and the Companion Loan and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee or any other Successor Master Servicer or Special Servicer with all documents and records requested by it to enable it to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee or any other Successor Master Servicer or Special Servicer in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee or any other Successor Master Servicer or Special Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, the Certificate Distribution
Account, any REO Account or any Servicing Account or thereafter be received with respect to the Mortgage Loans, the Companion Loan or any REO Property (provided, however, that the Master Servicer and the Special Servicer each shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances made by it or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

         Section 7.02. Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, without limitation, the Master Servicer's obligation to make Delinquency Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer or for any losses incurred by the Master Servicer or the Special Servicer pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder or the Companion Loan. As compensation therefor, the Trustee shall be entitled

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to the applicable Servicing Fee and Special Servicing Fee and all funds relating to the Mortgage Loans and the Companion Loan which the Master Servicer or the Special Servicer would have been entitled to charge to the Collection Account or the Certificate Distribution Account if the Master Servicer or the Special Servicer had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee or if the Trustee is not approved as a master servicer or special servicer, as the case may be, by each Rating Agency, promptly appoint any FNMA or FHLMC-approved mortgage loan servicing institution that has a net worth of not less than $10,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by Rating Agency Confirmation), as the successor to the Master Servicer hereunder or the Special Servicer, as the case may be, in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. No appointment of a successor to the Master Servicer or the Special Servicer, as the case may be, hereunder shall be effective until the assumption of the successor to the Master Servicer or the Special Servicer, as the case may be, of all the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. Pending appointment of a successor to the Master Servicer or the Special Servicer, as the case may be, hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans and the Companion Loan or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.
The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor servicer by the Trust within 60 days of the Trustee's submission of an invoice with respect thereto and after making reasonable efforts to collect such amounts from the successor servicer, to the extent such expenses have not been reimbursed by the successor servicer; such expenses paid by the Trust Fund shall be deemed to be an Additional Trust Fund Expense.

         Section 7.03. Notification to Certificateholders.

         (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

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         Section 7.04. Waiver of Events of Default.

         The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause (i) or (ii) of Section 7.01 may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.01. Duties of the Trustee .

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee (other than as successor Master Servicer or Special Servicer) shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the Companion Lender or any other person and accepted by the Trustee in good faith, pursuant to this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

         (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee

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shall be determined solely by the express provisions of this Agreement, the
Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

         (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         Section 8.02. Certain Matters Affecting the Trustee .

         Except as otherwise provided in Section 8.01:

         (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith and the expense of such consultation with counsel shall be reimbursable under Section 8.05(b) hereof;

         (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the Companion Lender, pursuant to the provisions of this Agreement, unless such Certificateholders or the Companion Lender shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same

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degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (iv) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

         (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, provided that the Trustee shall not be relieved from such duties, and the Trustee shall remain responsible for all acts and omissions of any such agent;

         (vii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

         (viii) The Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer, as the case may be) or of the Depositor or any other person.

         Section 8.03. Trustee not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates, other than the representations and warranties of, and the other statements attributed to the Trustee in Sections 2.02, 2.05, 2.07 and 8.13 and the signature of the Trustee set forth on each outstanding Certificate, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee shall not assume responsibility for their correctness. The Trustee shall make any representations as to the validity or sufficiency of this Agreement (except to the extent set forth in Section 8.13) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan, the Companion Loan or any related document. The Trustee shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds

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deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the Companion Lender and accepted by the Trustee in good faith, pursuant to this Agreement.

         Section 8.04. Trustee May Own Certificates.

         The Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee.

         Section 8.05. Fees and Expenses of Trustee; Indemnification of Trustee.

         (a) Monthly, the Trustee shall be entitled to withdraw the Trustee Fee from the Certificate Distribution Account pursuant to Section 3.05(d) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. On or prior to the Distribution Date in each month, the Trustee shall be entitled to withdraw and pay itself from amounts then on deposit in the Certificate Distribution Account an amount equal to the then unpaid Trustee Fees.

         (b) The Trustee and any director, officer, employee or agent of the Trustee and any of its directors, officers, employees or agents shall be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead,
(ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of performance of the Trustee's routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

         Section 8.06. Eligibility Requirements for Trustee; Assignment of Rights or Delegation of Duties.

         (a) The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority. If such association or corporation publishes reports of condition at

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least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The long-term unsecured debt obligations of the Trustee shall at all times be rated not less than "AA" by Standard & Poor's and "Aa2" by Moody's or such other rating as shall not result in the qualification, downgrade or withdrawal of any of the ratings then assigned to the respective Classes of Certificates, as confirmed in writing by each Rating Agency. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them or the Trustee appoints a fiscal agent, and if in light of such agreement or such appointment, the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement or the effectiveness of such appointment, the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

         (b) The Trustee shall not assign any of its rights or delegate any of its duties under this Agreement to any other Person without the prior written consent of the Depositor and the Majority Certificateholder of the Controlling Class (such consent not to be unreasonably withheld, conditioned or delayed).

         Section 8.07. Resignation and Removal of the Trustee.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee

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and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

         (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Master Servicer.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08. Upon any succession of the Trustee under this Agreement, the predecessor Trustee shall be entitled to the payment of compensation and reimbursement for services rendered and expenses incurred (including without limitation unreimbursed Advances and interest thereon made thereby) accrued or payable up to and including the effective date of such termination, at such times and from such sources as if the predecessor Trustee had not resigned or been removed.

         Section 8.08. Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

         (b) No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee shall mail notice of such appointment to the Depositor and the Certificateholders.

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         Section 8.09. Merger or Consolidation of Trustee.

         Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10. Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

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         (d) Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

         Section 8.11. Appointment of Custodians.

         (a) The Trustee may, with the consent of the Master Servicer and the Majority Certificateholder of the Controlling Class, appoint one or more Custodians to hold all or a portion of the Mortgage Files and the Companion Loan File as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall itself (or together with an affiliate guaranteeing its financial performance) have a combined capital and surplus of at least $15,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File or the Companion Loan File, shall maintain and keep in full force and effect throughout the term of this Agreement a fidelity bond and an errors and omissions insurance policy covering its officers and employees and other persons acting on its behalf in connection with its activities under the Agreement in the amount of coverage customary for custodians acting in such capacity, and shall not be the Depositor, a Mortgage Loan Seller or any Affiliate of the Depositor or a Mortgage Loan Seller. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files and Companion Loan File directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

         (b) Any Custodian appointed by the Trustee under this Agreement shall not assign any of its rights or delegate any of its duties under this Agreement to any other Person without the prior written consent of the Depositor and the Majority Certificateholder of the Controlling Class (such consent not to be unreasonably withheld, conditioned or delayed).

         Section 8.12. Access to Certain Information.

         (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund (or at the Primary Servicing Office of the Master Servicer) and

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shall, upon reasonable advance notice, make available during normal business hours for review by any Holder, Certificate Owner or prospective transferee of a Certificate or interest therein, originals or copies of the following items: (i) in the case of a Holder, Certificate Owner or prospective transferee of a Non-Registered Certificate or interest therein, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) all reports required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (C) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (D) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (E) the most recent inspection report prepared by the Master Servicer or Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to
Section 3.12, (F) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Master Servicer or Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor collected by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.12, (G) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (H) the respective Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.21 (but only for so long as the affected Mortgage Loan is part of the Trust Fund),
(I) copies of any Appraisals required or permitted to be performed pursuant to the terms of this Agreement, and (J) any and all Officer's Certificates and other evidence delivered to or retained by the Trustee to support the Master Servicer's, Special Servicer's, Trustee's determination that any Advance was or, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon written request; however, the Trustee shall be permitted to require from the requesting Certificateholder payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

         In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing provisions of this Section 8.12(a), the Trustee shall have no responsibility for the accuracy, completeness or sufficiency for any purpose of any information so made available or furnished by it pursuant to this Section 8.12(a).

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         (b) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, and the Special Servicer, and to the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans, the Companion Loan and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

         Section 8.13. Representations and Warranties of the Trustee.

         The Trustee hereby represents and warrants to the Master Servicer, for its own benefit and the benefit of the Certificateholders, and to the Special Servicer, the Depositor and the Companion Lender, as of the Closing Date, that:

         (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

         (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

         (iii) This Agreement, assuming due authorization, execution and delivery by the Special Servicer, the Master Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditor's rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (iv) The Trustee is not in default with respect to any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency having jurisdiction, which default, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations or the financial condition or operations of the Trustee or its properties.

         (v) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

         (vi) No consent, approval, authorization or order of, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Trustee with this Agreement, or the consummation by the Trustee of any transaction contemplated hereby, other than (1) such consents, approvals, authorization, qualifications, registrations, filings or notices as

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have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on performance by the Trustee under this Agreement.

         Section 8.14. Filings with the Securities and Exchange Commission.

         Based on information furnished to it by the Master Servicer and the Depositor (in an 80 column unformatted electronic format acceptable to the Trustee), the Trustee will prepare and file with the Securities and Exchange Commission on Form 8-K (including EDGAR filings), on behalf of the Trust Fund, each Distribution Date Statement. The Trustee shall have no responsibility to file any items other than those specified in this Section 8.14. Prior to January 2, 2003 (and each anniversary thereafter until directed by the Depositor to file a Form 15, delisting the transaction) the Trustee shall hire counsel selected by the Depositor to file Form 10-K's on behalf of the Trust Fund for the preceding fiscal year. Any fees and expenses accrued and incurred by the Trustee in connection with this Section 8.14 (including reasonable attorneys' fees) shall be reimbursed to it by the Depositor. Prior to filing any such reports, the Trustee shall submit reports to the Depositor for review and approval.

                                   ARTICLE IX

                                   TERMINATION

         Section 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

         Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer or the Depositor of all Mortgage Loans and each REO Property remaining in REMIC I at a price (to be determined as of the end of the Collection Period for the anticipated Final Distribution Date) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the appraised value of each REO Property, if any, included in REMIC I (such appraisal to be conducted by an Independent MAI-designated appraiser selected by the Master Servicer and approved by the Trustee), minus (C) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer in respect of such Advances and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase); provided, however, that any such purchase with respect to the Additional Servicing Fee Mortgage Loans shall be subject to the rights of the applicable Designated Sub-Servicer to continue to sub-service such Mortgage Loans and the rights of Archon Financial, L.P., the applicable Designated Sub-Servicer and the Master Servicer to receive or retain their applicable portion, if any, of the Additional Servicing Fee pursuant to the applicable Designated Sub-Servicer Agreement, and (ii) the final payment or other liquidation

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(or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         The Master Servicer or the Depositor each may, at its option, elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Master Servicer or the Depositor may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans remaining in the Trust Fund at the time of such election is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. Such option shall be exercisable by each such Person in the priority in which such Person is listed in the immediately foregoing sentence. In the event that the Master Servicer or the Depositor purchases all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Master Servicer or the Depositor, as applicable, shall deposit in the Certificate Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof that would be payable to any Person other than the Certificateholders pursuant to Section 3.05(a) if on deposit in the Mortgage Loan Subaccount, which portion shall be deposited in the Mortgage Loan Subaccount). In addition, the Master Servicer shall (i) transfer to the Certificate Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Mortgage Loan Subaccount pursuant to the second paragraph of Section 3.04(e), together with any other amounts on deposit in the Mortgage Loan Subaccount that would otherwise be held for future distribution and (ii) remit to the Companion Lender all amounts required to be remitted thereto on such Master Servicer Remittance Date from the Companion Loan Subaccount pursuant to Section 3.04(d), together with any other amounts on deposit in the Companion Loan Subaccount that would otherwise be held for future distribution. Upon confirmation that such final transfers have been made, the Trustee shall release or cause to be released to the Master Servicer or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and any Reserve Funds and Escrow Payments in any Reserve Accounts or Servicing Account, as applicable, and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I. All Credit Files for the remaining Mortgage Loans and REO Properties shall be delivered to the purchasing entity.

         Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Companion Lender and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed
(a) in the event such notice is given in connection with the Master Servicer's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in

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such month, in each case specifying (i) the Distribution Date upon which the
Trust Fund will terminate and final payment of the Certificates will be made,
(ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

         Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Certificate Distribution Account that are allocable to payments on the Class to which the Certificates so presented and surrendered belong. Amounts on deposit in the Certificate Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clauses (ii)-(viii) of Section 3.05(d)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Section 4.01. Any funds in the Certificate Distribution Account not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with the last paragraph of Section 4.01(g).

         Section 9.02. Additional Termination Requirements.

         (a) In the event the Master Servicer or the Depositor purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in
Section 9.01, the Trust Fund (and, accordingly, REMIC I, REMIC II and REMIC III) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or the Depositor, as the case may be, obtains at its own expense and delivers to the Trustee an Opinion of Counsel, addressed to the Depositor, the Master Servicer and the Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not (subject to Section 10.01(f)) result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

         (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II and REMIC III pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

         (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer or the Depositor, as applicable, for cash; and

         (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Class of Residual Certificates all cash on hand in the related REMIC (other than cash retained to meet claims), and REMIC I, REMIC II and REMIC III shall terminate at that time.

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         (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation of REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

         Section 10.01. REMIC Administration.

         (a) The Trustee shall make an election to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The REMIC I Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The REMIC II Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. The REMIC III Regular Certificates are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code) and the Class R-III Certificates will be the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. The Master Servicer, the Special Servicer and the Trustee shall not (to the extent within the control of each) permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I, REMIC II or REMIC III other than the Certificates.

         (b) The Closing Date is hereby designated as the "startup day" of each of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

         (c) The Trustee, as agent for the tax matters person of each of REMIC I, REMIC II and REMIC III, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Mortgage Loan Subaccount as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or negligence or otherwise payable by the Trustee pursuant to Section 10.01(g)(i). In the case of each of REMIC I, REMIC II and REMIC III, the Holder of Residual Certificates representing the largest Percentage Interest in the related Class thereof shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1, as the tax matters person of such REMIC. By its acceptance thereof, the Holder of Residual Certificates representing the largest Percentage Interest in each Class thereof hereby agrees to irrevocably

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appoint the Trustee as its agent to perform all of the duties of the tax matters person for the related REMIC created hereunder.

         (d) The Trustee shall prepare or cause to be prepared, sign and file, in a timely manner, all of the Tax Returns that it determines are required with respect to the Grantor Trust and each REMIC created hereunder. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

         (e) The Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of such Residual Certificate to any Person who is not a Permitted Transferee as provided in Section 5.02(d)(iii), (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

         (f) The Trustee shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as a REMIC under the REMIC Provisions. The Trustee shall not knowingly or intentionally take any action, cause REMIC I, REMIC II or REMIC III to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) adversely affect the status of REMIC I, REMIC II or REMIC III as a REMIC or (ii) result (subject to the following sentence) in the imposition of a tax upon REMIC I, REMIC II or REMIC III (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of REMIC I, REMIC II or REMIC III and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any REMIC created hereunder adversely affect such status or, unless the Master Servicer, the Trustee, or the Special Servicer, as applicable (or other Person acceptable to the Trustee), determine that the monetary exposure to REMIC I, REMIC II and REMIC III is not material and in its or their sole discretion to indemnify, to the extent reasonably acceptable to the Trustee, the Trust Fund against the imposition of such tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its

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assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I, REMIC II or REMIC III, and such party shall not take any such action, or cause REMIC I, REMIC II or REMIC III to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of REMIC I as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (g) In the event that any tax is imposed on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I, REMIC II or REMIC III as defined in Section 860G(c) of the Code, or on any contributions to REMIC I, REMIC II or REMIC III after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local laws, such tax shall be charged (i) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) to any other party hereto, if such tax arises out of or results from a breach by such party of any of its obligations under this Agreement, or (iii) otherwise (including, without limitation, in the case of any tax permitted to be incurred pursuant to Section 3.17(a)) against amounts on deposit in the Certificate Distribution Account as provided by
Section 3.05(b).

         (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

         (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (j) None of the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor (to the extent within its control) permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (k) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage

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Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for
each of REMIC I, REMIC II and REMIC III.

         (l) None of the Trustee, the Master Servicer, or the Special Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, REMIC II or REMIC III, (iii) the termination of the Trust Fund pursuant to
Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to or as contemplated by Section 2.03 or 3.18 of this Agreement) or acquire any assets for the Trust Fund or sell or dispose of any investments in the Mortgage Loan Subaccount, the Certificate Distribution Account, or the REO Account for gain, or accept any contributions to the Trust Fund after the Closing Date, unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I, REMIC II or REMIC III as a REMIC or, (b) subject to Section 10.01(f), cause REMIC I, REMIC II or REMIC III to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 10.02. Depositor, Master Servicer, Special Servicer, Trustee to Cooperate.

         (a) The Depositor shall provide or cause to be provided to the Trustee, within ten days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

         (b) The Master Servicer, the Special Servicer and the Depositor shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

         Section 10.03. Grantor Trust Administration.

         (a) The Trustee shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

         (b) The Trustee shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(e) or 10.01(f)).

         (c) The Trustee shall prepare, sign and file when due all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The other parties hereto shall provide

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on a timely basis to the Trustee or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section 10.03. Without limiting the generality of the foregoing, the Depositor, within ten days following the Trustee's request therefor, shall provide in writing to the Trustee such information as is reasonably requested by the Trustee for tax purposes, and the Trustee's duty to perform its reporting and other tax compliance obligations under this Section 10.03 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

         (d) The Trustee shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

         (e) The Trustee shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Master Servicer and the Special Servicer shall assist the Trustee to the extent reasonably requested by the Trustee and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Trustee, Master Servicer, the Special Servicer shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could adversely affect the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such adverse effect on grantor trust status, an "Adverse Grantor Trust Event"), unless the Trustee has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Trustee seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that the Trustee has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Trustee. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. Notwithstanding any provision of this Agreement to the contrary, the Grantor Trust Assets shall not be subject to any expenses, costs or other charges that are attributable to the assets or activities of REMIC I, REMIC II or REMIC III.

         (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees) shall be charged to and paid by: (i) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section

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10.03; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.03; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.03; or (iv) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

         (g) The Trustee shall, for federal income tax purposes, maintain books and records with respect to the Grantor Trust on a calendar year and on an accrual basis.

         (h) The Trustee shall respond to reasonable written requests for information in relation to income tax reporting by Certificateholders.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01. Amendment.

         (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

         (i) to cure any ambiguity,

         (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

         (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of REMIC I, REMIC II or REMIC III as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on REMIC I, REMIC II or REMIC III pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

         (iv) to change the timing and/or nature of deposits into the Collection Account or the Certificate Distribution Account or to change the name in which the Collection Account is maintained, provided that (A) the Delinquency Advance Date or the Master Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect,

         (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund or any of the Certificateholders (other than the

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transferor) to be subject to a federal tax caused by a transfer to a Person that is not a United States Person and a Permitted Transferee,

         (vi) to modify, eliminate or add any provision to this Agreement to provide for a book-entry registration system for the Certificates,

         (vii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement or to modify, eliminate or add any provision to this Agreement to facilitate the servicing and administration of the Companion Loan, provided that any such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, or

         (viii) with respect to the Companion Loan, to modify, eliminate or add any provision of this Agreement relating to the Companion Loan, and, at the request of the Companion Lender, to facilitate a secondary market sale, or the inclusion of the Companion Loan in a Securitization, and/or meet any Rating Agency requirements; provided that any such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

         (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or

         (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

         (iii) modify the definition of "Servicing Standard" without the consent of the Holders of all Certificates then outstanding.

         (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion or Opinions of Counsel to the effect that (i) such amendment is permitted pursuant to the terms of this Agreement and (ii) such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC.

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         (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each Certificateholder and the Companion Lender.

         (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

         (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders and/or the Companion Lender, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Mortgage Loan Subaccount and/or the Companion Loan Subaccount.

         Section 11.02. Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer (the cost of which may be paid out of the Mortgage Loan Subaccount and/or the Companion Loan Subaccount) on direction by the Trustee, such direction to be given by the Trustee only upon the Trustee's receipt of an Opinion of Counsel to be obtained by the party requesting such recordation (the cost of which may be paid out of the Mortgage Loan Subaccount and/or the Companion Loan Subaccount) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Companion Lender.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03. Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

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         (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it under this
Section 11.03(c) or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04. GOVERNING LAW.

         THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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         Section 11.05. Notices.

         Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, 200 Witmer Road, Horsham, Pennsylvania 19044, Attention: Structured Finance Manager, telecopy number: (215) 328-1775; (ii) in the case of the Master Servicer, 200 Witmer Road, Horsham, Pennsylvania 19044, Attention: Managing Director, Commercial Servicing Operations, telecopy number: (215) 328-3478 (with copies to General Counsel (telecopy number: (215) 328-3620)); (iii) in the case of the Trustee, the Corporate Trust Office; (iv) in the case of the Special Servicer, 550 California Street, San Francisco, California 94101, telecopy number (415) 391-2949, Attention: CMBS Portfolio Manager (with a copy to General Counsel);
(v) in the case of the Rating Agencies, (A) Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, Attention: Commercial Mortgage Surveillance Manager, telecopy number: (212) 438-2662, (B) Moody's Investor Services, Inc., 100 Mulberry Street, Gateway Building Center, 4th-9th Floor, Newark, New Jersey 07102, Attention: CMBS Rating and Monitoring, telecopy number: (212) 553-1350; (vi) in the case of the Underwriters, (A) Deutsche Banc Alex. Brown Inc., 31 West 52nd Street, New York, New York 10019, Attention:
Gregory B. Hartch, telecopy number: (212) 469-4579 and (B) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Rolf Edwards, telecopy number: (212) 346-3594; (vii) in the case of the initial Companion Lender, Goldman Sachs Mortgage Company 85 Broad Street, New York, New York 10004,
Attention: Jay Strauss, facsimile no. (212) 902-4140, and (viii) in the case of the initial Majority Certificateholder of the Controlling Class, 550 California Street, 12th Floor, San Francisco, California, Attention: Shari Figi, telecopy number: (415) 391 2949, or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof or the Companion Lender.

         Section 11.07. Grant of a Security Interest.

         The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be

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established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans (including all Replacement Mortgage Loans), all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Mortgage Loan Subaccount and the Certificate Distribution Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to the Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit E hereto in all appropriate locations in the Commonwealth of Pennsylvania promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section
11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable Uniform Commercial Code.

         Section 11.08. No Partnership.

         Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Master Servicer and the Special Servicer shall be rendered as independent contractors and not as agents for the Trust Fund or the Certificateholders.

         Section 11.09. Successors and Assigns; Third Party Beneficiary.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns and all such provisions shall inure to the benefit of the Certificateholders. The Companion Lender shall be a third party beneficiary of each agreement or obligation in this Agreement relating to payments made or collected under or with respect to the Companion Loan and the rights of the Companion Lender to receive notices and reports hereunder. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

         Section 11.10. Article and Section Headings.

         The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 11.11. Notices to the Rating Agencies.

         (a) The Trustee shall use reasonable efforts promptly to provide notice or a copy of the listed item to each Rating Agency with respect to each of the following of which it has actual knowledge:

         (i) any material change or amendment to this Agreement;

         (ii) the occurrence of any Event of Default that has not been cured;

         (iii) the resignation, termination or merger (with an entity other than an Affiliate) of the Master Servicer, the Special Servicer or the Trustee;

         (iv) any change in the location of the Certificate Distribution
Account;

         (v) a copy of the notice given pursuant to Section 2.03(a) and the repurchase of a Mortgage Loan by the related Mortgage Loan Seller pursuant to
Section 6 of the related Mortgage Loan Purchase Agreement or by GMACCM pursuant to Section 4 of the Supplemental Agreement; and

         (vi) the final payment to any Class of Certificateholders.

         Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

         (i) each of its annual statements as to compliance described in Section 3.13; and

         (ii) each of its annual independent public accountants' servicing reports described in Section 3.14.

         (b) To the extent it is not already required to do so under Section
4.02 hereof, the Trustee shall promptly furnish to each Rating Agency copies of each report prepared and/or delivered by it pursuant to Section 4.02 hereof.

         (c) Each of the Master Servicer, the Special Servicer and the Trustee shall provide or make available such additional information to each Rating Agency upon request is in its possession or reasonably available to it.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.,
                                          Depositor


                                      By:
                                          -------------------------------------
                                          Name:  David Lazarus
                                          Title: Vice President


                                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                          Master Servicer and Special Servicer


                                      By:
                                          -------------------------------------
                                          Name:  David Lazarus
                                          Title: Vice President


                                      WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION, Trustee


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

STATE OF NEW YORK            )
                             )       ss.
COUNTY OF NEW YORK           )

         On the     day of February, 2002, before me, a notary public in and for said State, personally appeared David Lazarus known to me to be a Vice President of GMAC COMMERCIAL MORTGAGE SECURITIES, INC., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       -----------------------------------------
                                                       Notary Public


[Notarial Seal]

STATE OF NEW YORK            )
                             )      ss.
COUNTY OF NEW YORK           )

         On the     day of February, 2002, before me, a notary public in and for said State, personally appeared David Lazarus known to me to be a Vice President of GMAC COMMERCIAL MORTGAGE CORPORATION, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       -----------------------------------------
                                                       Notary Public


[Notarial Seal]

STATE OF [NEW YORK]          )
                             )      ss.
COUNTY OF [NEW YORK]         )

         On the     day of February, 2002, before me, a notary public in and for
said State, personally appeared     known to me to be a      of WELLS FARGO BANK
MINNESOTA, NATIONAL ASSOCIATION, a national chartered bank duly organized, validly existing and in good standing under the United States of America that executed the within instrument, and also known to me to be the person who executed it on behalf of such nationally chartered bank, and acknowledged to me that such nationally chartered bank executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       -----------------------------------------
                                                       Notary Public


[Notarial Seal]

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I     DEFINITIONS......................................................4

    Section 1.01.    Defined Terms.............................................4

    Section 1.02.    Certain Calculations in Respect of the Mortgage Pool
                     and in Respect of the Companion Loan.....................63

ARTICLE II    CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
              CERTIFICATES....................................................64

    Section 2.01.    Establishment of Trust; Conveyance of Mortgage Loans.....64

    Section 2.02.    Acceptance by Trustee....................................67

    Section 2.03.    Mortgage Loan Sellers' Repurchase of Mortgage Loans
                     for Defects in Mortgage Files and Breaches of
                     Representations and Warranties...........................69

    Section 2.04.    Issuance of Class R-I Certificates; Creation of
                     REMIC I Regular Interests................................72

    Section 2.05.    Conveyance of REMIC I Regular Interests; Acceptance
                     of REMIC II by the Trustee...............................72

    Section 2.06.    Issuance of Class R-II Certificates; Creation of
                     REMIC II Regular Interest................................72

    Section 2.07.    Conveyance of REMIC II Regular Interests; Acceptance
                     of REMIC III by Trustee..................................72

    Section 2.08.    Issuance of REMIC III Certificates.......................73

ARTICLE III   ADMINISTRATION AND SERVICING OF THE TRUST FUND..................73

    Section 3.01.    Servicing and Administration of the Mortgage Loans.......73

    Section 3.02.    Collection of Mortgage Loan Payments.....................75

    Section 3.03.    Collection of Taxes, Assessments and Similar Items;
                     Servicing Accounts and Reserve Accounts..................75

    Section 3.04.    Collection Account, Distribution Account and
                     Interest Reserve Account.................................77

    Section 3.05.    Permitted Withdrawals From the Collection Account,
                     the Certificate Distribution Account, the Interest
                     Reserve Account and the Excess Liquidation Proceeds
                     Reserve Account..........................................83

    Section 3.06. Investment of Funds in the Collection Account, the Certificate Distribution Account, the Excess
                     Liquidation Proceeds Reserve Account, the Interest
                     Reserve Account and the REO Account......................89

    Section 3.07.    Maintenance of Insurance Policies; Errors and
                     Omissions and Fidelity Coverage..........................91

                                      -I-
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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

    Section 3.08.    Enforcement of Due-On-Sale Clauses; Assumption
                     Agreements; Subordinate Financing; Defeasance............94

    Section 3.09.    Realization Upon Defaulted Mortgage Loans................97

    Section 3.10.    Trustee to Cooperate; Release of Mortgage Files.........101

    Section 3.11.    Servicing Compensation; Nonrecoverable Servicing
                     Advances................................................102

    Section 3.12.    Inspections; Collection of Financial Statements.........105

    Section 3.13.    Annual Statement as to Compliance.......................106

    Section 3.14.    Reports by Independent Public Accountants...............107

    Section 3.15.    Access to Certain Information...........................107

    Section 3.16.    Title to REO Property; REO Account......................108

    Section 3.17.    Management of REO Property; Independent Contractors.....109

    Section 3.18.    Sale of Defaulted Mortgage Loans........................112

    Section 3.19.    Sale of REO Property....................................115

    Section 3.20.    Additional Obligations of the Master Servicer and
                     the Special Servicer....................................117

    Section 3.21.    Modifications, Waivers, Amendments and Consents.........120

    Section 3.22.    Transfer of Servicing Between Master Servicer and
                     Special Servicer; Record Keeping........................124

    Section 3.23.    Sub-Servicing Agreements................................125

    Section 3.24.    Designation of Special Servicer by the Majority
                     Certificateholder of the Controlling Class..............126

    Section 3.25.    Lock-Box Accounts and Servicing Accounts................128

    Section 3.26.    Representations and Warranties of the Master
                     Servicer and the Special Servicer.......................128

ARTICLE IV    PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS.............129

    Section 4.01.    Distributions...........................................129

    Section 4.02.    Statements to Certificateholders and the Companion
                     Lender; Certain Reports by the Master Servicer
                     and the Special Servicer................................141

    Section 4.03.    Delinquency Advances....................................149

    Section 4.04.    Allocation of Realized Losses and Additional Trust
                     Fund Expenses...........................................151

ARTICLE V     THE CERTIFICATES...............................................152

    Section 5.01.    The Certificates........................................152

                                      -II-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

    Section 5.02.    Registration of Transfer and Exchange of Certificates...153

    Section 5.03.    Book-Entry Certificates.................................158

    Section 5.04.    Mutilated, Destroyed, Lost or Stolen Certificates.......159

    Section 5.05.    Persons Deemed Owners...................................159

ARTICLE VI    THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER....159

    Section 6.01.    Liability of the Depositor, the Master Servicer
                     and the Special Servicer................................160

    Section 6.02.    Merger, Consolidation or Conversion of the Depositor,
                     the Master Servicer and the Special Servicer;
                     Assignment of Rights and Delegation of Duties by the
                     Master Servicer and the Special Servicer................160

    Section 6.03.    Limitation on Liability of the Depositor, the
                     Master Servicer, the Special Servicer and Others........161

    Section 6.04.    Depositor, Master Servicer and Special Servicer Not
                     to Resign...............................................162

    Section 6.05.    Rights of the Depositor in Respect of the Master
                     Servicer and the Special Servicer.......................162

ARTICLE VII   DEFAULT........................................................162

    Section 7.01.    Events of Default.......................................162

    Section 7.02.    Trustee to Act; Appointment of Successor................165

    Section 7.03.    Notification to Certificateholders......................166

    Section 7.04.    Waiver of Events of Default.............................166

ARTICLE VIII  CONCERNING THE TRUSTEE.........................................166

    Section 8.01.    Duties of the Trustee...................................166

    Section 8.02.    Certain Matters Affecting the Trustee...................167

    Section 8.03.    Trustee not Liable for Validity or Sufficiency of
                     Certificates or Mortgage Loans..........................169

    Section 8.04.    Trustee May Own Certificates............................169

    Section 8.05.    Fees and Expenses of Trustee; Indemnification of
                     Trustee.................................................169

    Section 8.06.    Eligibility Requirements for Trustee; Assignment
                     of Rights or Delegation of Duties.......................170

    Section 8.07.    Resignation and Removal of the Trustee..................171

    Section 8.08.    Successor Trustee.......................................171

    Section 8.09.    Merger or Consolidation of Trustee......................172

                                     -III-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

    Section 8.10.    Appointment of Co-Trustee or Separate Trustee...........172

    Section 8.11.    Appointment of Custodians...............................173

    Section 8.12.    Access to Certain Information...........................174

    Section 8.13.    Representations and Warranties of the Trustee...........175

    Section 8.14.    Filings with the Securities and Exchange Commission.....176

ARTICLE IX    TERMINATION....................................................177

    Section 9.01.    Termination Upon Repurchase or Liquidation of All
                     Mortgage Loans..........................................177

    Section 9.02.    Additional Termination Requirements.....................179

ARTICLE X     ADDITIONAL REMIC PROVISIONS....................................179

    Section 10.01.   REMIC Administration....................................179

    Section 10.02.   Depositor, Master Servicer, Special Servicer,
                     Trustee to Cooperate....................................183

    Section 10.03.   Grantor Trust Administration............................183

ARTICLE XI    MISCELLANEOUS PROVISIONS.......................................184

    Section 11.01.   Amendment...............................................184

    Section 11.02.   Recordation of Agreement; Counterparts..................186

    Section 11.03.   Limitation on Rights of Certificateholders..............187

    Section 11.04.   GOVERNING LAW...........................................188

    Section 11.05.   Notices.................................................188

    Section 11.06.   Severability of Provisions..............................189

    Section 11.07.   Grant of a Security Interest............................189

    Section 11.08.   No Partnership..........................................189

    Section 11.09.   Successors and Assigns; Third Party Beneficiary.........190

    Section 11.10.   Article and Section Headings............................190

    Section 11.11.   Notices to the Rating Agencies..........................190

EXHIBITS

    Exhibit A-1      Form of Class X-1 Certificate.........................A-1-1

    Exhibit A-2      Form of Class X-2 Certificate.........................A-2-1

    Exhibit A-3      Form of Class A-1 Certificate.........................A-3-1

    Exhibit A-4      Form of Class A-2 Certificate.........................A-4-1

                                      -IV-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

    Exhibit A-5      Form of Class B Certificate...........................A-5-1

    Exhibit A-6      Form of Class C Certificate...........................A-6-1

    Exhibit A-7      Form of Class D Certificate...........................A-7-1

    Exhibit A-8      Form of Class E Certificate...........................A-8-1

    Exhibit A-9      Form of Class F Certificate...........................A-9-1

    Exhibit A-10     Form of Class G Certificate..........................A-10-1

    Exhibit A-11     Form of Class H Certificate..........................A-11-1

    Exhibit A-12     Form of Class J Certificate..........................A-12-1

    Exhibit A-13     Form of Class K Certificate..........................A-13-1

    Exhibit A-14     Form of Class L Certificate..........................A-14-1

    Exhibit A-15     Form of Class M Certificate..........................A-15-1

    Exhibit A-16     Form of Class N Certificate..........................A-16-1

    Exhibit A-17     Form of Class O Certificate..........................A-17-1

    Exhibit A-18     Form of Class P Certificate..........................A-18-1

    Exhibit A-19     Form of Class R-I Certificate........................A-19-1

    Exhibit A-20     Form of Class R-II Certificate.......................A-20-1

    Exhibit A-21     Form of Class R-III Certificate......................A-21-1

    Exhibit B-1      Form of Transferor Certificate........................B-1-1

    Exhibit B-2      Form of Transferee Certificate........................B-2-1

    Exhibit C-1      Form of Transfer Affidavit and Agreement..............C-1-1

    Exhibit C-2      Form of Transferor Certificate........................C-2-1

    Exhibit D        Form of Request for Release.............................D-1

    Exhibit E        Form of UCC-1 Financing Statement.......................E-1

    Exhibit F        Methodology to Normalize Net Operating
                     Income and Debt Service Coverage........................F-1

    Exhibit G        Form of Distribution Date Statement.....................G-1

    Exhibit H        Form of Master Servicer Report..........................H-1

    Exhibit I        Certain Reports.........................................I-1

    Exhibit J        Form of CMSA Periodic Loan File.........................J-1

    Exhibit K        Form of Investor Certification..........................K-1

    Exhibit L        Additional Servicing Fee Schedule.......................L-1

    Exhibit M        CMSA Financial File.....................................M-1

    Exhibit N        CMSA Property File......................................N-1

                                      -V-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

    Exhibit O        Form of Notice and Certification regarding
                     Defeasance of Mortgage Loans............................O-1

SCHEDULES

    Schedule I       Mortgage Loan Schedule.............................Sch. I-1

    Schedule II      Closing Mortgage File Review Certification........Sch. II-1

    Schedule III     Post-Closing Mortgage File Review Certification..Sch. III-1

    Schedule IV      Environmental Policy Mortgage Loans...............Sch. IV-1

    Schedule V       Specified Debt Service Reserve Loans...............Sch. V-1

    Schedule VI      Specified Letter of Credit Loans..................Sch. VI-1

    Schedule VII     Specified Earnout Reserve Loans..................Sch. VII-1

    Schedule VIII    Strip Calculation Schedule......................Sch. VIII-1

    Schedule IX      Broker Strip Schedule.............................Sch. IX-1

    Schedule X       Special Trigger Event Loans........................Sch. X-1

                                      -VI-

                                                                     EXHIBIT A-1

                          FORM OF CLASS X-1 CERTIFICATE

                               CLASS X-1 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

         evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
Variable

Date of Pooling and Servicing Agreement:
February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. X-1-__

Certificate Notional Amount of this Class X-1 Certificate as of the Issue Date: $

Class Notional Amount of all the Class X-1 Certificates as of the Issue Date: $710,057,789

Aggregate unpaid principal balance of the Mortgage Loans
as of their respective Cut-off Dates, after deducting
payments of principal due on or before such date, whether
or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 UF7

ISIN No. US361849 UF75

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

                                      A-1-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-1 Certificate (obtained by dividing the notional principal amount of this Class X-1 Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Class X-1 Certificates (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the

                                     A-1-2

Class X-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class X-1 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of all the Class X-1 Certificates, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

         The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Class X-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class X-1 Certificates are exchangeable for new Class X-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this

                                     A-1-3

Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class X-1 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class X-1 Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class X-1 Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class X-1 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class X-1 Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X-1 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-1 Certificate without registration or qualification. Any Class X-1 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-1 Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of any Class X-1 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTE 95-60) and the conditions set forth in Sections I and III of PTE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is

                                     A-1-4
investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

         No service charge will be imposed for any registration of transfer or exchange of Class X-1 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-1 Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                                     A-1-5

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-1-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar



                               By:
                                  ---------------------------------------------
                                              Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class X-1 Certificates referred to in the within-mentioned Agreement.

Dated:   February          , 2002


                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar



                               By:
                                  ---------------------------------------------
                                              Authorized Signatory

                                     A-1-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (please print or typewrite name and address including
                          postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of______________________________________________________________

         Distributions made by check (such check to be made payable to and all applicable statements and notices should be mailed to__________________________)

         This information is provided by_______________________________________,

the assignee named above, or___________________________________________________,
as its agent.

                                     A-1-8

                                                                     EXHIBIT A-2

                          FORM OF CLASS X-2 CERTIFICATE

                               CLASS X-2 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

         evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
Variable

Date of Pooling and Servicing Agreement:
February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. X-2-__

Certificate Notional Amount of this Class X-2
Certificate as of the Issue Date:$

Class Notional Amount of all the Class X-2
Certificates as of the Issue Date: $416,382,000

Aggregate unpaid principal balance of the Mortgage Loans as of their respective Cut-off
Dates, after deducting payments of principal due on or before such date, whether or not received: $416,382,000

Trustee: Wells Fargo Bank Minnesota,
National Association

CUSIP No. 361849 UG5

ISIN No. US361849 UG58


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

                                     A-2-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-2 Certificate (obtained by dividing the notional principal amount of this Class X-2 Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Class X-2 Certificates (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the

                                     A-2-2

Class X-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class X-2 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of all the Class X-2 Certificates, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

         The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Class X-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class X-2 Certificates are exchangeable for new Class X-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this

                                     A-2-3

Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class X-2 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class X-2 Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class X-2 Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class X-2 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class X-2 Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X-2 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-2 Certificate without registration or qualification. Any Class X-2 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-2 Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of any Class X-2 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTE 95-60) and the conditions set forth in Sections I and III of PTE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                                     A-2-4

         No service charge will be imposed for any registration of transfer or exchange of Class X-2 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-2 Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-2-5

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                               Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class X-2 Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                               Authorized Signatory

                                     A-2-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                      ------------------------------------------
                                      Signature by or on behalf of Assignor


                                      ------------------------------------------
                                      Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of______________________________________________________________

         Distributions made by check (such check to be made payable to_________)

and all applicable statements and notices should be mailed to___________________

         This information is provided by_______________________________________, the assignee named above, or___________________________________________________,
as its agent.

                                     A-2-8

                                                                     EXHIBIT A-3

                          FORM OF CLASS A-1 CERTIFICATE

                               CLASS A-1 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

         evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
5.785% per annum

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage
Loan, the Due Date for such Mortgage Loan in
February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. A-1-1

Certificate Principal Balance of this Class A-1
Certificate as of the Issue Date: $144,484,000

Class Principal Balance of all the Class A-1
Certificates as of the Issue Date: $144,484,000

Aggregate unpaid principal balance of the
Mortgage Pool as of the respective Cut-off
Dates of the Mortgage Loans, after deducting
payments of principal due on or before such
date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota,
National Association

CUSIP No. 361849 TP7

ISIN No. US361849 TP75

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

                                     A-3-1

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal balance of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-1 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as

                                     A-3-2

Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-1 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made,

                                     A-3-3
or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class A-1 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

         No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special

                                     A-3-4

Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-3-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar



                               By:
                                  ----------------------------------------------
                                               Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002




                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar



                               By:
                                  ----------------------------------------------
                                               Authorized Signatory

                                      A-3-6

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                      ------------------------------------------
                                      Signature by or on behalf of Assignor


                                      ------------------------------------------
                                      Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of______________________________________________________________

         Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to___________________

         This information is provided by_______________________________________, the assignee named above, or___________________________________________________,
as its agent.


                                     A-3-7

                                                                     EXHIBIT A-4

                          FORM OF CLASS A-2 CERTIFICATE

                               CLASS A-2 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

         evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
6.278% per annum

Date of Pooling and Servicing Agreement:
February 1, 2002

Cut-off Date:  With respect to any Mortgage
Loan, the Due Date for such Mortgage Loan in
February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. A-2-

Certificate Principal Balance of this Class A-2
Certificate as of the Issue Date: $

Class Principal Balance of all the Class A-2
Certificates as of the Issue Date: $405,810,000

Aggregate unpaid principal balance of the
Mortgage Pool as of the respective Cut-off
Dates of the Mortgage Loans, after deducting
payments of principal due on or before such
date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota,
National Association

CUSIP No. 361849 TQ5

ISIN No. US361849 TQ59

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

                                     A-4-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal balance of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-2 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer

                                     A-4-2
and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-2 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                                     A-4-3

         The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class A-2 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

         No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                     A-4-4

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                      A-4-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.




                               Wells Fargo Bank Minnesota, National Association, as Trustee



                                                     By:________________________
                                                        Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002




                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar



                                                     By:________________________
                                                        Authorized Signatory


                                     A-4-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (please print or typewrite name and address including
                          postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to________________________________ for the account of______________________________________________________________

         Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to___________________


         This information is provided by_______________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                     A-4-7

                                                                     EXHIBIT A-5


                           FORM OF CLASS B CERTIFICATE


                                CLASS B MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
the lesser of 6.453% per annum or the Weighted Average Net
Mortgage Rate.

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due

Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:

GMAC Commercial Mortgage Corporation

Certificate No. B-1


Certificate Principal Balance of this Class B Certificate as of the Issue Date: $29,290,000

Class Principal Balance of all the Class B Certificates as of the Issue Date: $29,290,000

Aggregate unpaid principal balance of the Mortgage Pool as
of the respective Cut-off Dates of the Mortgage Loans,
after deducting payments of principal due on or before
such date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 TR3

ISIN No. US361849 TR33


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS



                                      A-5-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1 AND CLASS X-2 CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1 AND CLASS A-2 CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.



                                      A-5-2

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal balance of this Class B Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class B Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class B Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.



                                      A-5-3

                  The Depositor's Mortgage Pass-Through Certificates, Series 2000-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class B Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.



                                      A-5-4

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-5-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.




                               Wells Fargo Bank Minnesota, National Association, as Trustee



                                                     By:________________________
                                                        Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002




                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar



                                                     By:________________________
                                                        Authorized Signatory


                                     A-5-6

                                   ASSIGNMENT

             FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             (please print or typewrite name and address including
                          postal zip code of assignee)

1.
         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:


                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to________________________________ for the account of______________________________________________________________

         Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to___________________


         This information is provided by_______________________________________, the assignee named above, or___________________________________________________,
as its agent.


                                     A-5-7

                                                                     EXHIBIT A-6


                           FORM OF CLASS C CERTIFICATE


                                CLASS C MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

         evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
the lesser of 6.551% per annum or the Weighted Average Net
Mortgage Rate

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. C-1


Certificate Principal Balance of this Class C Certificate as of the Issue Date: $9,763,000

Class Principal Balance of all the Class C Certificates as of the Issue Date: $9,763,000

Aggregate unpaid principal balance of the Mortgage Pool as
of the respective Cut-off Dates of the Mortgage Loans,
after deducting payments of principal due on or before
such date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 TS1

ISIN No. US361849 TS16


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY


                                     A-6-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2 AND CLASS B CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN. NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2 AND CLASS B CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal balance of this Class C Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class C Certificates (their "Class Principal Balance") as of the Issue Date) in


                                     A-6-2
that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class C Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection


                                     A-6-3

Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class C Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the


                                     A-6-4
owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-6-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.




                               Wells Fargo Bank Minnesota, National Association, as Trustee



                               By:________________________
                                  Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002




                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar



                               By:________________________
                                  Authorized Signatory


                                     A-6-6

                                   ASSIGNMENT

                   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (please print or typewrite name and address including
                          postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_________________________________ for the account of______________________________________________________________

         Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to


         This information is provided by_______________________________________, the assignee named above, or___________________________________________________,
as its agent.


                                     A-6-7

                                                                     EXHIBIT A-7


                           FORM OF CLASS D CERTIFICATE

                                CLASS D MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
the lesser of 6.659% per annum or the Weighted Average Net
Mortgage Rate

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due

Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. D-1


Certificate Principal Balance of this Class D Certificate as of the Issue Date: $15,977,000

Class Principal Balance of all the Class D Certificates as of the Issue Date: $15,977,000

Aggregate unpaid principal balance of the Mortgage Pool as
of the respective Cut-off Dates of the Mortgage Loans,
after deducting payments of principal due on or before
such date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 TT9

ISIN No. US361849 TT98


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,


                                     A-7-1

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class D


                                     A-7-2

Certificate (obtained by dividing the principal balance of this Class D Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class D Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class D Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting


                                     A-7-3
the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class D Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.


                                     A-7-4

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-7-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee


                               By:______________________________________________
                                  Authorized Signatory







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar


                               By:______________________________________________
                                  Authorized Signatory


                                     A-7-6

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (please print or typewrite name and address including
                          postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Dated:


                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

       The assignee should include the following for purposes of distribution

       Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
 for the account of_____________________________________________________________

       Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to___________________

       This information is provided by___________________________________, the assignee named above, or_______________________________________________________,
as its agent.


                                     A-7-7

                                                                     EXHIBIT A-8


                           FORM OF CLASS E CERTIFICATE

                                CLASS E MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

                  evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
the lesser of 6.787% per annum or the Weighted Average
Net Mortgage Rate

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation
Certificate No. E-1

Certificate Principal Balance of this Class E Certificate as of the Issue Date: $8,875,000

Class Principal Balance of all the Class E Certificates as of the Issue Date: $8,875,000

Aggregate unpaid principal balance of the Mortgage Pool as
of the respective Cut-off Dates of the Mortgage Loans,
after deducting payments of principal due on or before
such date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 TU6

ISIN No. US361849 TU61


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY


                                     A-8-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                                     A-8-2

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal balance of this Class E Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class E Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class E Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


                                     A-8-3

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class E Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.


                                     A-8-4

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-8-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee


                               By:______________________________________________
                                  Authorized Signatory







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class E Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar


                               By:______________________________________________
                                  Authorized Signatory




                                     A-8-6

                                   ASSIGNMENT

              FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
 for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to___________________

         This information is provided by___________________________________, the assignee named above,
or_____________________________________________________________________________,
as its agent.


                                     A-8-7

                                                                     EXHIBIT A-9

                           FORM OF CLASS F CERTIFICATE

                                CLASS F MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

                  evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
the lesser of 6.944% per annum or the Weighted Average
Net Mortgage Rate

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. F-1

Certificate Principal Balance of this Class F Certificate as of the Issue Date: $12,426,000

Class Principal Balance of all the Class F Certificates as of the Issue Date: $12,426,000

Aggregate unpaid principal balance of the Mortgage Pool as
of the respective Cut-off Dates of the Mortgage Loans,
after deducting payments of principal due on or before
such date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 TV4

ISIN No. US361849 TV45


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY


                                     A-9-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME


                                     A-9-2

SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal balance of this Class F Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class F Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class F Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                     A-9-3

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class F Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class F Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class F Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class F Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate


                                     A-9-4

Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of any Class F Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The


                                     A-9-5

Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-9-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee

                               By:______________________________________________
                                  Authorized Signatory







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class F Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar

                               By:______________________________________________
                                  Authorized Signatory




                                     A-9-7

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Dated:


                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
 for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to____________________________________________) and all applicable statements and notices should be mailed to_________________________________________________

         This information is provided by___________________________________, the assignee named above, or_______________________________________________________,
as its agent.


                                     A-9-8

                                                                    EXHIBIT A-10

                           FORM OF CLASS G CERTIFICATE

                                CLASS G MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

                  evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
the lesser of 6.971% per annum or the Weighted Average
Net Mortgage Rate

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. G-1

Certificate Principal Balance of this Class G Certificate as of the Issue Date: $10,651,000

Class Principal Balance of all the Class G Certificates as of the Issue Date: $10,651,000

Aggregate unpaid principal balance of the Mortgage Pool as
of the respective Cut-off Dates of the Mortgage Loans,
after deducting payments of principal due on or before
such date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 TW2

ISIN No. US361849 TW28


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY


                                     A-10-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE


                                     A-10-2

SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal balance of this Class G Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class G Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class G Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the


                                     A-10-3

Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class G Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class G Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class G Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class G Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for


                                     A-10-4
the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of any Class G Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect


                                     A-10-5
thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-10-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee

                               By:______________________________________________
                                  Authorized Signatory







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar


                               By:______________________________________________
                                  Authorized Signatory


                                     A-10-7

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Dated:


                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of______________________________________________________________

         Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to___________________

         This information is provided by___________________________________, the assignee named above, or_______________________________________________________,
as its agent.


                                     A-10-8

                                                                    EXHIBIT A-11

                           FORM OF CLASS H CERTIFICATE

                                CLASS H MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
the Weighted Average Net Mortgage Rate less 0.07%

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. H-1

Certificate Principal Balance of this Class H Certificate as of the Issue Date: $8,876,000

Class Principal Balance of all the Class H Certificates as of the Issue Date: $8,876,000

Aggregate unpaid principal balance of the Mortgage Pool as
of the respective Cut-off Dates of the Mortgage Loans,
after deducting payments of principal due on or before
such date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 TX0

ISIN No. US361849 TX01


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY


                                     A-11-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME


                                     A-11-2

SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal balance of this Class H Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class H Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class H Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                     A-11-3

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class H Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class H Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class H Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class H Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate


                                     A-11-4

Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of any Class H Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The


                                     A-11-5

Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-11-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee

                               By:______________________________________________
                                            Authorized Signatory







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class H Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar

                               By:______________________________________________
                                            Authorized Signatory




                                     A-11-7

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Dated:


                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
 for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to___________________

         This information is provided by___________________________________, the assignee named above, or_______________________________________________________,
as its agent.


                                     A-11-8

                                                                    EXHIBIT A-12

                           FORM OF CLASS J CERTIFICATE

                                CLASS J MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                     GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
  lesser of 6.089% per annum or the Weighted Average Net
Mortgage Rate.

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. J-1

Certificate Principal Balance of this Class J Certificate as of the Issue Date: $14,201,000

Class Principal Balance of all the Class J Certificates as of the Issue Date: $14,201,000

Aggregate unpaid principal balance of the Mortgage Pool as
of the respective Cut-off Dates of the Mortgage Loans,
after deducting payments of principal due on or before
such date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 TY8

ISIN No. US361849 TY83


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY


                                     A-12-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME


                                     A-12-2

SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal balance of this Class J Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class J Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class J Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                     A-12-3

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class J Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class J Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class J Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class J Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is


                                     A-12-4
obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class J Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class J Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.


                                     A-12-5

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-12-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee

                               By:______________________________________________
                                            Authorized Signatory







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class J Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar

                               By:______________________________________________
                                           Authorized Signatory




                                     A-12-7

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

==================================================================================
----------------------------------------------------------------------------------
Dated:


                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
 for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to___________________

         This information is provided by___________________________________, the assignee named above, or_______________________________________________________,
as its agent.


                                     A-12-8

                                                                    EXHIBIT A-13

                           FORM OF CLASS K CERTIFICATE

                                CLASS K MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
 lesser of 6.089% per annum or the Weighted Average Net
Mortgage Rate.

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. K-1

Certificate Principal Balance of this Class K Certificate as of the Issue Date: $12,426,000

Class Principal Balance of all the Class K Certificates as of the Issue Date: $12,426,000

Aggregate unpaid principal balance of the Mortgage Pool as
of the respective Cut-off Dates of the Mortgage Loans,
after deducting payments of principal due on or before
such date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 TZ5

ISIN No. US361849 TZ58



UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY


                                     A-13-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE


                                     A-13-2

REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal balance of this Class K Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class K Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class K Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                     A-13-3

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class K Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class K Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class K Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class K Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate


                                     A-13-4

Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class K Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class K Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.


                                     A-13-5

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-13-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee


                               By:______________________________________________
                                            Authorized Signatory







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class K Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar

                               By:______________________________________________
                                             Authorized Signatory




                                     A-13-7

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Dated:


                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
 for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to___________________

         This information is provided by___________________________________, the assignee named above, or_______________________________________________________,
as its agent.


                                     A-13-8

                                                                    EXHIBIT A-14

                           FORM OF CLASS L CERTIFICATE

                                CLASS L MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

         evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
 lesser of 6.089% per annum or the Weighted Average Net
Mortgage Rate.

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. L-1

Certificate Principal Balance of this Class L Certificate as of the Issue Date: $5,326,000

Class Principal Balance of all the Class L Certificates as of the Issue Date: $5,326,000

Aggregate unpaid principal balance of the Mortgage Pool as
of the respective Cut-off Dates of the Mortgage Loans,
after deducting payments of principal due on or before
such date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 UA8

ISIN No. US361849 UA88


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY


                                     A-14-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME


                                     A-14-2

SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class L Certificate (obtained by dividing the principal balance of this Class L Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class L Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class L Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class L Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                     A-14-3

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class L Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class L Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class L Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class L Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class L Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate


                                     A-14-4

Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. Any Class L Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class L Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class L Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class L Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.


                                     A-14-5

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-14-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee

                               By:______________________________________________
                                            Authorized Signatory







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class L Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar

                               By:______________________________________________
                                           Authorized Signatory




                                     A-14-7

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor

                                     ------------------------------------------
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
 for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to___________________

         This information is provided by___________________________________, the assignee named above, or_______________________________________________________,
as its agent.


                                     A-14-8

                                                                    EXHIBIT A-15

                           FORM OF CLASS M CERTIFICATE

                                CLASS M MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

         evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
 lesser of 6.089% per annum or the Weighted Average Net
Mortgage Rate.

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. M-1

Certificate Principal Balance of this Class M Certificate as of the Issue Date: $5,325,000

Class Principal Balance of all the Class M Certificates as of the Issue Date: $5,325,000

Aggregate unpaid principal balance of the Mortgage Pool as
of the respective Cut-off Dates of the Mortgage Loans,
after deducting payments of principal due on or before
such date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 UB6

ISIN No. US361849 UB61


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY


                                     A-15-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K AND CLASS L CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K AND CLASS L CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE


                                     A-15-2

REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M Certificate (obtained by dividing the principal balance of this Class M Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class M Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class M Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class M Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                     A-15-3

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class M Certificates are exchangeable for new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class M Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class M Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class M Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class M Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class M Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate


                                     A-15-4

Registrar is obligated to register or qualify the Class M Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class M Certificate without registration or qualification. Any Class M Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class M Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class M Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class M Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class M Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class M Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.


                                     A-15-5

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-15-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee

                               By:______________________________________________
                                             Authorized Signatory







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar

                               By:______________________________________________
                                             Authorized Signatory


                                     A-15-7

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor

                                     ------------------------------------------
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
 for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to___________________

         This information is provided by___________________________________, the assignee named above, or_______________________________________________________,
as its agent.


                                     A-15-8

                                                                    EXHIBIT A-16

                           FORM OF CLASS N CERTIFICATE

                                CLASS N MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

         evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
 lesser of 6.089% per annum or the Weighted Average Net
Mortgage Rate.

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. N-1

Certificate Principal Balance of this Class N Certificate as of the Issue Date: $7,988,000

Class Principal Balance of all the Class N Certificates as of the Issue Date: $7,988,000

Aggregate unpaid principal balance of the Mortgage Pool as
of the respective Cut-off Dates of the Mortgage Loans,
after deducting payments of principal due on or before
such date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 UC4

ISIN No. US361849 UC45


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY


                                     A-16-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L AND CLASS M CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L AND CLASS M CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE


                                     A-16-2

PRINCIPAL BALANCES OF THE CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class N Certificate (obtained by dividing the principal balance of this Class N Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class N Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class N Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class N Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class N Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the


                                     A-16-3

Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class N Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class N Certificates are exchangeable for new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class N Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class N Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class N Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class N Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class N Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for


                                     A-16-4
the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class N Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class N Certificate without registration or qualification. Any Class N Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class N Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class N Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class N Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class N Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class N Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special


                                     A-16-5

Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-16-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee

                               By:______________________________________________
                                            Authorized Signatory







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class N Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar

                               By:______________________________________________
                                                Authorized Signatory




                                     A-16-7

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Dated:


                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
 for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to___________________

         This information is provided by___________________________________, the assignee named above, or_______________________________________________________,
as its agent.


                                     A-16-8

                                                                    EXHIBIT A-17

                           FORM OF CLASS O CERTIFICATE

                                CLASS O MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

         evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
 lesser of 6.089% per annum or the Weighted Average Net
Mortgage Rate.

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due

Date for such Mortgage Loan in February 2002
Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. O-1


Certificate Principal Balance of this Class O Certificate as of the Issue Date: $3,551,000

Class Principal Balance of all the Class O Certificates as of the Issue Date: $3,551,000

Aggregate unpaid principal balance of the Mortgage Pool as
of the respective Cut-off Dates of the Mortgage Loans,
after deducting payments of principal due on or before
such date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 UD2

ISIN No. US361849 UD28


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY


                                     A-17-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE


                                     A-17-2

PRINCIPAL BALANCE OF THE CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class O Certificate (obtained by dividing the principal balance of this Class O Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class O Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class O Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class O Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class O Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the

                                     A-17-3

Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class O Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class O Certificates are exchangeable for new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class O Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class O Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class O Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class O Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class O Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for


                                     A-17-4
the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class O Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class O Certificate without registration or qualification. Any Class O Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class O Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class O Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class O Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class O Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class O Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special


                                     A-17-5

Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-17-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee

                               By:______________________________________________
                                             Authorized Signatory







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class O Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar

                               By:______________________________________________
                                             Authorized Signatory




                                     A-17-7

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor

                                     ------------------------------------------
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
 for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to___________________

         This information is provided by___________________________________, the assignee named above, or_______________________________________________________,
as its agent.


                                     A-17-8

                                                                    EXHIBIT A-18

                           FORM OF CLASS P CERTIFICATE

                                CLASS P MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

         evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:
 lesser of 6.089% per annum or the Weighted Average Net
Mortgage Rate

Date of Pooling and Servicing Agreement:  February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. P-1

Certificate Principal Balance of this Class P Certificate as of the Issue Date: $15,088,789

Class Principal Balance of all the Class P Certificates as of the Issue Date: $15, 088,789

Aggregate unpaid principal balance of the Mortgage Pool as
of the respective Cut-off Dates of the Mortgage Loans,
after deducting payments of principal due on or before
such date, whether or not received:  $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 UE0

ISIN No. US361849 UE01




UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY


                                     A-18-1

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES.


                                     A-18-2

ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the principal balance of this Class P Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class P Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class P Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class P Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and


                                     A-18-3
any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Distribution Account and the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class P Certificates are exchangeable for new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class P Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class P Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class P Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class P Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to


                                     A-18-4
permit the transfer of any Class P Certificate without registration or qualification. Any Class P Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class P Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class P Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class P Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class P Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class P Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by


                                     A-18-5
or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-18-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee

                               By:______________________________________________
                                            Authorized Signatory







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class P Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar


                               By:______________________________________________
                                              Authorized Signatory




                                     A-18-7

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Dated:


                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
 for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to_________) and all applicable statements and notices should be mailed to___________________

         This information is provided by___________________________________, the assignee named above, or_______________________________________________________,
as its agent.

                                     A-18-8

                                                                    EXHIBIT A-19

                          FORM OF CLASS R-I CERTIFICATE

                               CLASS R-I MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

         evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement:
February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. R-I-1

Percentage Interest evidenced by this Certificate in the related Class: 100%

Aggregate unpaid principal balance of the Mortgage Pool as of the respective

Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 UH3

ISIN No. US361849 UH32




THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.


                                     A-19-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that First Union National Bank is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified

                                     A-19-2
above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-I Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-I Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other


                                     A-19-3
securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Class R-I Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United


                                     A-19-4

States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-I Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.


                                     A-19-5

                  No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


                                     A-19-6

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-19-7

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee

                               By:______________________________________________
                                               Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar

                               By:______________________________________________
                                               Authorized Signatory


                                     A-19-8

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Dated:


                           -----------------------------------------------------
                           Signature by or on behalf of Assignor


                           -----------------------------------------------------
                           Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of .

         Distributions made by check (such check to be made payable to ___________________________________________) and all applicable statements and notices should be mailed to .

         This information is provided by_______________________________________, the assignee named above, or ___________________________________________________
as its agent.


                                     A-19-9

                                                                    EXHIBIT A-20

                         FORM OF CLASS R-II CERTIFICATE

                               CLASS R-II MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

         evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement:

February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. R-II-1

Percentage Interest evidenced by this Certificate in the related Class: 100% Aggregate unpaid principal balance of the Mortgage Pool as of the respective Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association

CUSIP No. 361849 UJ9

ISIN No. US361849 UJ97



THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.


                                     A-20-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

                This certifies that First Union National Bank is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                 Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified


                                     A-20-2
above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-II Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-II Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other


                                     A-20-3
securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Class R-II Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United


                                     A-20-4

States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-II Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.


                                     A-20-5

                  No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


                                     A-20-6

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-20-7

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee

                               By:______________________________________________
                                             Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002


                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar

                               By:______________________________________________
                                              Authorized Signatory


                                     A-20-8

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

Dated:


                           -----------------------------------------------------
                           Signature by or on behalf of Assignor


                           -----------------------------------------------------
                           Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of .

         Distributions made by check (such check to be made payable to ___________________________________________) and all applicable statements and notices should be mailed to .

         This information is provided by___________________________________, the assignee  named above, or_______________________________________________________
as its agent.


                                     A-20-9

                                                                    EXHIBIT A-21

                         FORM OF CLASS R-III CERTIFICATE

                              CLASS R-III MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C1

         evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement:
February 1, 2002

Cut-off Date:  With respect to any Mortgage Loan, the Due
Date for such Mortgage Loan in February 2002

Issue Date:  February 5, 2002

First Distribution Date:  March 15, 2002

Master Servicer and Special Servicer:
GMAC Commercial Mortgage Corporation

Certificate No. R-III-1

Percentage Interest evidenced by this Certificate in the related Class: 100% Aggregate unpaid principal balance of the Mortgage Pool as of the respective Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $710,057,789

Trustee: Wells Fargo Bank Minnesota, National Association
CUSIP No. 361849 UK6
ISIN No. US361849 UK60


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.


                                     A-21-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

                  This certifies that First Union National Bank is the registered owner of the Percentage Interest evidenced by this Class R-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified


                                     A-21-2
above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-III Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-III Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-III Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-III Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-III Certificates


                                     A-21-3
under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-III Certificate without registration or qualification. Any Class R-III Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-III Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Class R-III Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United


                                     A-21-4

States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-III Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-III Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-III Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-III Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.


                                     A-21-5

                  No service charge will be imposed for any registration of transfer or exchange of Class R-III Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-III Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Depositor at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, the Depositor or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


                                     A-21-6

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-21-7

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               Wells Fargo Bank Minnesota, National Association, as Trustee

                               By:______________________________________________
                                             Authorized Signatory





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

Dated:  February          , 2002

                               Wells Fargo Bank Minnesota, National Association, as Certificate Registrar

                               By:______________________________________________
                                             Authorized Signatory


                                     A-21-8

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:________________________________________________________________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                           -----------------------------------------------------
                           Signature by or on behalf of Assignor


                           -----------------------------------------------------
                           Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________
for the account of                    .

         Distributions made by check (such check to be made payable to ___________________________________________) and all applicable statements and
notices should be mailed to                    .

         This information is provided by___________________________________, the assignee named above, or________________________________________________________
as its agent.


                                     A-21-9

                                                                     EXHIBIT B-1

                         FORM OF TRANSFEROR CERTIFICATE

                                     [Date]



Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113


Attention:     Corporate Trust Services (CMBS),
               GMAC Mortgage Pass-Through Certificates Series 2002-C1

         Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C1, [Class X-1] [Class X-2] [Class F] [Class G] [Class H] [Class J] [Class K] [Class L] [Class M] [Class N] [Class O] [Class P] [Class R-I] [Class R-II] [Class R-III], [having an initial principal balance/initial notional amount as of February 5, 2002 of
                  $      ] [evidencing a   % Percentage Interest in such Class].

Dear Sirs:

         This letter is delivered to you in connection with the transfer by
(the "Transferor") to          (the "Transferee") of the captioned Certificates
(the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2002, among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferor is the lawful owner of the Certificates with the full right to transfer the Certificates free from any and all claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Certificates, any interest in the Certificates or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Certificates, any interest in the


                                     B-1-1

Certificates or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution under the Securities Act of 1933 (the "Securities Act"), or would render the disposition of the Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Certificates pursuant to the Securities Act or any state securities laws.

     3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" (as that term is defined in Rule 144A ("Rule 144A") under the Securities
Act) purchasing for its own account or for the account of other qualified institutional buyers, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates.

     4. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

     5. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and
(d) any credit enhancement mechanism associated with the Certificates, that the Transferee has requested.

                                             Very truly yours,

                                             Print Name of Transferor

                                             ___________________________________



                                             By:________________________________
                                                Name
                                                Title


                                     B-1-2

                                                                     EXHIBIT B-2


                         FORM OF TRANSFEREE CERTIFICATE

                                     [Date]



Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113


Attention:     Corporate Trust Services (CMBS),
               GMAC Mortgage Pass-Through Certificates Series 2002-C1

         Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C1, [Class X-1] [Class X-2] [Class F] [Class G] [Class H] [Class J] [Class K] [Class L] [Class M] [Class N] [Class O] [Class P] [Class R-I] [Class R-II] [Class R-III], [having an initial principal balance/initial notional amount as of February 5, 2002 of $[________] [evidencing a _____% Percentage Interest in such Class].

Dear Sirs:

     This letter is delivered to you in connection with the transfer by     (the
"Transferor") to          (the "Transferee") of the captioned Certificates (the
"Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2002 among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.


                                     B-2-1

     2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and
(d) any credit enhancement mechanism associated with the Certificates, that it has requested.

     3. If the Transferee proposes that the Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

     4. The Transferee hereby certifies to the Trustee, the Depositor and the Master Servicer that such transfer is permissible under applicable law, either
(a) such Transferee is not an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is subject to ERISA, a "plan" (within the meaning of
Section 4975 of the Code) that is subject to Section 4975 of the Code, or any entity deemed to hold "plan assets" of any such plan (within the meaning of United States Department of Labor ("DOL") Regulations Section 2510.3-101, or (b) in the case of a Certificate that is not a Residual Certificate, such transfer will not constitute or result in any non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (i) with respect to the Class X-1, Class X-2, Class F, Class G and/or Class H Certificates, the prospective transferee qualifies as an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act and (x) at the time of such transfer, such Certificates continue to be rated in one of the top four rating categories by at least one Rating Agency or (y) the source of funds used to purchase the Certificates is an "insurance company general account" (as such term is defined in DOL Prohibited Transaction Class Exemption ("PTCE") 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 are satisfied with respect to the Transferee's purchase and holding of the Certificates, as of the date of acquisition of such Certificate; or (ii) with respect to the Class J, Class K, Class L, Class M, Class N, Class O and/or Class P Certificates, (1) the prospective transferee qualifies as an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act, (2) the source of funds used to purchase the Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60) and (3) the conditions set forth in Sections I and III of PTCE 95-60 are satisfied with respect to the Transferee's purchase and holding of the Certificates, as of the date of acquisition of such Certificates.

                                        Very truly yours,

                                        Print Name of Transferee

                                        ________________________________________


                                        By:_____________________________________
                                           Name
                                           Title





                                     B-2-2

Nominee Acknowledgment
The undersigned hereby acknowledges and agrees that as to the Certificate being
registered in its name, the sole beneficial owner thereof is and shall be      ,
the Transferee identified above, for whom the undersigned is acting as nominee.

                                        Very truly yours,

                                        Print Name of Transferor

                                        ________________________________________


                                        By:_____________________________________
                                           Name
                                           Title


                                     B-2-3

                                                          ANNEX 1 TO EXHIBIT B-2


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

     The undersigned hereby certifies as follows to     (the "Transferor") and
        , as Certificate Registrar, with respect to the mortgage pass-through certificate (the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A"), because (i)
the Transferee owned and/or invested on a discretionary basis $         in
securities(1) (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

     Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more

--------------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                      B-2-4
than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

     Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

     Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     Other. (Please supply a brief description of the entity and a cross reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1).

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.


                                     B-2-5

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     Will the Transferee be purchasing the Certificates only for the Transferee's own account?

                       Yes                  No

     6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                Print Name of Transferor

                                ________________________________________________


                                By:_____________________________________________
                                   Name
                                   Title

Date:


                                     B-2-5

                                                          ANNEX 2 TO EXHIBIT B-2


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

     The undersigned hereby certifies as follows to_______________________ (the "Transferor") and________________________ , as Certificate Registrar, with respect to the mortgage pass-through certificate (the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     The Transferee owned and/or invested on a discretionary basis $__________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     The Transferee is part of a Family of Investment Companies which owned in
the aggregate $          in securities (other than the excluded securities
referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv)


                                     B-2-6
repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         Will the Transferee be purchasing the Certificates only for the Transferee's own account?

                         Yes                   No

     6. __________ If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. __________ The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                  Print Name of Transferee or Adviser

                                  ______________________________________________

                                  By:___________________________________________
                                     Name
                                     Title

Date:
                                  IF AN ADVISER:

                                  Print Name of Transferee

                                  ______________________________________________


Date:


                                     B-2-7

                                                                     EXHIBIT C-1


            FORM OF TRANSFER AFFIDAVIT AND AGREEMENT FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

State of                           )
                                   ) ss
County of                          )


________________________________, being first duly sworn, deposes and says that:

     1. He/She is the of (the prospective transferee (the "Transferee") of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C1, [Class R-I] [Class R-II] [Class R-III], evidencing a % Percentage Interest in such Class (the "Residual Certificates"), a duly organized and validly existing under the laws of , on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

     2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, an electing large partnership under Section 775 of the Code, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

     3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on such partnership) or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person (other than transfers with respect to electing large partnerships) an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury Regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no


                                     C-1-1
significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

     4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

     6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

     7. The Transferee's taxpayer identification number is_____________________.

     8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

     9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

     10. The Transferee hereby represents to and for the benefit of the Transferor that the Transferee intends and reasonably expects to have the ability to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates. Any financial statements or other financial information provided by the transferee at the request of the Transferor in connection with the transfer of the Residual Certificates to permit the Transferor to assess the financial capability of the Transferor to pay any such taxes is true and correct in all material respects.

     11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Pooling and Servicing Agreement. The Transferee hereby agrees that it will not make any transfer of any Residual Certificate unless (i) the transfer is to an entity which is a domestic C corporation (other than an exempt corporation, a regulated investment company, a


                                     C-1-2
real estate investment trust, a REMIC, or a cooperative organization to which part I of Subchapter T of the Code applies) for federal income tax purposes, and
(ii) the transfer is in compliance with the conditions set forth in paragraph 3 of Exhibit C-2 of the Pooling and Servicing Agreement.

     12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in Treasury regulations), an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust for which a court within the United States is able to exercise primary supervision over its administration and for which one or more United States Persons have the authority to control all substantial decisions of the trust.

     13. The Transferee is not acquiring the Residual Certificates with "plan assets" of any plan subject to Title I of ERISA or Section 4975 of the Code.

     14. [The Transferee hereby represents to and for the benefit of the Transferor that (i) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the Transferee within the meaning of section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring that asset is to permit the Transferee to satisfy this minimum gross asset or net asset requirement), (ii) the Transferee is a domestic C corporation for United States federal income tax purposes that is not an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies, (iii) there are no facts or circumstances on or before the date of transfer (or anticipated transfer) which would reasonably indicate that the taxes associated with the Residual Certificates will not be paid, and (iv) the Transferee is not a foreign branch of a domestic corporation, the transfer does not involve a transfer or assignment to a foreign branch of a domestic corporation (or any other arrangement by which any Residual Certificate is at any time subject to net tax by a foreign country or U.S. possession), and the Transferee will not hereafter engage in any such transfer or assignment (or any such arrangement).](1)






--------
(1) Bracketed text may be used if the Transferee is relying on the "non-formula safe harbor" currently available in Revenue Procedure 2001-12.



                                      C-1-3

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by
its               and its corporate seal to be hereunto attached, attested by
its [Assistant] Secretary, this    day of            ,             .

                                   Very truly yours,

                                   Print Name of Transferee

                                   _____________________________________________


                                   By:__________________________________________
                                      Name
                                      Title

[Corporate Seal]

ATTEST:

__________________________
[Assistant] Secretary

         Personally appeared before me the above-named         , known or proved
to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee.


         Subscribed and sworn before me this_______________day of______________,
         ______________.


                                    ____________________________________________
                                                      NOTARY PUBLIC

                                  COUNTY OF
                                  STATE OF____________________________________
                                  My Commission expires the_______________day of ____________, ____________.

                                     C-1-4

                                                                     EXHIBIT C-2


                  FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS
                         OF REMIC RESIDUAL CERTIFICATES

                                     [Date]



Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113


Attention:     Corporate Trust Services (CMBS),
               GMAC Mortgage Pass-Through Certificates Series 2002-C1
              (the "Certificates")

Dear Sirs:

         This letter is delivered to you in connection with the transfer by
(the "Transferor") to    (the "Transferee") of [Class R-I] [Class R-II]
[Class R-III] Certificates evidencing a     % Percentage Interest in such Class
(the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2002 (the "Pooling and Servicing Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor at the time of this transfer has conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future, and either (A) has determined that the present value of the anticipated tax liabilities associated with the holding of the Residual Certificate does not exceed the sum of (1) the present value of any consideration given to the Transferee to acquire the Certificate, (2) the present value of the


                                     C-2-1
expected future distributions on the Certificate, and (3) the present value of the anticipated tax savings associated with holding the Certificate as the REMIC generates losses (having made such determination by (I) assuming that the Transferee pays tax at a rate equal to the highest rate of tax specified in
Section 11(b)(1) of the Internal Revenue Code ("Code"), and (II) utilizing a discount rate for present valuations equal to the applicable Federal rate prescribed by Section 1274(d) of the Code compounded semi-annually (or a lower discount rate based on the Transferee having demonstrated that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties)), or (B) based on an adequate review of the relevant facts and circumstances,(2) neither knows nor should know that the Transferee would be unwilling or unable to pay any taxes due on its share of the taxable income of the REMIC.

4. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless it complies with a current "safe harbor" with respect to such transfer.

                                            Very truly yours,

                                            Print Name of Transferor


                                            ____________________________________




                                            By:  _______________________________
                                                 Name:
                                                 Title:


--------
(2) If reliance is upon the "non-formula safe harbor" such review would include all of the following: (I) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the Transferee within the meaning of section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring that asset is to permit the Transferee to satisfy this minimum gross asset or net asset requirement), (II) the Transferee is a domestic C corporation for United States federal income tax purposes that is not for such purposes an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies,
(III) there are no facts or circumstances on or before the date of transfer (or anticipated) which would reasonably indicate that the taxes associated with the Residual Certificates will not be paid, (IV) the Transferee is not a foreign branch of a domestic corporation, and (V) the transfer does not involve a transfer or assignment to a foreign branch of a domestic corporation (or any other arrangement by which any Residual Certificate is at any time subject to net tax by a foreign country or U.S. possession) and the Transferee will not hereafter engage in any such transfer or assignment (or any such arrangement). In addition, such "safe harbor" also requires that the Transferor not know or have reason to know that the Transferee will not honor the restrictions on subsequent transfers of any Residual Interest described in paragraph 11 and 12 of the Transferee's Transfer Affidavit and Agreement.


                                     C-2-2

                                                                       EXHIBIT D

                           FORM OF REQUEST FOR RELEASE


DATE:

TO:

RE:      REQUEST FOR RELEASE OF DOCUMENTS

                  In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

                  Pooling and Servicing Agreement Dated:

Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (indicate one)

                         [  ] Mortgage Loan Prepaid in Full

                         [  ] Mortgage Loan Repurchased or Sold

                         [  ] Other (specify) __________________________________
                         _______________________________________________________
                         _______________________________________________________

         "We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


[GMAC COMMERCIAL MORTGAGE CORPORATION]

Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:               [ ] Promissory Note

                                  [ ] Primary Insurance Policy

                                  [ ] Mortgage or Deed of Trust

                                  [ ] Assignment(s) of Mortgage or Deed of Trust

                                  [ ] Title Insurance Policy

                                  [ ] Other:


Name
Title
Date

                                                                       EXHIBIT E

                       FORMS OF UCC-1 FINANCING STATEMENTS

                     SCHEDULE 1 TO UCC-1 FINANCING STATEMENT

All right (including the power to convey title thereto), title and interest of the Debtor as more particularly described on Exhibit A attached hereto:

              EXHIBIT A OF SCHEDULE 1 TO UCC-1 FINANCING STATEMENT

         All right (including the power to convey title thereto), title and interest of the Debtor, including any security interest therein for the benefit of the Debtor, in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2002, among the Debtor as Depositor, the Secured Party as Trustee and GMAC Commercial Mortgage Corporation as Master Servicer and Special Servicer with respect to Mortgage Pass-Through Certificates, Series 2002-C1 (the "Pooling and Servicing Agreement (Series 2002-C1)"), including:

     (1) the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto;

     (2) all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date);

     (3) all amounts held from time to time in the Collection Account, the Certificate Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account and the REO Account;

     (4) all of the Debtor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans;

     (5) any and all general intangibles (as defined in the Uniform Commercial
         Code) consisting of, arising from or relating to any of the foregoing; and

     (6) any and all income, payments, proceeds and products of any of the foregoing.

         Capitalized terms used herein, but not defined, shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement (Series 2002-C1).

         THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN, WITH RESPECT TO THE MORTGAGE LOANS, THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE RELATED MORTGAGE FILES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO PERFECT THE SECURITY INTEREST OF THE SECURED PARTY, WITH RESPECT TO THE MORTGAGE LOANS, IN ANY MORTGAGE NOTE, MORTGAGE OR DOCUMENT IN A MORTGAGE FILE. WITH RESPECT TO THE

FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

         *Not in its individual capacity, but solely as Trustee for the benefit of the Certificateholders pursuant to the Pooling and Servicing Agreement (Series 2002-C1).

               MORTGAGE LOAN SCHEDULE TO UCC-1 FINANCING STATEMENT

                                 SEE SCHEDULE I

                                                                       EXHIBIT F

             METHODOLOGY TO NORMALIZE NET OPERATING INCOME AND DEBT
                                SERVICE COVERAGE

o GMAC Commercial Mortgage Corporation ("GMACCM") applies the methodology presented below to arrive at a servicer adjusted or "Normalized" Net Operating Income ("NOI"). The items described below highlight some of the major categories requiring adjustment. There may, however, be others, and GMACCM will use its market knowledge and discretion in making and sufficiently footnoting the necessary adjustments.

o GMACCM chooses to use the actual management fee stated in the financial statement.

o Where they are clearly identifiable, GMACCM will remove any capital expense from any above the line categories (such as extraordinary repairs and maintenance) and put them below the line in the capital expense comment section.

o Replacement reserves, tenant improvements and leasing commission reserves will be treated as above the line expenses. A determination will be made whether there have been credits for the disbursements from a reserve and that expenses are not overstated due to exclusion of credits.

o Property taxes should be the annual amount due, excluding any delinquent taxes or credits from prior years which would cause the number to be higher or lower. The amount for property taxes will be adjusted if the period under analysis is less than one year.

o GMACCM will exclude non-recurring, extraordinary income. For example, a tax refund, lease buyout or income received for a period other than the year in question should be adjusted. If past due rent for a prior year was paid and recorded in the current year, GMACCM would back it out and footnote it accordingly. Care will be used when reflecting percentage/overage rents to ensure that it relates to the appropriate period and that the numbers are supported by tenant sales information.

o GMACCM will remove any items not pertaining to the operation of the property such as, fees for closing the loan restructure, a distribution to owners or a charitable contribution.

o When necessary, income and expenses will be analyzed by looking at variances by category. Unusual income and expense items will be researched. If there are significant variances, inquiries to the borrower will be made. Appropriate adjustments will be made and footnotes provided to clearly explain the situation.

o The debt service should be an actual amount the borrower paid per the servicing records for the period associated with the operating statement. If GMACCM does not have a full year of payments, it will use the principal and interest constant in the case of a fixed rate loan and, in the case of an adjustable rate loan, will estimate a full year amount from the payment history information available.

                                                                       EXHIBIT G

                       FORM OF DISTRIBUTION DATE STATEMENT

                                                                       EXHIBIT H

                         FORM OF MASTER SERVICER REPORT

                                                                       EXHIBIT I

                                 CERTAIN REPORTS

                                                                       EXHIBIT J

                         FORM OF CMSA PERIODIC LOAN FILE

                                                                       EXHIBIT K

                         FORM OF INVESTOR CERTIFICATION

                                     [Date]



Wells Fargo Bank Minnesota, National Association
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113


Attention: Corporate Trust Services (CMBS),
           GMAC Mortgage Pass-Through Certificates Series 2002-C1

         In accordance with Section 4.02 of the Pooling and Servicing Agreement, dated as of February 1, 2002 (the "Agreement"), by and among GMAC Commercial Mortgage Securities, Inc. as Depositor, GMAC Commercial Mortgage Corporation as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"), with respect to the GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

         [The undersigned is a beneficial owner or prospective purchaser of the Class ___ Certificates / The undersigned is the Co-Lender].

         The undersigned is requesting a password pursuant to Section 4.02 of the Agreement for access to certain information (the "Information") on the Trustee's website and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to Section 4.02 of the Agreement.

         In consideration of the Trustee's disclosure to the undersigned of the Information, or the password in connection therewith, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with [purchasing the related Certificates/acting as Co-Lender], from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

         The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

         The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

         Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly Authorized Signatory, as of the day and year written above.



                               -------------------------------------------------
                               Beneficial Owner or Prospective Purchaser [or Co-Lender]



                               By:______________________________________________
                               Title:___________________________________________

                                                                       EXHIBIT L

                        ADDITIONAL SERVICING FEE SCHEDULE

LOAN NUMBER                 PROPERTY NAME                 CUT-OFF DATE BALANCE      SUB-SERVICING FEE

 09-0001486       Pondfield Apartments                         1,544,169                 0.08%
 09-0001512       Oviedo Crossroads Shopping Center            3,487,853                 0.08%
 09-0001517       Burbank Village Apartments                   2,492,441                 0.08%
 09-0001521       Franklin Centre                              5,800,000                 0.06%
 09-0001522       Spring Valley Mobile Home Park               2,928,636                 0.06%
 09-0001525       Deer Valley Plaza                            7,480,492                 0.06%
 09-0001529       Wrights Crossing Business Park               2,994,201                 0.08%
 09-0001531       King James Park II                           3,991,990                 0.08%
 09-0001547       Gallery Place Apartments - Phase I           3,892,283                 0.07%

                                                                       EXHIBIT M

                               CMSA FINANCIAL FILE

                                                                       EXHIBIT N

                               CMSA PROPERTY FILE

                                                                       EXHIBIT O

            FORM OF NOTICE AND CERTIFICATION REGARDING DEFEASANCE OF
                                 MORTGAGE LOAN

To:      Standard & Poor's Ratings Services
         55 Water Street
         New York, New York 10041
         Attn:  Commercial Mortgage Surveillance

From: GMAC Commercial Mortgage Corporation, in its capacity as Master Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of February 1, 2002 (the "Pooling and Servicing Agreement"), among the Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee.

Date:    _____________________, 20__.

Re:      GMAC Commercial Mortgage Securities, Inc.,
         Mortgage Pass-Through Certificates Series 2002-C1

         Mortgage Loan (the "Mortgage Loan") identified by loan number ________ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:

         ---------------------

         ---------------------

         Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

         As Servicer under the Pooling and Servicing Agreement, we hereby:

           (1) Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

           _____ a full defeasance of the payments scheduled to be due in respect of the entire principal balance of the Mortgage Loan; or

           _____ a partial defeasance of the payments scheduled to be due in respect of a portion of the principal balance of the Mortgage Loan that represents ____% of the entire principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $__________ or ____% of the entire principal balance.

          (2) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

               a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

               b. The defeasance was consummated on ____________, 20__.

               c. The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated "AAA" by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below.

        CUSIP     RATE       MAT      PAY DATES      ISSUED
        -----     ----       ---      ---------      ------







               d. The Servicer received an opinion of counsel (from counsel approved by Servicer in accordance with the Servicing Standard) that the defeasance will not result in an adverse REMIC Event.

               e. The Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                    _____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool;

                    _____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                    _____ the Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                   f. The Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                   g. As securities intermediary, Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments").

                   h. The Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                   i. The Servicer received opinions from counsel, who were approved by Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                   j. The agreements executed in connection with the defeasance
(i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                   k. The entire principal balance of the Mortgage Loan as of the date of defeasance was $________ [$5,000,000 or less or less than one percent of pool balance, whichever is less] which is less than 1% of the aggregate Certificate Principal Balance of the Certificates as of the date of the most recent Distribution Date Statement received by us (the "Current Report").

                   l. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $___________, which is ____% of the aggregate Certificate Principal Balance of the Certificates as of the date of the Current Report.

          (3) Certify that, in addition to the foregoing, Servicer has imposed such additional conditions to the defeasance, subject to the limitations imposed by the Mortgage Loan documents, as are consistent with the Servicing Standard.

          (4) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Servicer as part of the Servicer's Mortgage File.

          (5) Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement.

          (6) Certify that the individual under whose hand the Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

          (7) Agree to provide copies of all items listed in Exhibit B to you upon request.

         IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                               GMAC COMMERCIAL MORTGAGE
                                               CORPORATION


                                               By:_____________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT P

SERVICER WATCH LIST

---------------------------------------------------------------------------- ------- -----------------------------------------
                     Category                                                 Code         Removal from the Watch List
---------------------------------------------------------------------------- ------- -----------------------------------------
DSCR/NOI                                                                       2
--------
---------------------------------------------------------------------------- ------- -----------------------------------------
A mortgage loan that has a then current debt service coverage ratio that is    2A     Debt service coverage ratio is greater
less than 1.10x, other than a CTL loan.                                               than 1.10x for two consecutive calendar
                                                                                      quarters.
---------------------------------------------------------------------------- ------- -----------------------------------------
Mortgage loan for which NOI for the most recent 12 months period has fallen    2B     NOI greater than underwritten NOI.
25% or more below underwritten NOI.
---------------------------------------------------------------------------- ------- -----------------------------------------
OCCUPANCY                                                                      4
---------
---------------------------------------------------------------------------- ------- -----------------------------------------
Except for hotel properties, the occupancy rate or the effective gross         4A     Occupancy, EGI or Rev Par, as applicable,
income ("EGI") of the related mortgaged property over a trailing                      over a 12-month period are greater than
12-month period (or trailing two calendar quarter during the first                    85% of the underwritten occupancy, EGI
year after origination) is 15% less than underwritten EGI or occupancy                or Rev Par.
(multiplicative basis). In the case of a hotel property, the average daily occupancy rate or the Rev Par over a trailing 12-month period is
15% less than underwritten occupancy.
---------------------------------------------------------------------------- ------- -----------------------------------------
Any of the three largest tenants leases, representing 25% or more of           4B     The tenant space(s) represented by the
the aggregate net rentable area ("NRA") or leases representing 20% or                 three largest tenants, representing 25%
more of the total revenue from the related property in the current                    or more of the NRA or leases representing
year have expired, been terminated, are in default, are dark, will                    20% or more of the total revenue from the
expire in the next three months (without being replaced by one or more                related property have been renewed and
comparable tenants and leases), are the subject of bankruptcy or                      the tenant(s) are in place, open for
similar proceedings or the servicer has received written notice of the                business and paying rent.
tenant's intent to vacate the mortgaged property.
---------------------------------------------------------------------------- ------- -----------------------------------------
DELINQUENCY/DEFAULT                                                            1
-------------------
---------------------------------------------------------------------------- ------- -----------------------------------------
Mortgage loan is 30 days or more delinquent.                                   1A     Mortgage loan is no longer delinquent.
---------------------------------------------------------------------------- ------- -----------------------------------------
Mortgage loan is late (30 days of more) in making its scheduled monthly        1B     Mortgagor has made three consecutive
payment three or more times in the preceding twelve months.                           payments.
---------------------------------------------------------------------------- ------- -----------------------------------------
Borrower is delinquent in the payment of taxes, and servicer has made an       1D     Taxes are paid in full.
advance of such amounts pursuant to the pooling agreement.
---------------------------------------------------------------------------- ------- -----------------------------------------
PROPERTY                                                                       5
--------
---------------------------------------------------------------------------- ------- -----------------------------------------
Servicer has knowledge of material deferred maintenance, material damage or    5A     Cure deferred maintenance, damage or
waste at the related mortgaged property (other than as have been escrowed at          waste.
closing)
---------------------------------------------------------------------------- ------- -----------------------------------------
Mortgage loan as to which any required inspection of the related               5B     Cure problem indicated by the servicer.
mortgaged property conducted by or on behalf of the servicer indicates a problem that the servicer determines can reasonably be expected to materially and adversely affect the cash flow generated by such mortgaged property.
---------------------------------------------------------------------------- ------- -----------------------------------------
Material non-completion of repairs within specified time frames as             5C     Completion of repair
required at the time of the origination of the mortgage loan for mortgage loans with escrows of at least the lesser of (i) 5% of the loan balance or (ii) $100,000.
---------------------------------------------------------------------------- ------- -----------------------------------------
BORROWER                                                                       6
--------
---------------------------------------------------------------------------- ------- -----------------------------------------
Mortgagor does not allow access to the applicable property for its             6B     Site inspection is completed.
required site inspection.
---------------------------------------------------------------------------- ------- -----------------------------------------
Ground Lease                                                                   3
------------
---------------------------------------------------------------------------- ------- -----------------------------------------
Ground lease default has occurred or ground lease expiration will occur        3A     Cure ground lease default or exercise
within six months to the extent the Master Servicer has knowledge of                  option/sign new ground lease.
any such default or expiration.
---------------------------------------------------------------------------- ------- -----------------------------------------
RESERVES
--------
---------------------------------------------------------------------------- ------- -----------------------------------------
Servicer has made an unplanned draw on any letter of credit securing such      7A      Mortgagor has made three consecutive
mortgage loan to pay debt service on such mortgage loan, unless such loan              payments.
is an Additional Collateral Loan. Watch list explanation will include a brief description of the circumstances that in the servicer's good faith judgement entitled servicer to make such draw.
---------------------------------------------------------------------------- ------- -----------------------------------------
The establishment of a reserve, letter of credit or a lockbox for a            7B      Cure of the event that required action
mortgage loan after the closing date, other than anticipated escrows                   under the mortgage loan documents,
pursuant to the mortgage loan documents.                                               satisfying such mortgage loan
                                                                                       provisions, or after six consecutive
                                                                                       monthly payments
---------------------------------------------------------------------------- ------- -----------------------------------------
The Servicer shall identify which trigger(s) has/have been satisfied and the date the loan was added to the watch list.

A file format will also be provided at a later date for the reporting of watch list items.

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE





















                                  SCHEDULE I-1

                                                                     SCHEDULE II

                   CLOSING MORTGAGE FILE REVIEW CERTIFICATION
















                                  SCHEDULE II-1

                                                                    SCHEDULE III

                 POST-CLOSING MORTGAGE FILE REVIEW CERTIFICATION

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [Date]

GMAC Commercial Mortgage Securities, Inc.   German American Capital Corporation
200 Witmer Road                             31 West 52nd Street
Horsham, Pennsylvania 19044                 New York, New York 10019

[Controlling Class Certificateholders]      Goldman Sachs Mortgage Company
                                            85 Broad Street
                                            New York, New York 10004



          Re: Pooling and Servicing Agreement, dated as of February 1, 2002 ("Pooling and Servicing Agreement") relating to GMAC Commercial Mortgage Securities Inc., Mortgage Pass-Through Certificates, Series 2002-C1

Ladies and Gentlemen:

                  In accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered hereby), that: (i) all documents specified in clauses (1) through (5), (9), (11) and (12) (in the case of clause (11), without regard to whether such UCC financing statements were in the possession of the Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b) and (ii) all such documents have been reviewed by it or by a Custodian on its behalf and (A) appear regular on their face, (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan.

                  The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.

                            [SIGNATURE PAGE FOLLOWS]






                                 SCHEDULE III-1

                                              WELLS FARGO BANK MINNESOTA,
                                              NATIONAL ASSOCIATION
                                              as Trustee



                                              By: _____________________________
                                                  Name:
                                                  Title:























                                 SCHEDULE III-2

                                                                     SCHEDULE IV

                       ENVIRONMENTAL POLICY MORTGAGE LOANS

         LOAN NUMBER                                    NAME
32253                                        3915 E. Broadway
29301                                        Washington Square Shopping Center
25879                                        Barton Press
31712                                        Gibson Industrial Properties
31433                                        Sherwood Gardens Shopping Center
32073                                        3301 South Norfolk Street
32302                                        Lakewood Shopping Plaza
DBM15325                                     68th Street Square
09-0001515                                   Orangethorpe Plaza














                                  SCHEDULE IV-1

                                                                      SCHEDULE V

                      SPECIFIED DEBT SERVICE RESERVE LOANS

LOAN NUMBER                  NAME

DBM16147                     Kapolei Medical Park
DBM15452                     2551 Broadway
DBM15975                     G&L Realty Portfolio
DBM16055                     Parkaire Landing Shopping Center
DBM16390                     Piper's Creek Villas Apartments



                                  SCHEDULE V-1

                                                                     Schedule VI

                        SPECIFIED LETTER OF CREDIT LOANS

LOAN NUMBER                             NAME
09-0001524                              Kearney Plaza Apartments
09-0001520                              Park at Clearwater Apartments - Phase I
09-0001542                              Highland Towers Apartments
09-0001529                              Wrights Crossing Business Park
09-0001515                              Orangethorpe Plaza
DBM15831                                Boca Industrial Park
32073                                   3301 South Norfolk Street
27320                                   Fox Office Building
31688                                   Crossroads at Middlebury
30742                                   Petsmart-Gwinnett City
















                                  SCHEDULE VI-1

                                                                    Schedule VII

                         SPECIFIED EARNOUT RESERVE LOANS

LOAN NUMBER                            NAME
09-0001524                             Kearney Plaza Apartments
31712                                  Gisbon Industrial Properties
33326                                  Skillman Commons
DBM15831                               Boca Industrial Park
DBM16147                               Kapolei Medical Park
DBM15975                               G&L Realty Portfolio














                                 SCHEDULE VII-1

                                                                   SCHEDULE VIII

                           STRIP CALCULATION SCHEDULE

DISTRIBUTION DATE
-----------------
March 2002...........................................................     7.2512
April 2002...........................................................     7.4929
May 2002.............................................................     7.2512
June 2002............................................................     7.4929
July 2002............................................................     7.2511
August 2002..........................................................     7.4929
September 2002.......................................................     7.4928
October 2002.........................................................     7.2511
November 2002........................................................     7.4928
December 2002........................................................     7.2510
January 2003.........................................................     7.2510
February 2003........................................................     7.2510
March 2003...........................................................     7.2515
April 2003...........................................................     7.4927
May 2003.............................................................     7.2509
June 2003............................................................     7.4926
July 2003............................................................     7.2509
August 2003..........................................................     7.4926
September 2003.......................................................     7.4926
October 2003.........................................................     7.2508
November 2003........................................................     7.4926
December 2003........................................................     7.2508
January 2004.........................................................     7.4926
February 2004........................................................     7.2508
March 2004...........................................................     7.2510
April 2004...........................................................     7.4926
May 2004.............................................................     7.2509
June 2004............................................................     7.4927
July 2004............................................................     7.2509
August 2004..........................................................     7.4927
September 2004.......................................................     7.4927
October 2004.........................................................     7.2509
November 2004........................................................     7.4927
December 2004........................................................     7.2509
January 2005.........................................................     7.2509
February 2005........................................................     7.2510
March 2005...........................................................     7.2516
April 2005...........................................................     7.4928
May 2005.............................................................     7.2510
June 2005............................................................     7.4928
July 2005............................................................     7.2510
August 2005..........................................................     7.4928
September 2005.......................................................     7.4928
October 2005.........................................................     7.2510
November 2005........................................................     7.4928
December 2005........................................................     7.2511
January 2006.........................................................     7.2511
February 2006........................................................     7.2511
March 2006...........................................................     7.2518
April 2006...........................................................     7.4914

                                 SCHEDULE VIII-1

DISTRIBUTION DATE
-----------------
May 2006.............................................................     7.2488
June 2006............................................................     7.4905
July 2006............................................................     7.2460
August 2006..........................................................     7.4868
September 2006.......................................................     7.4905
October 2006.........................................................     7.2488
November 2006........................................................     7.4905
December 2006........................................................     7.2488
January 2007.........................................................     7.2488
February 2007........................................................     7.2488
March 2007...........................................................     7.2507
April 2007...........................................................     7.4906
May 2007.............................................................     7.2489
June 2007............................................................     7.4906
July 2007............................................................     7.2489
August 2007..........................................................     7.4906
September 2007.......................................................     7.4906
October 2007.........................................................     7.2489
November 2007........................................................     7.4907
December 2007........................................................     7.2489
January 2008.........................................................     7.4907
February 2008........................................................     7.2489
March 2008...........................................................     7.2503
April 2008...........................................................     7.4919
May 2008.............................................................     7.2501
June 2008............................................................     7.4886
July 2008............................................................     7.2458
August 2008..........................................................     7.4875
September 2008.......................................................     7.4898
October 2008.........................................................     7.2470
November 2008........................................................     7.4887
December 2008........................................................     7.2510
January 2009.........................................................     7.2510
February 2009 and Thereafter.........................................     7.2510
















                                 SCHEDULE VIII-2

                                                                     SCHEDULE IX

                              BROKER STRIP SCHEDULE

 LOAN NUMBER                    PROPERTY NAME              CUT-OFF DATE BALANCE   SUB-SERVICING FEE

 09-0001498       Heatherwood and Kensington Apartments            4,678,620               0.05%
 09-0001511       Oakcrest Estates Mobile Home Park                6,253,621               0.02%
 09-0001514       Sterling Business Park                           4,482,766               0.08%
 09-0001515       Orangethorpe Plaza                               6,078,996               0.07%
 09-0001526       Falls of West Oaks Apartments                    6,127,571               0.07%
 09-0001535       Southlake Town Square I                          22,712,357              0.07%
 09-0001540       Pepper Pike Place                                6,494,776               0.05%
 09-0001542       Highland Towers Apartments                       3,192,776               0.05%




                                  SCHEDULE IX-1

                                                                      SCHEDULE X

                          SPECIFIED TRIGGER EVENT LOANS

LOAN NUMBER                                  NAME
09-0001515                                   Orangethorpe Plaza
09-0001508                                   Lamar Life Building
09-0001531                                   King James Park II
09-0001535                                   Southlake Town Square
09-0001529                                   Wrights Crossing Business Park
DBM 16147                                    Kapolei Medical Park
DBM 15452                                    2551 Broadway
DBM 15975                                    G&L Realty Portfolio
DBM 16055                                    Parkaire Landing Shopping Center
DBM 16390                                    Piper's Creek Villas Apartments